SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Wells Fargo & Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 18, 2003

Dear Stockholder:

The annual meeting of stockholders will be held on Tuesday, April 22, 2003 at 1:00 p.m., Pacific daylight time, in the Penthouse Boardroom, 420 Montgomery Street, San Francisco, California.

At the annual meeting you will be asked to elect directors, to approve the Performance-Based Compensation Policy and the Directors Stock Compensation and Deferral Plan, to ratify the appointment of independent auditors for the year 2003, and to vote on two stockholder proposals relating to stock options.

For reasons explained in the accompanying proxy statement, the Board of Directors recommends that you vote FOR the director nominees, FOR the proposals in Items 2, 3, and 4, and AGAINST the stockholder proposals in Items 5 and 6.

We hope that you will be able to attend the meeting. If you have a disability and need an accommodation in order to attend the meeting, please contact the Corporate Secretary, at least one week in advance of the meeting, at Wells Fargo Center, MAC #N9305-173, Sixth and Marquette, Minneapolis, Minnesota 55479, telephone 612-667-8655. Whether or not you expect to attend, to make sure that your vote is received, please vote promptly by mail, telephone, or internet as instructed on your proxy card or voting instruction card. Thank you for your interest in the Company.

Sincerely,

Richard M. Kovacevich Chairman, President and Chief Executive Officer

Please vote promptly by mail, telephone, or internet regardless of whether you plan to attend the meeting. You may later decide to vote in person at the meeting if you are a stockholder of record, or you may revoke your proxy or voting instructions for any other reason at any time before your shares are voted.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

APRIL 22, 2003

To the Holders of

Common Stock of Wells Fargo & Company:

The annual meeting of stockholders of Wells Fargo & Company (the “Company”) will be held in the Penthouse Boardroom, 420 Montgomery Street, San Francisco, California, on Tuesday, April 22, 2003, at 1:00 p.m., Pacific daylight time. The purpose of the meeting is to:

1.	Elect directors.

2.	Vote on a proposal to approve the Performance-Based Compensation Policy.

3.	Vote on a proposal to approve the Directors Stock Compensation and Deferral Plan.

4.	Vote on a proposal to ratify the appointment by the Board of Directors of KPMG LLP to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 2003.

5.	Vote on a stockholder proposal relating to stock option compensation for senior executives.

6.	Vote on a stockholder proposal relating to expensing stock options.

7.	Act on any other matters that may properly come before the meeting.

The Board recommends that stockholders vote FOR the director nominees named in the accompanying proxy statement, FOR Items 2, 3, and 4, and AGAINST Items 5 and 6.

Only holders of common stock at the close of business on March 4, 2003 may vote at the annual meeting or at any adjournment thereof. A list of stockholders of record who may vote at the meeting will be available during business hours for any stockholder of the Company to examine for any purpose relevant to the meeting. The list will be available for at least ten days before the meeting at the office of the General Counsel of the Company, 633 Folsom Street, San Francisco, California.

By Order of the Board of Directors,

LaurelA. Holschuh Secretary

March 18, 2003

i

420 Montgomery Street

San Francisco, California 94104

PROXY STATEMENT

The Board of Directors of Wells Fargo & Company is soliciting proxies from its stockholders to be used at the annual meeting on Tuesday, April 22, 2003. This proxy statement contains information related to the annual meeting. This proxy statement and the proxy card or a voting instruction card were mailed to stockholders of the Company beginning on or about March 18, 2003. Certain information appearing in this proxy statement reflects that in November 1998, Norwest Corporation changed its name to “Wells Fargo & Company” upon the merger (the “Merger”) of the former Wells Fargo & Company (the “former Wells Fargo”) into a wholly-owned subsidiary of Norwest Corporation. Norwest Corporation as it existed before the Merger is referred to as the “former Norwest.” As used in this proxy statement, the “Company” refers to the corporation named Norwest Corporation before the Merger and now named Wells Fargo & Company.

ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, stockholders will be asked to elect directors, to approve the Company’s Performance-Based Compensation Policy and the Directors Stock Compensation and Deferral Plan, to ratify the appointment of independent auditors for the year 2003, and to vote on two stockholder proposals relating to stock options

Will stockholders be asked to vote on any other matters?

As far as the Company’s Board of Directors and management know, stockholders at the meeting will vote only on the matters described in this proxy statement. However, if any other matters properly come before the meeting, the persons named as proxies for stockholders will vote on those matters in the manner they consider appropriate.

Who is entitled to vote at the annual meeting?

Only stockholders of record at the close of business on March 4, 2003 may vote at the meeting. On March 4, 2003, the record date for the meeting, there were 1,678,983,829 shares of common stock outstanding. Each outstanding share is entitled to one vote.

If your shares are registered in your name on the Company’s stock records, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to vote your shares in person or by proxy at the annual meeting. The Company has sent its proxy materials directly to you, including a proxy card for you to use.

If you hold shares of common stock through an account with a broker, bank, or other nominee rather than directly in your own name, then your broker, bank, or other nominee is considered the stockholder of record, and you are considered the beneficial owner of these shares. The Company has supplied copies of its proxy materials for its 2003 annual meeting to the broker, bank, or other nominee holding your shares of record, and they have the responsibility to send these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your shares at the annual meeting. The broker, bank, or other nominee that is the stockholder of record for your shares is obligated to provide you with a voting instruction card for you to use for this purpose. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting, although you may attend the annual meeting. If you hold your shares in a brokerage account but you fail to return your voting instruction card to your broker, stock exchange rules will determine whether your broker may vote your shares without first receiving instructions from you on the items being presented to stockholders for approval at the annual meeting.

For additional information on how to vote your shares, including shares you beneficially own, and how that vote is counted, see the information below under the questions How do I vote?, Can I change my vote?, and How is the vote counted? Information on how to vote can also be found on your proxy card if you are a stockholder of record, or the instruction card you received from your broker or bank if you are a beneficial owner.

What are the Board’s recommendations on how to vote my shares?

The Board recommends that stockholders vote:

•	FOR the election of directors named in this proxy statement (Item 1).

•	FOR the approval of the Performance-Based Compensation Policy (Item 2).

•	FOR the approval of the Directors Stock Compensation and Deferral Plan (Item 3).

•	FOR the ratification of the appointment of KPMG LLP as independent auditors for the year 2003 (Item 4).

•	AGAINST the stockholder proposal relating to stock option compensation for senior executives (Item 5).

•	AGAINST the stockholder proposal relating to expensing stock options (Item 6).

How do I vote? Can I vote by telephone or internet?

If you are a stockholder of record, you can vote your shares of common stock in person at the annual meeting or by proxy by returning your signed proxy card, by telephone or on the internet. The deadline for voting by telephone or internet is 12 noon, Central daylight time, on April 21, 2003.

If your shares of common stock are voted by proxy, the shares will be voted as you instruct. If you vote by returning your signed proxy card, but you do not give any voting instructions on your proxy card, your shares will be voted by the persons named in the proxy card by following the Board’s recommendations given above.

If you hold your shares through a bank, broker, or other nominee, you should follow the directions on the voting instruction card supplied to you for voting your shares.

Can I change my vote?

Yes. If you are a stockholder of record, you can revoke your signed proxy card at any time before it is voted—either by signing and returning a proxy card with a later date or by attending the annual meeting in person and voting your shares by ballot at the meeting. If you have voted your shares by telephone or internet, you can revoke your prior telephone or internet vote by recording a different vote, or by signing and returning a proxy card dated as of a date that is later than your last telephone or internet vote.

If you are the beneficial owner of your shares, you may submit new instructions to your broker, bank, or other nominee.

How do I vote my shares held in the Company’s 401(k) Plan or Stock Purchase Plan or in the Wells Fargo Financial Thrift and Profit Sharing Plan?

If you participate in the Company’s 401(k) Plan or its Stock Purchase Plan, or both plans, you will receive a single instruction and proxy card that reflects all shares you may vote under each of these plans, either with a copy of this proxy statement or, if you are a participant in one of these plans who also has a Company e-mail address, after you were notified by e-mail that you can review a copy of this proxy statement on the internet. If you are an employee of a Wells Fargo Financial subsidiary of the Company who participates in the Thrift and Profit Sharing Plan (the “TAPS Plan”) and have elected to invest any portion of your TAPS Plan account in the Company’s common stock, you will receive with a copy of this proxy statement an instruction card that reflects all shares you may vote under that plan. Under the terms of the Company’s 401(k) Plan and the TAPS Plan, all shares held by each of the 401(k) Plan and TAPS Plan are voted by Wells Fargo Bank Minnesota, National Association as trustee (the “Trustee”) of each plan, but you have the right to instruct the Trustee to vote the shares of the Company’s common stock allocable to your 401(k) Plan or your TAPS Plan account as of March 4, 2003, the record date for the annual meeting. Under the Stock Purchase Plan, you can vote all your Stock Purchase Plan shares directly. You can instruct the Trustee how to vote your 401(k) Plan shares and/or vote your Stock Purchase Plan shares or your TAPS Plan shares by marking and returning the 401(k) Plan and Stock Purchase Plan instruction and proxy card or the TAPS Plan instruction card. In the case of the Company’s 401(k) Plan and the Stock Purchase Plan only, you can also give your voting instructions by telephone or by using the internet following the instructions on the card. The deadline for giving your voting instructions to the Trustee and for voting your Stock Purchase Plan shares, whether by mail, telephone, or internet, is April 18, 2003. With respect to your 401(k) Plan or TAPS Plan shares only, the Trustee will have the votes from all participants received by the deadline tabulated and will determine the ratio of votes for and against each item. The Trustee will then vote all shares held in the 401(k) Plan or the TAPS Plan according to these ratios.

Who pays the cost for soliciting proxies?

The cost of soliciting proxies will be paid by the Company. The Company has retained Georgeson Shareholder Communications Inc. to aid in the solicitation for a fee of $15,000 plus out-of-pocket expenses. Proxies may also be solicited by employees and directors of the Company by mail, telephone, fax, e-mail, or in person.

What vote is required to approve each item?

• To Elect Directors:	Under Delaware law, directors are elected by a plurality of the shares voted, so the 14 nominees receiving the greatest number of votes will be elected.

• To Approve Other Matters:

Delaware law requires the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the item to approve each of the Performance-Based Compensation Policy (Item 2) and the Directors Stock Compensation and Deferral Plan (Item 3), to ratify the appointment of independent auditors (Item 4), and to approve the stockholder proposal relating to stock option compensation for senior executives (Item 5) and the stockholder proposal relating to expensing stock options (Item 6).

How is the vote counted?

A quorum consisting of the holders of a majority of the outstanding shares of common stock on the record date must be present in person or represented by proxy for the transaction of business at the annual meeting. Shares present in person at the meeting that are not voted for a director nominee or shares present by proxy where the stockholder has withheld authority to vote for a nominee will be counted in determining whether a quorum is present, but will not count toward a nominee’s plurality. Shares properly voted as “ABSTAIN” on a particular matter are considered as shares present at the meeting for quorum purposes but are treated as having voted against the matter.

If a stockholder holds shares through a broker, stock exchange rules prohibit a broker from voting shares held in a brokerage account on some proposals (a “broker non-vote”) unless the beneficial owner has given voting instructions to the broker. Shares that are subject to a broker non-vote are counted for determining the quorum but not as having voted on the proposal. Under New York Stock Exchange (“NYSE”) rules in effect on the date of this proxy statement, a member broker may not vote in its discretion on Items 5 and 6, the stockholder proposals being presented at the annual meeting. If new proposed NYSE rules relating to broker voting by proxy on equity compensation plans go into effect before the vote is counted at the 2003 annual meeting, then a member broker also may not vote in its discretion on Item 3, the Directors Stock Compensation and Deferral Plan.

Is my vote confidential?

Yes. It is the Company’s policy that all stockholder meeting proxies, ballots, and voting records that identify the vote of a particular stockholder are confidential. The vote of any stockholder will not be disclosed to any third party before the final vote count at the annual stockholders’ meeting, except (i) to meet legal requirements; (ii) to assert claims for or defend claims against the Company; (iii) to allow the inspectors of election to certify the results of the stockholder vote; (iv) if a proxy solicitation in opposition to the Board of Directors takes place; or (v) to respond to stockholders who have written comments on proxy cards or who have requested disclosure. Inspectors of election and those who count stockholder votes may not be employees of the Company but may be employees of an affiliated bank who have been instructed to comply with this policy.

STOCK OWNERSHIP

Does any stockholder own more than 5% of the Company’s common stock?

The Company does not know of any person or group that beneficially owned more than 5% of its common stock on December 31, 2002. A person is the beneficial owner of securities, as defined by the Securities and Exchange Commission, if he or she has or shares voting or investment power for such securities or has the right to obtain beneficial ownership within 60 days after such date.

How much stock do the Company’s directors and executive officers own?

The table below shows for current directors, executive officers (including a former executive officer) named in the Summary Compensation Table on page 23 of this proxy statement, and all directors and executive officers as a group, the shares of common stock beneficially owned as of February 28, 2003 unless otherwise indicated and phantom common shares credited to plan accounts as of January 1, 2003.

	Amount and Nature of Ownership(1)
	(a)	(b)	(c)	(d)

Name	Shares of Common Stock(2)(3)(4)	Options Exercisable within 60 Days of 2/28/03	Phantom Shares(5)(6)	Total
Howard I. Atkins	21,189	84,367	1,363	106,919
Les Biller*	500,070	2,000,522	155,686	2,656,278
J.A. Blanchard III	1,029	10,121	15,867	27,017
Michael R. Bowlin	1,067	29,281	4,242	34,590
David A. Christensen	21,164	10,121	78,770	110,055
Spencer F. Eccles	3,383,415	533,400	—	3,916,815
C. Webb Edwards	52,645	704,227	22,244	779,116
Susan E. Engel	1,000	10,121	10,004	21,125
Enrique Hernandez, Jr.	1,275	—	—	1,275
David A. Hoyt	48,705	827,034	17,704	893,443
Robert L. Joss	216,877	9,356	—	226,233
Reatha Clark King	18,395	10,121	13,189	41,705
Richard M. Kovacevich	1,370,796	3,793,490	128,928	5,293,214
Richard D. McCormick	23,567	10,121	32,140	65,828
Cynthia H. Milligan	8,333	10,121	8,564	27,018
Benjamin F. Montoya	530	10,121	10,850	21,501
Mark C. Oman	205,564	838,156	37,576	1,081,296
Philip J. Quigley	17,487	44,461	17,648	79,596
Donald B. Rice	73,357	25,121	11,148	109,626
Judith M. Runstad	4,120	14,741	—	18,861
Susan G. Swenson	2,157	31,801	11,579	45,537
John G. Stumpf	42,776	405,817	8,335	456,928
Michael W. Wright	9,771	10,121	36,308	56,200
All directors and executive officers as a group (31 individuals)	6,544,494	11,922,367	679,477	19,146,338

*	Les Biller resigned as an executive officer of the Company in September 2002. Information about his stock ownership has been included in the above table because he is named in the Summary Compensation Table.

(1)	Each individual and all directors and executive officers as a group own less than 1% of the Company’s outstanding shares of common stock. Except as may otherwise be stated in the footnotes below, each director and executive officer has sole voting and investment power for all shares of common stock shown opposite his or her name.

(2)	Includes 15,974 shares of restricted stock held by Richard M. Kovacevich and 8,080 shares of restricted stock beneficially owned by an executive officer.

(3)	Amounts include shares of common stock allocated to the accounts of executive officers and two directors under the Wells Fargo & Company 401(k) Plan as of February 1, 2003.

(4)	For the following directors and executive officers and for all directors and executive officers as a group (including Mr. Biller), the share amounts shown in column (a) of the table include certain shares over which they may have shared voting and investment power: Les Biller, 309,323 shares held in a trust of which he is a co-trustee, 147,742 shares held by his spouse directly or as trustee, 99,442 shares held in a foundation of which he is a co-trustee and 50,000 shares held in a family partnership; Michael R. Bowlin, 1,067 shares held in a trust of which he is a co-trustee; David A. Christensen, 21,164 shares held in a trust of which he is a co-trustee; Spencer F. Eccles, a total of 2,443,437 shares held in a foundation of which he is a director, in trusts of which he is a trustee, under powers of attorney granted to him or as to which he otherwise has or shares voting or investment power; Reatha Clark King, 2,180 shares held in a Keogh plan and 1,370 shares held jointly with her spouse; Richard M. Kovacevich, 1,880 shares held by his spouse and 1,304,516 shares held in trusts of which he is a co-trustee; Benjamin F. Montoya, 300 shares held as attorney-in-fact for his mother; Mark C. Oman, 164,232 shares held jointly with his spouse, 4,160 shares held as custodian for his children, and 30,000 shares held in a family limited liability company; Philip J. Quigley, 17,487 shares held in a trust of which he is a co-trustee; Donald B. Rice, 39,000 shares held in a Keogh plan and 1,520 shares held by his spouse; Judith M. Runstad, 1,000 shares held by her spouse; for all directors and executive officers as a group, 3,018,259 shares held by, for, or with members of their immediate families, 19,469 shares held in trusts of which they are beneficiaries, and 1,621,703 shares held in foundations of which they are directors or trustees.

(5)	Amounts include phantom shares credited to the accounts of executive officers as of January 1, 2003, pursuant to deferrals made under the terms of various compensation and deferral plans maintained by the Company.

(6)	Amounts include phantom shares credited to the accounts of directors as of January 1, 2003, pursuant to deferrals made under the terms of various compensation and deferral plans for the directors described on page 14 of this proxy statement under the heading “Director Compensation.”

ITEM 1—ELECTION OF DIRECTORS

Directors Standing for Election

The Board has set 14 directors as the number to be elected at the annual meeting and has nominated the individuals named below. All nominees are currently directors of the Company.

Directors are elected to hold office until the next annual meeting and until their successors are elected and qualified. All nominees have informed the Company that they are willing to serve as directors. If any nominee is no longer a candidate for director at the annual meeting, the proxyholders will vote for the rest of the nominees and may vote for a substitute nominee in their discretion.

Biographical information about each director nominee appears below.

J. A. BLANCHARD III    Mr. Blanchard, 60, served as chairman and chief executive officer of eFunds Corporation in Scottsdale, Arizona, from June 2000 through September 2002 and retired as of December 31, 2002. He also served as chairman, president, and chief executive officer of Deluxe Corporation from May 1995 until December 2000. eFunds Corporation, a spin-off corporation of Deluxe Corporation, offers electronic payment, payment protection, and related professional services to the financial and retail industries. Mr. Blanchard is also a director of ADC Telecommunications Inc. He became a director of the former Norwest in 1996.

SUSAN E. ENGEL    Ms. Engel, 56, has been chairwoman, chief executive officer, and a director of Department 56, Inc., a designer and marketer of collectibles and specialty giftware in Eden Prairie, Minnesota, since November 1996. Ms. Engel also serves as a director of SUPERVALU INC. She became a director of the former Norwest in 1998.

ENRIQUE HERNANDEZ, JR.    Mr. Hernandez, 47, has been chairman, president, chief executive officer, and a director of Inter-Con Security Systems, Inc., a provider of high-level security services and systems to government, utilities and industrial customers in Pasadena, California, since 1984. Mr. Hernandez is also a director of McDonald’s Corporation and Tribune Company and the Presiding Director of Nordstrom, Inc. He became a director of the Company in January 2003.

ROBERT L. JOSS    Mr. Joss, 61, became Philip H. Knight professor and dean of the Graduate School of Business at Stanford University, Palo Alto, California, in September 1999. From 1993 to 1999, he served as chief executive officer and managing director of Westpac Banking Corporation, Australia’s second largest banking organization. Prior to joining Westpac, Mr. Joss held a variety of positions at Wells Fargo Bank, N.A., including vice chairman from 1986 to 1993. He is also a director of BEA Systems, Inc. and E.piphany, Inc. Mr. Joss became a director of the Company in 1999.

REATHA CLARK KING    Dr. King, 64, became chairwoman of the Board of Trustees of the General Mills Foundation, a corporate foundation in Minneapolis, Minnesota, in June 2002. Prior to that date, she served as president and executive director of the General Mills Foundation from November 1988 to May 2002. She also served as vice president of General Mills, Inc., with responsibility for its citizenship programs. She is a director of Department 56, Inc., Exxon Mobil Corporation, H.B. Fuller Company, and Minnesota Mutual Companies, Inc. Dr. King became a director of the former Norwest in 1986.

RICHARD M. KOVACEVICH    Mr. Kovacevich, 59, has served as president and chief executive officer of the Company since November 1998, and also became chairman in April 2001. From January 1993 to November 1998, he served as chief executive officer of the former Norwest. During that time he also served as president through January 1997 and as chairman from May 1995 to November 1998. Mr. Kovacevich also serves as a director of Cargill, Incorporated and Target Corporation. Mr. Kovacevich became a director of the former Norwest in 1986.

RICHARD D. MCCORMICK    Mr. McCormick, 62, served as chairman of the board of U S WEST, Inc., a telecommunications and data networking company in Denver, Colorado, from June 1998 until his retirement in 1999. From May 1992 to June 1998, he had been chairman, president, and chief executive officer of U S WEST, Inc. Mr. McCormick also serves as a director of Health Trio, Inc., United Airlines Corporation, and United Technologies Corporation. He became a director of the former Norwest in 1983.

CYNTHIA H. MILLIGAN    Ms. Milligan, 56, has served as dean of the College of Business Administration at the University of Nebraska-Lincoln since June 1998. From March 1991 to May 1998, she was president and chief executive officer of Cynthia Milligan & Associates in Lincoln, Nebraska, a consulting firm to financial institutions. Ms. Milligan also serves as a director of Calvert Funds and Raven Industries, Inc. She became a director of the former Norwest in 1992.

BENJAMIN F. MONTOYA    Mr. Montoya, 67, became chief executive officer and a director of Smart Systems Technologies, Inc., a home automation and energy management systems company, in Albuquerque, New Mexico, in June 2001. He served as chairman and chief executive officer of Public Service Company of New Mexico from June 2000 until his retirement in October 2000. From 1993 until June 2000, he had been president and chief executive officer of Public Service Company of New Mexico, and beginning in June 1999, also served as chairman of the board. He is also a director of Brown and Caldwell, The Environmental Company, and Jacobs Engineering Group, Inc. Mr. Montoya became a director of the former Norwest in 1996.

PHILIP J. QUIGLEY    Mr. Quigley, 60, served as chairman, president, and chief executive officer of Pacific Telesis Group, a telecommunications holding company in San Francisco, California, from April 1994 until his retirement in December 1997. He also serves as a director of SRI International, Nuance Communications, Inc., and Vina Technologies, Inc. and as an advisory director of Thomas Weisel Partners LLC. Mr. Quigley became a director of the former Wells Fargo in 1994.

DONALD B. RICE    Mr. Rice, 63, has been president, chief executive officer, and a director of Agensys, Inc. (formerly UroGenesys, Inc.), a biotechnology research and development company in Santa Monica, California, since December 1996, and chairman of the board since February 2002. He is also a director and serves as chairman of the board of Scios, Inc., and as a director of Amgen Inc., Vulcan Materials Company, and Unocal Corporation. Mr. Rice served as a director of the former Wells Fargo from 1980 to 1989, and rejoined the board of the former Wells Fargo in 1993.

JUDITH M. RUNSTAD Ms. Runstad, 58, is of counsel to Foster Pepper & Shefelman PLLC, a law firm in Seattle, Washington, and was a partner of the firm from April 1979 to January 1997. She specializes in real estate development, land use, and environmental law. She is also a director of SAFECO Corporation and Potlatch Corporation. Ms. Runstad became a director of the former Wells Fargo in 1998.

SUSAN G. SWENSON    Ms. Swenson, 54, has served as president and chief operating officer and a director of Leap Wireless International, Inc., a wireless communications carrier in San Diego, California, since July 1999. From March 1994 to July 1999, she was president and chief executive officer of Cellular One, a cellular telecommunications company in South San Francisco, California. She is also a director of General Magic, Inc. and Palm, Inc. Ms. Swenson became a director of the former Wells Fargo in 1994.

MICHAEL W. WRIGHT    Mr. Wright, 64, served as chairman, president, and chief executive officer of SUPERVALU INC., a food distributor and retailer headquartered in Minneapolis, Minnesota, from June 1981 until June 2000, and as chairman and chief executive officer until June 2001 when he retired as chief executive officer. Mr. Wright retired as chairman and as a director of SUPERVALU INC. in June 2002. He is also a director of Canadian Pacific Railway Company, Cargill, Incorporated, Honeywell International Inc., and S. C. Johnson & Son, Inc. Mr. Wright became a director of the former Norwest in 1991.

THE BOARD OF DIRECTORS AND COMMITTEES

Meetings of the Board

The Board of Directors held six regular meetings during 2002. The Board met in executive session without management present during three of the regular meetings held. The Board has established committees, including committees with audit, compensation, and nominating responsibilities, that also met during 2002. Director attendance at these meetings averaged 97% during 2002. Each director attended 75% or more of the total number of meetings of the Board and committees on which he or she served.

Committees of the Board

Audit and Examination Committee

Members:	Philip J. Quigley (Chair)	Cynthia H. Milligan
	J. A. Blanchard III	Benjamin F. Montoya
	Enrique Hernandez, Jr.	Judith M. Runstad
	Reatha Clark King	Susan G. Swenson

Purpose:	Assists the Board of Directors in fulfilling its responsibilities to oversee management activities related to internal control, accounting, and financial reporting policies and auditing practices.

Reviews the independence of the outside auditors and the objectivity of internal auditors and the adequacy and reliability of disclosures to stockholders.

Performs the audit committee and fiduciary audit committee functions on behalf of the Company’s bank subsidiaries in accordance with federal banking regulations.

Number of Meetings in 2002:	Seven

Credit Committee

Members:	Robert L. Joss (Chair)	Susan E. Engel
	J. A. Blanchard III	Philip J. Quigley
	David A. Christensen	Susan G. Swenson
	Spencer F. Eccles	Michael W. Wright

Purpose:

Reviews and reports to the Board on the quality of the Company’s credit portfolio and the trends affecting the credit portfolio; oversees the effectiveness and administration of credit-related policies; and reviews the adequacy of the allowance for loan and lease losses.

Number of Meetings in 2002:	Three

Finance Committee

Members:	Richard D. McCormick (Chair)	Enrique Hernandez, Jr.
	Michael R. Bowlin	Reatha Clark King
	Spencer F. Eccles	Benjamin F. Montoya
	Susan E. Engel	Judith M. Runstad

Purpose:

Reviews and reports to the Board on strategies for achieving financial objectives, financial performance, proposed debt and equity issues, dividends, various funding requirements, and certain capital expenditures.

Reviews policies and procedures and status of financial risk management programs regarding investment portfolio composition, interest sensitivity and liquidity, capital funding and debt structures, and derivatives usage.

Number of Meetings in 2002:	Three

Governance and Nominating Committee

Members:	Donald B. Rice (Chair)	Philip J. Quigley
	J. A. Blanchard III	Susan G. Swenson
	David A. Christensen	Michael W. Wright
Cynthia H. Milligan

Purpose:

Assists the Board by identifying individuals qualified to become Board members and recommends to the Board nominees for director; recommends to the Board director nominees for each committee; recommends to the Board a determination of each outside director’s “independence” under applicable rules and guidelines; and reviews from time to time director compensation and recommends any changes for approval of the Board.

As part of its nominating responsibilities, the Governance and Nominating Committee will consider qualified nominees recommended by a stockholder if the recommendation is made in writing to the Secretary of the Company no later than the December 31 before the annual meeting. Any recommendation must include sufficient information to enable the Committee to evaluate the qualifications of the proposed nominee.

Number of Meetings in 2002:	Two

Human Resources Committee

Members:	Michael W. Wright (Chair)	Robert L. Joss
	Michael R. Bowlin	Richard D. McCormick
	David A. Christensen	Donald B. Rice
Susan E. Engel

Purpose:	Approves compensation arrangements for senior management, other than those administered by the Section 162(m) Committee.

Produces an annual report on executive compensation for inclusion in the Company’s proxy statement.

Conducts the annual evaluation of the Chief Executive Officer. The Committee Chair also presides at executive sessions of the Board at which this evaluation is discussed.

Evaluates and approves compensation plans, policies, and programs of the Company applicable to executive officers.

Monitors and evaluates management succession plans.

Number of Meetings in 2002:	Five

Section 162(m) Committee

Members:	Michael W. Wright (Chair)	Susan E. Engel
	Michael R. Bowlin	Richard D. McCormick
	David A. Christensen	Donald B. Rice

Purpose:

Establishes performance goals at the beginning of each fiscal year and awards incentive compensation under the Company’s Performance-Based Compensation Policy for executive officers who achieve these goals.

Also determines stock-based compensation awards to executive officers under the Company’s Long-Term Incentive Compensation Plan.

Members of this Committee are all members of the Human Resources Committee who qualify as outside directors under Section 162(m) of the Internal Revenue Code and related Internal Revenue Service (“IRS”) regulations. Robert L. Joss, who is a member of the Human Resources Committee, is not a member of the Section 162(m) Committee because he was an officer of the former Wells Fargo during a period that ended in 1993, and thus not a qualified outside director under IRS rules.

Number of Meetings in 2002:	Three

Director Compensation

Annual Compensation.    The annual retainer for non-employee directors is paid in the form of cash and shares of common stock. During 2002, half of the annual retainer for non-employee directors was paid in common stock under the 1999 Directors Formula Stock Award Plan discussed below. Within five years after joining the Board, directors are expected to own Company common stock having a value equal to five times the cash portion of the annual retainer.

Each non-employee director who served on the Board of the Company during 2002 received a cash retainer at an annual rate of $35,000 plus $1,500 for each Board or committee meeting attended. Effective January 1, 2003, the annual cash retainer was set at $50,000. For the period January 1 through September 30, 2002, the Chair of the Audit and Examination Committee was paid an additional fee at an annual rate of $10,000. Effective October 1, 2002, the Board increased this annual fee to $20,000 in recognition of the additional time commitment this position requires. The Chairs of the Credit, Finance, Governance and Nominating, and Human Resources Committees were paid an additional annual fee of $10,000.

The Company has three compensation plans for directors: the 1999 Directors Formula Stock Award Plan, the 1999 Directors Stock Option Plan, and the 1999 Deferral Plan for Directors. Subject to stockholder approval at the 2003 annual meeting, the Board proposes to combine these three plans into a single plan named the “Directors Stock Compensation and Deferral Plan.” A description of the terms of the proposed plan can be found below under the heading “Item 3—Approve the Directors Stock Compensation and Deferral Plan.”

Directors Formula Stock Award Plan.    Under the 1999 Directors Formula Stock Award Plan, a non-employee director who has served on the Board for at least the month of April in any year and is re-elected as a director at the annual meeting of stockholders held that year or who is elected to the Board before September 30 in that year will receive as of the date of his or her election an award of shares of Company common stock worth $35,000. Non-employee directors who are elected to the Board at other times and who attend at least one meeting receive an award of Company stock worth $17,500. For their service on the Board for 2002, all current non-employee directors received 697 shares of common stock under this plan as of April 23, 2002, except for Mr. Hernandez, who joined the Board effective January 29, 2003.

Directors Stock Option Plan.    Under the 1999 Directors Stock Option Plan, each non-employee director elected or re-elected at the annual meeting of stockholders receives an option, having a Black-Scholes value of $50,000, to purchase Company common stock at an option exercise price equal to the market value of the common stock as of the date of the meeting. A non-employee director joining the Board at another time will receive a stock option with a pro-rated value and an option exercise price equal to the market value of the common stock as of the date of joining the Board. The options become exercisable six months after grant and remain exercisable for ten years. Directors who exercise an option under the plan by delivering shares of previously owned common stock or shares purchased in the market are granted a reload option. A reload option allows the director to purchase the same number of whole shares of common stock, at their fair market value on the date the original option was exercised, as were used to pay the option exercise price. A reload option is exercisable at any time during the remaining term of the original option. Under this plan, all current non-employee directors received options to purchase 3,199 shares of common stock at $50.22 per share as of April 23, 2002, except for Mr. Hernandez, who joined the Board on January 29, 2003. He received, as of January 29, 2003, options to purchase 1,306 shares of common stock at $46.60 per share.

Deferral Plan.    Non-employee directors may defer all or part of their annual retainer, meeting fees, formula stock awards, and gains from the exercise of stock options using previously owned stock under the 1999 Deferral Plan for Directors. The annual retainer and meeting fees may be deferred into either an interest-bearing account or phantom shares of Company common stock with dividends reinvested. All other deferrals may be made only into phantom shares of Company common stock with the reinvestment of dividends. Deferred amounts are paid in the same form in which they are invested, either in a lump sum or in installments, at the election of the director.

Agreements and Other Transactions with Certain Directors

Spencer F. Eccles.    The Company entered into an employment agreement with Spencer F. Eccles, the former chairman and chief executive officer of First Security Corporation (“First Security”), effective upon completion of the Company’s acquisition of First Security on October 25, 2000 (the “Effective Date”). Pursuant to this employment agreement, Mr. Eccles has served as a director of the Company since the Effective Date and will retire as a director at the 2003 annual meeting. He will continue to serve as the chairman of the Company’s Intermountain Banking Region in Salt Lake City, Utah through August 2004.

Pursuant to his employment agreement, Mr. Eccles received a salary and bonus in 2002 of approximately $1,100,000. Mr. Eccles will receive a bonus of approximately $108,000 in 2003 for the period January 1, 2002 through April 23, 2002, and base salary for 2003 through August 2004 (the month and year in which Mr. Eccles will reach the age of 70) at an annual rate of $800,000. Mr. Eccles will also be entitled to participate in the Company’s employee benefit, medical, and other plans and programs generally applicable to the Company’s senior executives, excluding certain salary continuation and severance programs, through August 2004.

Mr. Eccles is also entitled to certain payments and benefits if his employment is terminated prior to August 31, 2004. In the event such termination occurs, Mr. Eccles will be entitled to receive continued medical and dental benefits for himself and his spouse, a retirement benefit of $800,000 per year until he reaches the age of 70, and thereafter the retirement benefit described below.

Beginning on his 70th birthday, Mr. Eccles will receive an annual retirement benefit of $1,000,000, less the amount of any accrued benefits payable to him under the Company’s qualified and non-qualified retirement plans. Upon his death, his current spouse (if she survives him) will receive 50% of Mr. Eccles’ retirement benefit. He will also receive a special bonus of $1,500,000 on his 70th birthday. In addition, Mr. Eccles will be entitled to receive post-retirement welfare benefits based on the greater of the benefits he would have been eligible to receive if he had retired at the time the Company completed its acquisition of First Security and the benefits provided to the Company’s retired executive officers at any time after the acquisition was completed.

Mr. Eccles’ employment agreement also obligates the Company to make an additional payment if any payment or distribution received by him under the terms of his employment agreement would result in an excise tax liability so that after the payment of all income and excise taxes, he would be in the same after-tax position as if no excise tax had been imposed. Alternatively, if any such payment or distribution does not exceed 110% of the minimum amount for imposition of an excise tax, no additional payment to cover any excise taxes will be paid. Instead, the payment or distribution owed to Mr. Eccles will be reduced to an amount that would not result in any excise tax liability to him.

Robert L. Joss.    Robert L. Joss, a director of the Company, has an agreement with Wells Fargo Bank, N.A. pursuant to which he has agreed to serve as a director of Shanghai Commercial Bank Limited (“SCB”) in which Wells Fargo Bank has a 20% interest, and to provide advice to the Bank on specific issues relating to SCB for an annual fee of $30,000.

EXECUTIVE COMPENSATION

(How the Company Pays Its Executive Officers)

Report of the Human Resources and Section 162(m) Committees on Executive Compensation

This Report on Executive Compensation is furnished jointly by the Board’s Human Resources Committee (the “HRC”) and the Section 162(m) Committee (the “162(m) Committee”) (collectively, the “Committees”). This report describes, using a question-and-answer format, the Committees’ objectives and the procedures used to determine 2002 compensation for the Chief Executive Officer and the other executive officers listed in the Summary Compensation Table.

What are the goals of the Company’s compensation policies?

The Company’s compensation policies have two goals:

•	To help the Company compete with the largest banking institutions and other large corporations in the United States in attracting and retaining highly qualified individuals as executive officers.

•	To pay executive officers based on their contributions to the Company’s performance.

What is the function of the Committees?

The Committees jointly review competitive compensation data, including salary, bonus, and long-term incentives, from a comparison group of banking organizations for the purpose of establishing overall compensation for executive officers. The HRC sets, and submits to the Board of Directors for ratification, the annual base salary for the Chief Executive Officer and approves the annual base salaries for the other executive officers named in the Summary Compensation Table. The HRC also conducts the annual performance evaluation of the Chief Executive Officer and the Chair of the HRC presides at the presentation of this evaluation to the Board of Directors meeting in executive session. The 162(m) Committee administers the Company’s “Performance-Based Compensation Policy” (the “Performance Policy” or “Policy”), including establishing performance goals at the beginning of each year for each executive officer covered by the Performance Policy, certifying achievement of the goals, and determining the amount of annual incentive compensation payable to executive officers who have met their goals, subject to the maximum limit on incentive compensation under the Policy. The 162(m) Committee also determines long-term compensation awards for executive officers in the form of stock options and other stock-based awards under the Company’s Long-Term Incentive Compensation Plan (the “LTICP”). In the case of the Chief Executive Officer, the 162(m) Committee approves, and submits to the Board of Directors for ratification, the annual incentive and long-term compensation awards to be made to the Chief Executive Officer. The members of the 162(m) Committee include all of the members of the HRC, except Robert L. Joss. Because Mr. Joss was an officer of the former Wells Fargo during a period that ended in 1993, he is not considered an “outside director” under Internal Revenue Code regulations.

More detailed information on the Committees and their procedures for determining compensation for the Chief Executive Officer and the executive officers named in the Summary Compensation Table can be found below under the heading “How does the Company pay its executive officers?”

What is the purpose of the Performance Policy?

The Company adopted the Performance Policy to comply with Section 162(m) of the Internal Revenue Code with respect to incentive compensation. This law places limits on tax deductions for annual compensation expense in excess of $1,000,000 for each of the executive officers named in the Company’s proxy statement. These deduction limits do not apply if:

•	The amount of the compensation is subject to a maximum;

•	The executive officer has met one or more pre-established business performance goals; and

•	The maximum compensation amount and the business criteria on which the performance goals are based have been approved by stockholders.

The Performance Policy, which contains these business criteria and the maximum compensation amount, was originally approved by stockholders at the 1994 annual meeting, and was amended and reapproved by stockholders at the 1998 annual meeting. Under Section 162(m), stockholders must approve the business criteria and the maximum compensation amount by approving the Policy every five years. Stockholders are being asked to approve the Performance Policy, as amended by the 162(m) Committee, at the 2003 annual meeting. A more complete description of the Performance Policy can be found on pages 43 to 45 of this proxy statement under “Item 2—Approve the Performance-Based Compensation Policy.”

How does the Company pay its executive officers?

Compensation for the executive officers named in the Summary Compensation Table consists of annual compensation (base salary and an incentive compensation award under the Policy) and long-term compensation. The HRC sets base salary ranges for executive officers using available compensation data for the prior year from a comparison group of 15 banking organizations. The 162(m) Committee awards annual incentive compensation under the Policy and long-term compensation in the form of stock options or other stock-based awards under the Company’s LTICP to the executive officers named in the Summary Compensation Table who are considered “covered executive officers” as described below. The discussion below applies generally to the 2002 annual salary, incentive compensation, and long-term compensation approved by the Committees and submitted to the Board of Directors for ratification in the case of Mr. Kovacevich, as Chief Executive Officer of the Company, and approved by the Committees for the other executive officers named in the Summary Compensation Table, other than compensation paid to Les Biller and 2002 salary for Howard I. Atkins. A more complete description of Mr. Kovacevich’s 2002 compensation can be found below under the heading “How is the Chief Executive Officer’s compensation determined?”

Les Biller, who is named in the Summary Compensation Table, resigned as a director and executive officer of the Company effective September 30, 2002. Mr. Biller will remain an employee of the Company until his retirement on March 31, 2003. In connection with his resignation, Mr. Biller entered into a separation agreement with the Company that provides for continuation of his 2002 base salary until his retirement as an employee, and specified incentive compensation for that portion of 2002 during which he served as an executive officer of the Company, as well as certain retirement and other benefits. Howard I. Atkins, who is also named in the Summary Compensation Table, is considered a covered executive officer under the Policy. Mr. Atkins entered into an employment arrangement with the Company upon his employment as Chief Financial Officer in August 2001. This arrangement provided for a minimum bonus for 2002, and certain stock-based compensation awarded in 2001, as well as certain other benefits. The terms of Mr. Biller’s separation agreement and Mr. Atkins’ employment arrangement are discussed on pages 31 to 32 of this proxy statement under the heading “Other Compensation Arrangements for Certain Executive Officers.”

Annual Compensation.    To establish base salaries and determine final annual incentive compensation awards under the Policy, the Committees considered available competitive compensation data from a comparison group (the “Peer Group”), defined as the 15 largest publicly-traded bank holding companies based on total market capitalization as of December 31, 2001.1 The Committees consider that these banking organizations, based on their size and prominence in the financial services market, compete directly with the Company for talented management. As a result, these companies set the competitive compensation levels the Company must consider in order to retain and attract talented management.

Base Salaries.    Mr. Kovacevich, as the Company’s Chief Executive Officer, recommends the individual base salaries for all other executive officers. The HRC approves base salaries for these executive officers and sets and recommends Mr. Kovacevich’s base salary for approval by the Board of Directors. For these other executive officers, salaries are reviewed each year and adjusted periodically, typically at intervals of 12 months or more. The HRC adjusts salaries after considering the relationship of the executive officer’s current salary to the base salary range for the position and after its subjective evaluation of the executive officer’s overall performance. Base salaries paid in 2002 to executive officers named in the Summary Compensation Table were near the median of estimated base salaries of the Peer Group.

Incentive Compensation.    The Performance Policy governs annual incentive compensation for each covered executive officer. The Policy defines a covered executive officer as an individual who, on the last day of a taxable year, is the Chief Executive Officer of the Company or is acting in such capacity or is among the four highest paid executive officers (other than the Chief Executive Officer) of the Company determined under Securities and Exchange Commission rules. Except for Les Biller, each person named in the Summary Compensation Table is a covered executive officer under the Policy.

Under the Policy, payment of an incentive compensation award to a covered executive officer depends upon achievement of one or more performance goals. The 162(m) Committee establishes these goals in writing at the beginning of each year. The 162(m) Committee has the discretion under the Policy to reduce the incentive compensation award to a covered executive officer from the maximum award permitted by the Policy, even though the officer may have met the performance goals.

[1]	The banking organizations included in the Peer Group as of December 31, 2001 in addition to the Company are: Bank of America Corporation, Bank of New York Company, Inc., Bank One Corporation, Citigroup, Inc., Fifth Third Bancorp, Fleet Boston Financial Corporation, J.P. Morgan Chase & Co., Incorporated, Mellon Financial Corporation, National City Corporation, The PNC Financial Services Group, Inc., Sun Trust Banks, Inc., U.S. Bancorp, Wachovia Corporation, and Washington Mutual, Inc. The Committee has also included Washington Mutual, Inc. as a member of the Peer Group. Although Washington Mutual is not a bank holding company, the Company competes directly with Washington Mutual for managerial talent.

In exercising this discretion, the 162(m) Committee reviews available competitive market data from the prior year and reasonable estimates of incentive compensation to be paid by the banking organizations in the Peer Group to their executive officers for the most recently completed year. To determine the incentive compensation award to the Chief Executive Officer that the 162(m) Committee approves and submits to the Board of Directors for ratification, the 162(m) Committee also considers the quality of the Company’s earnings based on the factors discussed below under the heading “How is the Chief Executive Officer’s compensation determined?” For covered executive officers other than the Chief Executive Officer, the 162(m) Committee also reviews the Chief Executive Officer’s recommendations.

The maximum amount of an incentive compensation award payable under the current Policy for any year to any covered executive officer who has met one or more of his or her pre-established performance goals may not be greater than eight-tenths of one percent (0.8%) of the Company’s Net Income2 for the year. Based on the Company’s 2002 Net Income of $5.710 billion, the maximum incentive compensation award payable under the Policy would have been $45,680,000 (0.8% of $5.710 billion).

For 2002, the 162(m) Committee established alternative performance goals for Mr. Kovacevich, as Chief Executive Officer, and for each other covered executive officer. These performance goals were based on the Company’s “Earnings Per Share” and “Return on Realized Common Equity,” as defined in the Policy.

Messrs. Kovacevich, Oman, Stumpf, Hoyt, Edwards, and Atkins, who are covered executive officers, each met his respective performance goals for 2002. Based on the 162(m) Committee’s certification that the performance goals established by the Committee had been met, its review of projected 2002 executive officer incentive compensation data from the Peer Group, and the Company’s performance for 2002, the 162(m) Committee determined and approved and submitted to the Board of Directors for ratification with respect to Mr. Kovacevich, and awarded to each of Messrs. Oman, Stumpf, Hoyt, Edwards, and Atkins an incentive award under the Policy. None of the foregoing covered executive officers, including the Chief Executive Officer, received the maximum incentive compensation award under the Policy. Under his employment arrangement with the Company, Mr. Atkins was entitled to a minimum incentive award for 2002 of $990,000. Because Mr. Atkins had met his performance goals for 2002, the Committee awarded him incentive compensation in the amount of $1,650,000. Mr. Biller, who is also named in the Summary Compensation Table, received an incentive compensation award in an amount established under the terms of his separation agreement with the Company. Each incentive award, including the awards to Messrs. Atkins and Biller, consists of cash in the amount shown for 2002 in column (d) of the Summary Compensation Table.

Long-Term Compensation.    Long-term compensation is provided primarily in the form of stock option grants and/or restricted share rights (“RSRs”) awarded under the LTICP. The purpose of long-

[2]	The term “Net Income” means the Company’s net income as reported in the Company’s consolidated financial statements for the applicable year adjusted to eliminate the effect of (1) restatements of prior periods’ financial results relating to an acquisition accounted for as a pooling of interests; (2) losses resulting from discontinued operations; (3) extraordinary gains or losses; (4) the cumulative effect of changes in generally accepted accounting principles; and (5) any other unusual, non-recurring gain or loss which is separately identified and quantified in the Company’s financial statements. Net income for 2002 was adjusted in accordance with the Policy to eliminate the cumulative effect of change in accounting principle related to a transitional goodwill impairment charge of $276 million (after tax). The Company has revised the definition of “Net Income” in the Policy in response to certain accounting rule changes and reduced the maximum incentive compensation award payable under the Policy. See Item 2—Approve the Performance-Based Compensation Policy on pages 43 to 45 of this proxy statement.

term compensation is to increase management ownership of stock and to provide an incentive to executive officers to improve the long-term performance of the Company. Stock options granted by the 162(m) Committee to covered executive officers under the LTICP are considered performance-based compensation under Section 162(m) of the Internal Revenue Code and are not subject to the Performance Policy. Under stock ownership guidelines established by the Committee, each executive officer is expected to retain shares of the Company’s common stock equal to at least 50% of the after-tax profit shares (assuming a 50% tax rate) acquired through option exercises. The number of shares expected to be owned under these guidelines continues to increase each time an executive officer exercises a stock option.

In determining original option grants each year, the 162(m) Committee considers the stock option grant practices of the Peer Group at the time of grant. The 162(m) Committee also encourages executive officers to achieve their stock ownership goals by including in original option grants a reload feature. If the optionee exercises the original option and pays for the option shares by delivering shares of previously owned common stock or shares purchased in the market, the optionee receives a reload option. Under a reload option, the optionee can purchase the same number of whole shares of stock, at their fair market value on the date the original option is exercised, as were used to pay the option exercise price and related taxes. Reload options are exercisable at any time during the remaining term of the original option. Reload options allow the exercise of the original option early in its term while preserving the executive officer’s opportunity for future appreciation in the shares delivered to exercise the original option. The 162(m) Committee believes that the reload feature encourages executive officers to acquire and retain the Company’s stock.

An RSR award generally entitles the executive officer to receive a specified number of shares of common stock upon the expiration of a stated vesting period and dividend equivalents payable in cash during the vesting period equal to the dividend rate for the Company’s common stock. RSRs awarded to executive officers generally vest over a period of five years, beginning one year from the date of the original award. Once an RSR award vests, the shares of common stock specified in the award will be issued to the recipient. An executive officer who has been awarded an RSR may not vote the shares of common stock subject to the RSR until the shares are issued. Until the vesting period applicable to an RSR award expires, the executive officer also may not transfer or encumber any interest in the RSR or in any related dividend equivalents.

Under the terms of an RSR award, and except in the case of the executive officer’s death, disability, or retirement or a change of control of the Company, the executive officer will forfeit the right to receive the shares and any related dividend equivalents subject to the RSR, if he or she is not continuously employed by the Company or an affiliate until the restrictions end.

Information with respect to option grants, including reload options, made in 2002 and RSR awards made in 2001 and 2002 under the LTICP to the executive officers named in the Summary Compensation Table appears with respect to option grants in the table headed “Option/SAR Grants in Last Fiscal Year” (page 25), and with respect to RSR awards in column (f) and footnote 3 to the Summary Compensation Table (page 23).

Other Compensation.    Executive officers also receive various perquisites and supplemental retirement benefits of a type and value comparable to those made available to executive officers of Peer Group banking organizations. They also receive retirement and medical benefits generally available to the Company’s employees.

How is the Chief Executive Officer’s compensation determined?

The HRC determined Mr. Kovacevich’s 2002 salary based on the salary procedures described above for covered executive officers. With respect to Mr. Kovacevich’s incentive award under the Policy, the 162(m) Committee certified that Mr. Kovacevich had met his performance goals based on the Company’s 2002 Return on Realized Common Equity and Earnings Per Share, as determined pursuant to the Policy. The 162(m) Committee concluded that Mr. Kovacevich was eligible to receive the maximum incentive compensation award under the Policy, but used its discretion to reduce the award.

In exercising its discretion, the 162(m) Committee evaluated the quality of the Company’s earnings based on factors including total stockholder return (assuming reinvestment of dividends), total market capitalization, return on common equity, return on assets, earnings per share growth, loan loss reserves as a percentage of total non-performing loans, and non-performing loans as a percentage of total loans. The 162(m) Committee also compared the Company’s performance to that of the banking organizations included in the Peer Group using these same factors. In particular, the Committee noted that the Company’s return on common equity, earnings per share growth, and loan loss reserves placed the Company at or near the top of its Peer Group banking organizations. Furthermore, the Company achieved superior earnings and revenue growth, while at the same time strengthening its overall financial position, despite challenges presented by an uncertain geopolitical, economic, and financial market outlook. The 162(m) Committee ultimately exercised its discretion to determine Mr. Kovacevich’s 2002 incentive award based on (a) its evaluation of the Company’s 2002 overall performance and (b) the aggregate compensation paid by Peer Group banking organizations to their chief executive officers. Based on Mr. Kovacevich’s achievement of his performance goals, and the 162(m) Committee’s exercise of its discretion under the Policy, the 162(m) Committee awarded incentive compensation for 2002 to Mr. Kovacevich of $7,000,000, and submitted this award to the Board of Directors for ratification. The Board of Directors of the Company, meeting in executive session, ratified the award to Mr. Kovacevich.

Members of the Human Resources Committee:	Members of the Section 162(m) Committee:
Michael W. Wright, Chair	Michael W. Wright, Chair
Michael R. Bowlin	Michael R. Bowlin
David A. Christensen	David A. Christensen
Susan E. Engel	Susan E. Engel
Robert L. Joss	Richard D. McCormick
Richard D. McCormick	Donald B. Rice
Donald B. Rice

STOCK PERFORMANCE

The graphs presented below compare the cumulative total return on the Company’s common stock for the five- and ten-year periods ended December 31, 2002, with the cumulative total returns for the same periods for the S&P 500 Index and the Keefe, Bruyette and Woods 50 Total Return Index (the “KBW 50 Index”).

The cumulative total stockholder return computations in the graphs assume the investment of $100 in Company common stock, the S&P 500 Index, and the KBW 50 Index. For purposes of these graphs, the stock performance used to compute total stockholder return for the Company for all years prior to 1998 is the stock performance of the former Norwest, as the ongoing company after the Merger.

COMPENSATION TABLES AND INFORMATION

The table below shows the cash and non-cash compensation paid to the Chief Executive Officer and the six next highest paid executive officers of the Company for the last three years. For 2002, two executive officers, David A. Hoyt and Howard I. Atkins, each received similar salary and bonus. In addition, Les Biller, who resigned as an executive officer of the Company in September 2003, received salary and bonus for 2002 that would have placed him among the highest paid executive officers as of December 31, 2002. As a result, compensation information for Messrs. Biller, Hoyt, and Atkins has been included in the Summary Compensation Table.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation Awards
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(i)
Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	Other Annual Compensation ($)(2)	Restricted Stock Award(s) ($)(3)	Securities Underlying Options/ SARs (#)	All Other Compensation ($)(4)
Richard M. Kovacevich Chairman, President and Chief Executive Officer	2002 2001 2000	$995,000 995,000 995,000		$7,000,000 2,400,000 5,475,000	$5,256 78,579 280,799	$ — — —	865,330 1,128,012 646,300	$203,700 388,200 329,700
Les Biller Vice Chairman and Chief Operating Officer	2002 2001 2000	800,000 791,667 750,000		3,375,000 1,500,000 3,550,000	127,765 217,370 237,897	— — —	1,085,372 446,670 403,900	340,195 257,412 213,000
Mark C. Oman Group Executive Vice President, Mortgage and Home Equity	2002 2001 2000	485,417 475,000 470,833		2,250,000 2,000,000 1,377,500	77,985 — —	— — —	355,417 277,813 242,720	149,125 111,150 107,781
John G. Stumpf Group Executive Vice President, Community Banking	2002 2001 2000	420,833 400,000 370,833		2,025,000 560,000 1,080,000	464,402 205,180 264,066	500,018 — —	196,670 134,340 96,900	58,850 88,800 61,850
David A. Hoyt Group Executive Vice President, Wholesale Banking	2002 2001 2000	525,000 525,000 520,833		1,675,000 777,000 1,522,500	2,558 — —	— — —	366,481 235,090 202,000	78,120 123,150 112,250
C. Webb Edwards Executive Vice President, Technology and Operations	2002 2001 2000	500,000 500,000 491,667		1,875,000 980,000 1,450,000	6,163 6,195 65,786	2,000,226 — —	259,790 184,720 222,200	88,800 117,300 102,400
Howard I. Atkins Executive Vice President and Chief Financial Officer	2002 2001	550,000 222,917	*	1,650,000 412,500	255,260 50,967	— 5,000,110	— 253,100	— —

*	Represents a 2001 annual salary of $550,000, pro-rated from the date Mr. Atkins commenced his employment with the Company.

(1)

Except for Les Biller, the amounts shown for 2002 represent the 2002 incentive compensation awards paid in 2003 under the Performance-Based Compensation Policy. This policy is discussed above in the Report of the Human Resources and 162(m) Committees on Executive Compensation on pages 16 through 21 of this proxy statement. The amount shown for Mr. Biller represents an annual bonus amount for 2002 pro-rated through September 30, 2002, the date he resigned as a director and executive officer, payable to him under his separation agreement. The amount shown for Mr. Atkins includes the minimum annual bonus payable to him for 2002 under his employment arrangement with the Company. These agreements and arrangements are described on pages 31 to 32 of this proxy statement under the heading “Other Compensation Arrangements for Certain Executive Officers.”

(2)	The amounts shown for the years 2000-2002 include, if applicable, (i) any reimbursements to a named executive officer for the payment of taxes on perquisites and (ii) certain perquisites and other personal benefits having a total value greater than $50,000. During the period 2000-2002, Messrs. Kovacevich, Biller, Oman, Stumpf, and Atkins received certain perquisites and other personal benefits totaling more than $50,000 in one or more of the years included in this period. The total amounts of these perquisites and benefits (and the amount and type of each perquisite or personal benefit that was greater than 25% of the total received) and the years in which they were received are as follows: Mr. Kovacevich, 2000—$208,325 (includes $195,130 in mortgage interest subsidies and related moving expenses paid in connection with his purchase of a new primary residence in San Francisco, California in 1999 after the Merger); 2001—$67,044 (including $50,984 in mortgage interest relating to a second mortgage down payment loan made in 1999 in connection with his purchase of his San Francisco residence); Mr. Biller, 2000—$177,421 (includes $137,813 in mortgage interest subsidies and related moving expenses in connection with his purchase of a new primary residence in Los Angeles, California following the Merger); 2001—$163,422 (including $123,957 in mortgage interest subsidies relating to his 1999 purchase of his Los Angeles residence); 2002—$85,340 (including $41,925 in mortgage interest relating to a second mortgage down payment loan on his Los Angeles, California residence); Mr. Oman, 2002—$67,867 (including $48,000 in car allowance); Mr. Stumpf, 2000—$253,865 (including a $97,500 transfer bonus and $68,500 in estimated selling expenses paid on behalf of Mr. Stumpf in connection with the sale of his residence in San Antonio, Texas as a result of his transfer from San Antonio to Denver, Colorado); 2001—$202,607 (including $160,000 paid to Mr. Stumpf to compensate him for losses incurred upon the sale of his San Antonio residence); 2002—$427,085 (including $207,340 in transfer bonuses and $133,750 in selling expenses paid on behalf of Mr. Stumpf in connection with the sale of his Denver, Colorado residence following his transfer from Denver to San Francisco, California); and Mr. Atkins, 2002—$191,360 (including $87,484 in mortgage interest subsidies on a first mortgage, and mortgage interest on a second mortgage down payment loan in connection with his purchase of a new home in San Francisco, California, and $49,896 in selling expenses relating to the sale of his New York City residence following his relocation to San Francisco, California upon his employment with the Company). The amounts shown above for Messrs. Kovacevich, Biller, Stumpf, and Atkins as perquisites consist primarily of payments made to or on behalf of these executive officers under the Company’s relocation program. Additional information about this program may be found on pages 36 to 38 of this proxy statement under the heading “Other Information About Directors and Executive Officers—Relocation Program.”

(3)	The total number of shares of restricted stock or RSRs held on December 31, 2002 by the Chief Executive Officer and the other executive officers named above and their market value, based on the closing market price for the Company’s common stock of $46.87 per share on that date, were as follows: restricted stock: Mr. Kovacevich, 44,354 shares, $2,078,872; RSRs: Mr. Stumpf, 10,730 shares, $502,915; Mr. Edwards, 45,040 shares, $2,111,025; and Mr. Atkins, 85,600 shares, $4,012,072. Dividends are paid on shares of restricted stock and dividend equivalents are paid on RSRs on the same dates and at the same rate as dividends are paid to all holders of the Company’s common stock. Restricted stock and RSRs vest over a period of five years, beginning in the third year after the date of the original award for restricted stock and one year after the date of the RSR.

(4)	Except as discussed in this footnote (4), the amounts shown for each of the executive officers named above are the total of the Company’s contributions to the 401(k) Plan in which all

Company employees are generally eligible to participate, and contributions to the Company’s Supplemental 401(k) Plan, a non-qualified supplemental executive retirement plan (“Supplemental 401(k)”). For the year ended December 31, 2002, the Company’s contribution to the 401(k) Plan for each executive officer who participated in the 401(k) Plan during 2002, other than Mr. Biller, was $11,000 (the maximum allowable contribution under the Plan), and for Mr. Biller was $10,695. As a result of certain income deferrals made for 2002 by Mr. Biller, he was not eligible to receive the maximum contribution to the 401(k) Plan. The Company’s contributions to the Supplemental 401(k) for the year ended December 31, 2002 for these individuals were as follows: Mr. Kovacevich, $192,700; Mr. Biller, $329,500; Mr. Oman, $138,125; Mr. Stumpf, $47,850; Mr. Hoyt, $67,120; and Mr. Edwards, $77,800.

Option Grants and Exercises

These tables summarize for 2002 option grants under the Company’s Long-Term Incentive Compensation Plan and option exercises by the executive officers named in the Summary Compensation Table, and the value of the options held by them as of December 31, 2002.

Option/SAR Grants in Last Fiscal Year

Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
(a)	(b)	(c)		(d)	(e)	(f)	(g)

Name	Number of Securities Underlying Options/SARs Granted (#)	Percent of Total Options/SARs Granted to Employees in Fiscal Year(1)		Exercise or Base Price ($/Share)	Expiration Date	5% ($)(3)	10% ($)(3)
Richard M. Kovacevich	865,330	2.074%		$46.600	2/26/2012	$25,359,785	$64,266,673
Les Biller (2)	527,070 209,669 129,122 219,411	1.264 0.503 0.310 0.526	% % % %	46.600 50.500 50.500 50.500	2/26/2012 7/22/2007 2/23/2009 2/22/2010	15,446,571 3,154,880 2,628,432 5,237,984	39,144,645 7,034,641 6,114,918 12,522,872
Mark C. Oman (2)	236,000 39,628 40,908 38,881	0.566 0.095 0.098 0.093	% % % %	46.600 47.105 49.140 49.140	2/26/2012 2/22/2010 2/23/2009 2/22/2010	6,916,332 900,977 814,583 908,085	17,527,342 2,161,930 1,896,913 2,173,208
John G. Stumpf	196,670	0.471%		46.600	2/26/2012	5,763,707	14,606,366
David A. Hoyt (2)	314,670 51,811	0.754 0.124	% %	46.600 50.500	2/26/2012 2/22/2010	9,221,873 1,236,859	23,370,037 2,957,110
C. Webb Edwards (2)	216,340 43,450	0.519 0.104	% %	46.600 51.930	2/26/2012 7/22/2007	6,340,166 611,098	16,067,225 1,347,291
Howard I. Atkins	—	—		—	—	—	—

(1)	Includes options granted to selected employees under the Company’s Long-Term Incentive Compensation Plan and options granted under the PartnerShares® Stock Option Plan.

(2)	The options listed in lines 2 through 4 opposite Mr. Biller’s and Mr. Oman’s names, and the options listed in line 2 opposite Mr. Hoyt’s and Mr. Edwards’ names, are each immediately exercisable “reload options” granted in connection with their exercise of stock options in 2002. The general terms of reload options are described in the “Report of the Human Resources and Section 162(m) Committees on Executive Compensation.”

(3)	The dollar amounts under columns (f) and (g) are based on assumed 5% and 10% annual rates of appreciation set by the Securities and Exchange Commission. These amounts should not be viewed as, and are not intended to be, a forecast of possible future appreciation, if any, in the Company’s stock price.

Aggregated Option/SAR Exercises in

Last Fiscal Year and Fiscal Year-End Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value realized (*) ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#) (in shares) Exercisable/Unexercisable	Value (*) of Unexercised In-the-Money(*) Options/SARs at Fiscal Year-End ($) Exercisable/Unexercisable
(a)	(b)	(c)	(d)	(e)
Richard M. Kovacevich	—	$—	3,064,596 / 1,530,796	$42,654,489 / $3,113,978
Les Biller	686,352	11,756,912	1,541,309 / 959,483	11,040,875 / 1,942,352
Mark C. Oman	141,267	1,924,682	656,379 / 395,086	4,362,016 / 693,888
John G. Stumpf	—	—	263,180 / 318,530	2,373,316 / 484,952
David A. Hoyt	165,454	4,071,831	576,448 / 538,729	6,278,250 / 985,203
C. Webb Edwards	59,000	1,242,245	496,474 / 413,552	5,285,138 / 1,048,674
Howard I. Atkins	—	—	84,367 / 168,733	11,811 / 23,623

*	For purposes of column (c), the “value realized” from an exercised option means the difference between the option exercise price and the market value of the underlying shares based on the New York Stock Exchange closing price of the Company’s common stock on the trading day prior to the option exercise date. For purposes of column (e), the “value” of unexercised options means the difference between the option exercise price and market value of the underlying shares based on $46.87, the closing price for the Company’s common stock on December 31, 2002. As used in column (e), an option was “in-the-money” on December 31, 2002 if the option exercise price was less than the market value of the underlying shares based on the closing price for the Company’s common stock on that date.

Pension Plans and Other Retirement Arrangements

Effective July 1, 1999, the Company adopted the “Wells Fargo & Company Cash Balance Plan” (the “Cash Balance Plan”) and the “Wells Fargo & Company Supplemental Cash Balance Plan” (the “Supplemental Cash Balance Plan”) (the “Combined Plans”). These Plans amended and restated the Norwest Corporation Pension Plan (the “Norwest Pension Plan”) and the Norwest Corporation Supplemental Pension Plan (the “Norwest Supplemental Pension Plan”) (the “Norwest Plans”). All employees of the Company who meet certain eligibility requirements automatically participate in the Combined Plans. All of the individuals named in the Summary Compensation Table on page 23 of this proxy statement participate in the Combined Plans.

Les Biller, who is named in the Summary Compensation Table on page 23 of this proxy statement, resigned as a director and executive officer of the Company on September 30, 2002, and will retire as an employee of the Company effective March 31, 2003. Information with respect to retirement benefits payable to Mr. Biller under the Combined Plans and a supplemental retirement arrangement is provided below under the heading “Other Compensation Arrangements for Certain Executive Officers.”

Cash Balance Plan.    The Cash Balance Plan is a defined benefit plan intended to qualify under the Internal Revenue Code (the “Code”) and comply with the Employee Retirement Income Security Act of 1974 (“ERISA”). Under the Cash Balance Plan, pension benefits generally are determined by the value of the employee’s vested cash balance account (the “Account”). Each quarter, an employee’s Account is credited with compensation credits. Compensation credits to the Account are based on a percentage of the employee’s certified compensation for each quarter. Certified compensation means compensation paid to an employee during the year which is reportable on Form W-2, subject to an annual IRS maximum ($200,000 for 2002). Certified compensation includes salary reduction amounts made under Section 401(k) and Section 125 of the Code, but generally excludes contributions to any non-qualified deferred compensation plan maintained by the Company, perquisites, severance pay, gross-ups, payments in lieu of vacation, and stock option or equity-like gains. Incentive compensation amounts will be included in compensation for Cash Balance Plan purposes in the year received rather than the year earned.

The Cash Balance Plan bases the percentage on which compensation credits are calculated on “points” assigned to each employee equal to the sum of the employee’s age and years of credited service as of the end of each quarter. This percentage ranges from 4% to 8% of an employee’s certified compensation. The Account balance vests 100% after five years of service with the Company. All employees of the former Wells Fargo and First Interstate Bancorp received credit for Account balance vesting and compensation credit purposes for their years of service with the former Wells Fargo.

As of the quarter ended December 31, 2002, the years of credited service and the percentages used to calculate compensation credits under the Combined Plans for the indicated executive officers named in the Summary Compensation Table are as follows: Mr. Kovacevich, 16 years, 7%; Mr. Oman, 23 years (including his years of service with Wells Fargo Financial, Inc.), 7%; Mr. Stumpf, 20 years, 6%; Mr. Hoyt, 21 years, 6%; Mr. Edwards, 18 years (including his years of service with First Interstate Bancorp), 7%; and Mr. Atkins, 1 year, 5%.

Each Account will also be credited, on the last day of each quarter, with “investment credits.” For 2002, the quarterly investment credit was determined by multiplying the amount of the Account balance by 25% of an average of 30-year U.S. Treasury rates (adjusted quarterly), plus 0.375%. The value of the vested Account balance is payable to the employee upon termination of employment with the Company either in a lump sum or as a monthly annuity.

Supplemental Cash Balance Plan.    As permitted by ERISA and the Code, employees who participate in the Cash Balance Plan, including the executive officers named in the Summary Compensation Table, whose benefits under the Cash Balance Plan are limited pursuant to Code Sections 401(a)(17) and 415, also participate in the Supplemental Cash Balance Plan. Under this plan, participants also receive compensation and investment credits to their plan accounts, determined by points assigned to each employee at the end of each year based on years of service and age. Certified compensation under the Supplemental Cash Balance Plan includes the participant’s base salary as well as designated incentive compensation, whether or not that compensation is deferred.

In the case of Messrs. Kovacevich, Oman, Stumpf, Hoyt, Edwards, and Atkins, all of whom are named in the Summary Compensation Table, the amount shown as “Salary” for 2002 (column (c) in the table) and the amount shown as “Bonus” for 2001 (column (d)) were treated as certified compensation for 2002 under the Combined Plans. The amount shown as “Bonus” for 2002 (column (d)) will be included in each such executive officer’s certified compensation for purposes of compensation credits to his Account for 2003.

Under the Combined Plans, “normal retirement age” is defined as the earlier of completion of five years of service with the Company, or age 65. As of December 31, 2002, the current executive officers named in the Summary Compensation Table (other than Mr. Atkins) indicated below had attained “normal retirement age” for purposes of the Combined Plans and had accrued an estimated benefit under the Combined Plans, assuming payment of such annual benefit in the form of a single-life annuity, as follows: Richard M. Kovacevich, $539,283; Mark C. Oman, $142,758; John G. Stumpf, $58,456; David A. Hoyt, $22,886; C. Webb Edwards, $96,161; and Howard I. Atkins, $447.

Alternative Retirement Benefits Under the Former Norwest Plans. Participants in the former Norwest Plans who were at least 45 years of age and had at least five years of credited service as employees of the former Norwest on June 30, 1999, will receive the greater of the benefits under the Combined Plans or the benefits he or she would have received under the former Norwest Plans. Richard M. Kovacevich and John G. Stumpf, each of whom is an executive officer named in the Summary Compensation Table, is eligible to receive retirement benefits under this formula. If each of them had retired as of December 31, 2002, Mr. Kovacevich and Mr. Stumpf would be eligible to receive a greater benefit under the former Norwest Plans, as shown in the table appearing on page 29 of this proxy statement, than under the Combined Plans. Les Biller, who will retire as an employee of the Company in March 2002, is also eligible to receive an alternative retirement benefit under the former Norwest Plans.

Benefits based on the former Norwest Plans formula were determined by age, years of credited service, and compensation. Mr. Kovacevich’s and Mr. Stumpf’s years of credited service as of December 31, 2002 for purposes of computing their alternative benefits are 16.83 years and 20.92 years, respectively. The monthly benefit at regular retirement age was a life annuity equal to 1.1% of final average monthly earnings up to the “Integration Level” plus 1.6% of final average monthly earnings greater than the Integration Level multiplied by years of credited service. The former Norwest Plans do not take into account more than 35 years of credited service. The Integration Level for any year is $1,400 times the Social Security wage base for the current year ($84,900 for 2002) divided by $48,000. The Integration Level (stated as an amount per month) is $2,476.25 for participants retiring in 2002.

A participant’s final average monthly earnings are defined as the highest average monthly compensation paid during any 36 consecutive months within the last 120 months of employment. Compensation for purposes of this calculation is similar to the definition of “certified compensation” under the Combined Plans. The alternative Norwest Pension Plan benefit for a plan year is subject to the same limitations imposed by the Code on benefits under the Cash Balance Plan.

The table below shows the estimated total annual average alternative retirement benefits that would be payable using the former Norwest Plans formula for individuals with various combinations of annualized final average compensation and years of credited service. These estimated benefits do not take into account any Internal Revenue Code limits on retirement benefits. The annual amounts shown below, as estimated and when paid, are not reduced by the amount of Social Security benefits.

Final Average Compensation	Years of Service at Retirement
	10	15	20	25	30	35
$ 1,000,000	$ 158,478	$ 237,716	$ 316,955	$ 396,194	$ 475,433	$ 554,671
1,250,000	198,478	297,716	396,955	496,194	595,433	694,671
1,500,000	238,478	357,716	476,955	596,194	715,433	834,671
1,750,000	278,478	417,716	556,955	696,194	835,433	974,671
2,000,000	318,478	477,716	636,955	796,194	955,433	1,114,671
2,250,000	358,478	537,716	716,955	896,194	1,075,433	1,254,671
2,500,000	398,478	597,716	796,955	996,194	1,195,433	1,394,671
2,750,000	438,478	657,716	876,955	1,096,194	1,315,433	1,534,671
3,000,000	478,478	717,716	956,955	1,196,194	1,435,433	1,674,671
3,500,000	558,478	837,716	1,116,955	1,396,194	1,675,433	1,954,671
4,000,000	638,478	957,716	1,276,955	1,596,194	1,915,433	2,234,671
4,500,000	718,478	1,077,716	1,436,955	1,796,194	2,155,433	2,514,671
5,000,000	798,478	1,197,716	1,596,955	1,996,194	2,395,433	2,794,671
5,500,000	878,478	1,317,716	1,756,955	2,196,194	2,635,433	3,074,671
6,000,000	958,478	1,437,716	1,916,955	2,396,194	2,875,433	3,354,671
6,500,000	1,038,478	1,557,716	2,076,955	2,596,194	3,115,433	3,634,671
7,000,000	1,118,478	1,677,716	2,236,955	2,796,194	3,355,433	3,914,671
7,500,000	1,198,478	1,797,716	2,396,955	2,996,194	3,595,433	4,194,671
8,000,000	1,278,478	1,917,716	2,556,955	3,196,194	3,835,433	4,474,671
8,500,000	1,358,478	2,037,716	2,716,955	3,396,194	4,075,433	4,754,671
9,000,000	1,438,478	2,157,716	2,876,955	3,596,194	4,315,433	5,034,671
9,500,000	1,518,478	2,277,716	3,036,955	3,796,194	4,555,433	5,314,671
10,000,000	1,598,478	2,397,716	3,196,955	3,996,194	4,795,433	5,594,671

Supplemental Retirement Arrangements for Executive Officers.    Mark C. Oman and C. Webb Edwards, who are executive officers named in the Summary Compensation Table and were employees of the former Norwest, are eligible to receive certain benefits under the Combined Plans. In the case of Mr. Oman, these benefits result from his service as an employee of Wells Fargo (formerly Norwest) Financial, Inc. (“WFFI”). In the case of Mr. Edwards, they relate to his service as an employee of First Interstate Bancorp, a predecessor corporation to the former Wells Fargo, until 1995 when he joined the former Norwest. Mr. Oman and Mr. Edwards are also entitled to certain supplemental retirement benefits under the arrangements described below.

Mr. Oman was employed by WFFI and was an active participant in its retirement plan (the “WFFI Retirement Plan”) from April 30, 1979 until January 1, 1990, when he transferred to Wells Fargo

Home Mortgage, Inc. (formerly Norwest Mortgage, Inc.) and became eligible to participate in the former Norwest Plans. As a result of certain amendments made to the Combined Plans as of January 1, 2001 to include former WFFI’s employees’ years of credited service with WFFI for purposes of computing points and calculating compensation credits, Mr. Oman’s Account balance was re-calculated retroactive to July 1, 1999 to reflect his additional years of credited service. The information given with respect to Mr. Oman on pages 27 and 28 of this proxy statement with respect to his years of credited service and his estimated benefit as of December 31, 2002 under the Combined Plans takes into account the amendments made to the Combined Plans described above.

Mr. Oman is also entitled to receive a supplemental annual retirement benefit under a supplemental retirement arrangement with the Company. This supplemental benefit will be determined based upon the difference between what Mr. Oman would receive under the Combined Plans and a hypothetical benefit calculated using a formula which takes into account his final average monthly earnings and years of credited service with the Company (excluding his years of service with WFFI) as of the date his employment with the Company terminates. For purposes of this formula, Mr. Oman’s benefit will be adjusted by an additional amount based upon his actual final average earnings as of the date of his transfer from WFFI, his final average earnings as of the date his employment with the Company terminates, the benefit he had accrued under the WFFI Retirement Plan as of the date of his transfer, and certain additional subsidies if he terminates employment with the Company prior to age 65. Assuming that Mr. Oman had reached the age of 55 as of December 31, 2002 (the earliest retirement age at which benefits become payable under the WFFI Retirement Plan) and that his final average earnings, for purposes of calculating his supplemental benefit under this arrangement, were the amounts shown as “Salary” for 2002 and “Bonus” for 2001 in columns (c) and (d) of the Summary Compensation Table on page 23 of this proxy statement, Mr. Oman would receive an annual supplemental benefit of $460,550 under this arrangement.

In addition to his benefits under the Combined Plans and the supplemental retirement arrangement described above, Mr. Oman is entitled to receive certain accrued retirement benefits under the WFFI Retirement Plan. His accrued benefits under this plan were frozen upon his transfer to the Company in 1990. As of December 31, 2002, the annual retirement benefits Mr. Oman would be entitled to receive under the WFFI Retirement Plan beginning at age 55 and at age 65 (normal retirement age under the WFFI Retirement Plan) would be $6,516 and $15,492, respectively.

C. Webb Edwards is entitled to receive an alternative retirement benefit calculation under the Combined Plans. Mr. Edwards was an employee of First Interstate Bancorp, a predecessor corporation of the former Wells Fargo, until 1995 when he joined the former Norwest. Mr. Edwards also participated in the First Interstate Plan which was frozen for purposes of additional benefit accruals in 1996. For any participant in the Combined Plans who terminates employment with the Company and who was a participant in the First Interstate Plan, was at least 45 years of age, and had at least five years of credited service on June 30, 1999, the Company will compare the opening balance in that participant’s Account, plus investment credits made to the Account through the date payment of benefits to the participant are to commence, to the lump sum value of the participant’s frozen First Interstate Plan benefit as of such payment date. If the value of the frozen First Interstate Plan benefit is greater than the participant’s total Account balance, the participant will receive the difference in the form of an extra benefit amount credited to the Account. Mr. Edwards will be eligible for this special transition comparison calculation at the time he terminates his employment with the Company. Based on an estimated special transition benefit comparison, assuming Mr. Edwards had terminated his employment with the Company as of December 31, 2002 and elected to receive payment of his benefits under the Combined Plans as of that date, a special transition benefit amount equal to $111,707 would be added to Mr. Edwards’ Account under the Combined Plans.

Mr. Edwards is also entitled to a supplemental annual retirement benefit pursuant to an agreement made in 1995 at the time he was employed by the former Norwest. To determine the amount of this benefit, the Company first will calculate a hypothetical annual retirement benefit assuming Mr. Edwards had been employed by the Company since July 23, 1984 (the date of his original employment by First Interstate Bancorp). The Company will calculate this hypothetical amount under the Combined Plans and, alternatively, under the former Norwest Plans, using the greater of the two amounts as the hypothetical annual retirement benefit for purposes of determining Mr. Edwards’ supplemental annual retirement benefit. The Company then will subtract from the hypothetical annual retirement benefit (1) the actual combined annual retirement benefit Mr. Edwards will receive under the Combined Plans and (2) the amount by which the annuitized value of Mr. Edwards’ combined balances in the Company’s 401(k) and Supplemental 401(k) Plans (referred to in footnote (4) of the Summary Compensation Table) exceeds the annuitized value of a hypothetical combined account balance under the First Interstate 401(k) and Supplemental 401(k) Plans. The Company will calculate the annuitized value of Mr. Edwards’ combined balances in these plans using certain actuarial, contribution, and investment rate assumptions. If Mr. Edwards had terminated his employment with the Company as of December 31, 2002, he would be entitled to receive an annual supplemental benefit of approximately $216,852 under this agreement.

Former Wells Fargo Retirement Plans.    David A. Hoyt also participated in a defined benefit plan sponsored by the former Wells Fargo. This plan was terminated in 1984, and annuities were purchased for all participants eligible to receive benefits under this plan. Mr. Hoyt’s annual benefit payable under this annuity beginning at age 65 is $16,226.

Long-Term Disability Plans

The Company’s Long-Term Disability Plan covers compensation of up to a total of $500,000 in salary and designated incentive compensation. The plan provides a monthly benefit to an eligible employee, who is totally disabled (as defined in the plan) for more than 22 weeks, equal to 65% of the participant’s average covered compensation, up to a maximum compensation of $500,000 per year and a maximum monthly benefit of $27,083. The Supplemental Long-Term Disability Plan extends similar disability coverage for the base salary earned by Richard M. Kovacevich in excess of $500,000. The monthly benefit payable under either plan may be offset by other sources of income.

Other Compensation Arrangements for Certain Executive Officers

Howard I. Atkins.    In connection with his employment as the Chief Financial Officer of the Company in August 2001, Mr. Atkins entered into an employment arrangement with the Company pursuant to which he received an initial annual base salary of $550,000 and certain minimum bonus amounts for 2001 and 2002. Mr. Atkins also received certain relocation benefits under the Company’s Relocation Program discussed on pages 36 through 38 of this proxy statement, a stock option grant for 253,100 shares, and an RSR award for 107,000 shares under the Company’s LTICP. Mr. Atkins also receives certain other perquisites under this arrangement consistent with those available to all executive officers. Information with respect to Mr. Atkins’ salary, incentive compensation for 2001 and 2002, certain relocation benefits and other perquisites in 2002, and the stock option grant and RSR award in 2001 under this arrangement is included in the Summary Compensation Table on pages 23 and 24 of this proxy statement in column (c) “Salary,” column (d) “Bonus,” column (e) “Other Annual Compensation,” column (f) “Restricted Stock Awards,” and column (g) “Securities Underlying Options SARs(#)” and related footnotes.

Mr. Atkins also is entitled to certain retirement and severance benefits under this arrangement with the Company. With respect to retirement benefits, if Mr. Atkins’ employment terminates before the date he is 100% vested for benefit purposes under the terms of the Company’s 401(k) Plan, Supplemental 401(k) Plan, and the Combined Plans, he will receive a retirement benefit computed in accordance with those plans as if he were fully vested as of the date of such termination. With respect to severance benefits, if Mr. Atkins’ employment is involuntarily terminated by the Company for any reason other than for cause within three years from the date of his employment, Mr. Atkins will be entitled to receive certain severance benefits for a period equal to the longer of three years from his original employment date and two years from his employment termination date. These benefits will include his then current salary, incentive compensation awards, eligibility for additional stock option grants, and full vesting of his initial RSR award and any additional stock options granted during this period. Mr. Atkins’ right to receive these benefits is conditioned upon his entering into a customary non-competition, confidentiality, and release agreement with the Company. If Mr. Atkins’ employment with the Company is involuntarily terminated other than for cause more than three years from his employment date, he will be eligible to receive severance benefits under the severance plan, if any, then maintained by the Company for comparable employees.

Les Biller.    Les Biller resigned as a director and executive officer of the Company effective September 30, 2002 but will remain an employee of the Company until his retirement on March 31, 2003 after he reaches the age of 55. In connection with his resignation, Mr. Biller entered into a separation agreement with the Company. Under the terms of this agreement, Mr. Biller received a bonus for 2002 equal to $3,375,000, and will continue to receive his 2002 salary and all current perquisites and benefits until his retirement date. Upon his retirement, Mr. Biller will receive an annual retirement benefit of $1,500,000 for his lifetime, payable in equal monthly installments, which benefit includes the annual retirement benefits payable to him upon retirement at age 55 under the terms of the Combined Plans described on pages 26 to 29 of this proxy statement, based upon 15 years and 7 months of credited service as of his expected retirement date and an alternate retirement benefit under the former Norwest Plans. Upon his death and assuming Mr. Biller’s current wife survives him, Mr. Biller’s spouse will continue to receive this annual benefit until March 31, 2013, and an annual benefit of $750,000 thereafter. In addition, all of Mr. Biller’s stock options will become vested and immediately exerciseable in accordance with their terms upon his retirement date. The Company will continue to provide Mr. Biller with an office, secretarial assistance, and the use of a car and driver until the earlier of the date he finds new permanent employment or March 31, 2005.

Severance Agreements.    In addition to the severance benefits under the employment arrangement with Howard I. Atkins and the benefits under the separation agreement with Les Biller described above, the Company has severance agreements with Messrs. Kovacevich, Oman, and Edwards, each of whom is named in the Summary Compensation Table.

The change-of-control severance agreements with Messrs. Kovacevich, Oman, and Edwards are intended to encourage them to continue to carry out their duties if there is a change of control of the Company. Under the terms of these agreements, these executive officers may receive certain payments if their employment is terminated or if their job duties or compensation and benefits are substantially reduced within three years following a change of control of the Company. The maximum payments are two times the sum of the executive officer’s (i) base salary rate, (ii) the value of perquisites provided by the Company, and (iii) the highest potential incentive compensation award or, in the case of Mr. Kovacevich, an amount equal to the two-year average of his incentive compensation awards. The agreements also continue certain medical, dental, and life insurance benefits for up to two years after termination. If payments received by any such officer as a result of a change of control result in an excise tax liability for such officer, the Company will also pay to the officer an additional amount equal to the excise tax plus a gross-up for additional income taxes, interest, and penalties related to the excise tax.

Mr. Kovacevich also has a severance agreement with the Company under which he can receive benefits of a minimum payment of 12 months’ salary (less the amount of any other severance payments to which he may be entitled under any severance plan of the Company then in effect), a pro rata portion of his incentive compensation, and certain life and health insurance benefits. The benefits are payable if his employment is terminated by the Company for a reason other than for cause or if his job duties are substantially reduced and he resigns within 90 days thereafter.

The Company also has a plan that provides salary continuation pay to any executive officer or other employee who is discharged under the circumstances stated in the plan and who does not have another separation agreement with the Company. The amount of salary continuation pay under this plan is based on years of service and job level and includes payment of base salary and continuation of benefits for specified monthly periods.

OTHER INFORMATION ABOUT DIRECTORS

AND EXECUTIVE OFFICERS

Loans

During 2002, certain directors, executive officers, members of their immediate families, and their associates had banking transactions, including loans, in the ordinary course of business with the Company’s bank subsidiaries. In addition, prior to the adoption of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) effective July 30, 2002, Wells Fargo Investments, LLC, a broker-dealer subsidiary, made margin loans in the ordinary course of business to certain executive officers. All loans were made on substantially the same terms, including interest rates and collateral, as those available at the time for similar transactions with other persons. The loans did not involve more than the normal risk of collection or have other unfavorable features.

Certain directors, executive officers, and members of their immediate families had mortgage and other loans from three of the Company’s non-bank subsidiaries. Information on these loans is given below.

Three non-employee directors and 18 executive officers of the Company (including Les Biller and the current executive officers named in the Summary Compensation Table), as well as members of the immediate families of certain directors and executive officers, obtained mortgage loans from Wells Fargo Home Mortgage, Inc. (“WFHMI”), a mortgage lending subsidiary of Wells Fargo Bank, N.A. Prior to the adoption of Sarbanes-Oxley, WFHMI waived an origination fee equal to 1% of each loan amount in connection with the mortgage loans to the directors and executive officers, a benefit available to all Company employees.

The mortgage loans made by WFHMI include loans made to Richard M. Kovacevich, Les Biller, John G. Stumpf, and Howard I. Atkins, all of whom are named in the Summary Compensation Table, under the Company’s relocation program (the “Relocation Program”) described on pages 36 through 38 of this proxy statement. Information about the mortgage loans made to these individuals also appears in the loan table and related footnotes on pages 35 and 36.

During 2002, certain executive officers of the Company who were officers of the former Wells Fargo had outstanding mortgage loans made under its Executive Loan Program and outstanding loans to facilitate their exercise of stock options granted under the former Wells Fargo’s Long-Term Incentive Plan. These loans are now held by WFC Holdings Corporation (“WFC Holdings”) as successor to the former Wells Fargo after the Merger. Under the Executive Loan Program, an eligible employee could obtain a mortgage loan for purchasing, constructing, improving, or refinancing the employee’s principal residence. Mortgage loans were available in amounts which, when aggregated with other debt secured by the residence, would not exceed the lesser of $1,500,000 or 100% of the fair market value of the residence. New mortgage loans under this loan program are no longer being made. The stock option loans had maximum terms of six years and variable interest rates that were adjusted each year based on the greater of the average annual rate for three-year U.S. Treasury notes for the immediately preceding calendar year and the applicable rate under the Internal Revenue Code.

As a result of certain provisions of Sarbanes-Oxley, the Company and its subsidiaries (with certain exceptions) are generally prohibited from making loans to directors and executive officers. Any loan made by the Company or one of its subsidiaries to a director or an executive officer prior to July 30, 2002, may remain outstanding. The Company’s bank and consumer lending subsidiaries, including WFHMI, may continue to make loans to the Company’s directors and executive officers on non-preferential terms. In accordance with Sarbanes-Oxley, directors and executive officers are no longer permitted to participate in WFHMI’s program waiving a 1% mortgage origination fee for Company employees who obtain mortgage loans from WFHMI. WFC Holdings also has discontinued making stock option exercise loans to executive officers of the Company who were officers of the former Wells Fargo.

Information about loans made or held by WFHMI or WFC Holdings, as the case may be, to directors and to the current executive officers and Les Biller, a former executive officer, named in the Summary Compensation Table is shown in the following table:

Name and Principal Position	Highest Outstanding Loan Balance Since 1/1/02	Outstanding Loan Balance on 12/31/02	Annual Interest Rate
Howard I. Atkins (1) Executive Vice President and Chief Financial Officer	$1,100,000 550,000	$1,088,277 550,000	6.75% (Fixed) Interest-Free
Les Biller (2) Vice Chairman and Chief Operating Officer	750,000	750,000	Interest-Free
C. Webb Edwards (3) Executive Vice President	995,751	989,944	6.875% (ARM)
Susan E. Engel (4) Director	552,000	-0-	5.875% (ARM)
David A. Hoyt (5) Group Executive Vice President	99,997	-0-	6.22%
Richard M. Kovacevich (6) Chairman, President and Chief Executive Officer	995,000	995,000	Interest-Free
Benjamin F. Montoya (7) Director	300,000 199,990	-0- 199,071	7.125% (Fixed) 7.00% (Fixed)
Mark C. Oman (8) Group Executive Vice President	997,139 1,000,000 575,000	-0- 997,479 573,550	6.25% (ARM) 4.75% (ARM) 4.75% (ARM)
John G. Stumpf (9) Group Executive Vice President	325,000	-0-	Interest-Free
Michael W. Wright (10) Director	540,552	-0-	6.625% (ARM)
Immediate family members of directors (11)	396,575 300,000 848,000 322,063	-0- -0- 845,813 -0-	7.875% (ARM) 6.375% (Fixed) 4.625% (ARM) 6.00% (ARM)

(1)	The loan shown on the first line opposite Mr. Atkins’ name is a mortgage loan made to him by WFHMI to purchase a new principal residence following his employment by the Company in August 2001 and his relocation to San Francisco, California. The loan shown on the second line is a down payment loan made in December 2001 under the Relocation Program described on pages 36 through 38 of this proxy statement.

(2)	The loan shown opposite Mr. Biller’s name is a down payment loan made in June 1999 under the Relocation Program described on pages 36 through 38 of this proxy statement.

(3)	The loan shown opposite Mr. Edwards’ name is a mortgage loan made by WFHMI to purchase his principal residence.

(4)	The loan shown opposite Ms. Engel’s name is a mortgage loan on her principal residence which was refinanced during 2002 by Wells Fargo Bank Minnesota, N.A.

(5)	The loan shown opposite Mr. Hoyt’s name was made under the former Wells Fargo’s Long-Term Incentive Plan in connection with his exercise of stock options to purchase shares of the Company’s common stock and was paid in full in 2002.

(6)	The loan shown opposite Mr. Kovacevich’s name is a down payment loan made in January 1999 under the Relocation Program described on pages 36 through 38 of this proxy statement.

(7)	The loans shown on the first and second lines opposite Mr. Montoya’s name are mortgage loans made by WFHMI and Wells Fargo Funding, Inc., a subsidiary of Wells Fargo Bank Minnesota, N.A., during 2002. The first loan was sold to a third party during 2002.

(8)	The loan shown on the first line opposite Mr. Oman’s name is a mortgage loan on his second home made by WFHMI. The loan was refinanced by WFHMI during 2002 by the loan shown on the second line opposite his name. The loan shown on the third line is a mortgage loan made by WFHMI during 2002.

(9)	The loan shown opposite Mr. Stumpf’s name is a down payment loan made in February 2001 under the Relocation Program described on pages 36 through 38 of this proxy statement and was paid in full in August 2002.

(10)	The loan shown opposite Mr. Wright’s name is a mortgage loan on his principal residence made by WFHMI and was refinanced during 2002 by Wells Fargo Bank Minnesota, N.A.

(11)	The loans shown on the first, second, third, and fourth lines opposite “Immediate family members of directors” are mortgage loans made by WFHMI to, respectively, three sons of Donald B. Rice, a director, and to a daughter of Michael W. Wright, a director. The loans shown on the first, second and fourth lines were sold to a third party during 2002.

Four executive officers not named in the Summary Compensation Table and two members of their immediate families had outstanding mortgage loans from WFHMI during 2002 (including one mortgage loan made under the Relocation Program) totaling $4,257,184. These mortgage loans (other than the interest-free down payment mortgage loan under the Relocation Program) had annual interest rates ranging from 4.625% (adjustable) to 7.875% (adjustable) and 5.875% (fixed) to 7.0% (fixed). Of these loans, three were sold by WFHMI in the secondary real estate mortgage market and two were paid in full during 2002. One executive officer of the Company who was an officer of the former Wells Fargo had a mortgage loan (ultimately held by WFC Holdings) under the Executive Loan Program, totaling $344,264, with a fixed annual interest rate of 5.375%. This loan was paid in full during 2002.

Three executive officers of the Company also had stock option loans held by WFC Holdings totaling $527,470, with an interest rate during 2002 of 6.22%. One of the loans was paid in full during 2002. The balances given for the mortgage loans described in the preceding paragraph, and the balances given for the stock option loans in this paragraph were the highest outstanding balances during 2002.

Relocation Program

The Company offers a relocation program (the “Relocation Program”) for eligible employees, including executive officers, who relocate at the Company’s request and, in appropriate circumstances, to eligible new employees who relocate in connection with their employment by the Company. The Company believes this program offers a valuable incentive to attract and retain key employees.

Effective July 30, 2002, the Relocation Program was revised in response to Sarbanes-Oxley to eliminate certain loan benefits for executive officers who relocate at the Company’s request. The following description of the Relocation Program describes benefits available to eligible executive officers prior to this date, and the revisions made to the program for executive officers in response to Sarbanes-Oxley. The relocation benefits made available prior to July 30, 2002, to eligible executive officers, as described below, continue to be made available to eligible employees who are not executive officers of the Company.

Prior to July 30, 2002, executive officers who relocated were eligible to receive a first mortgage loan (subject to applicable lending guidelines) from WFHMI on the same terms as those available to any employee of the Company, which terms include a waiver of the loan origination fee. In addition, prior to July 30, 2002, executive officers who relocated to a designated high cost area (or in certain limited circumstances to a location not designated as a high cost area) may have received from the Company a mortgage interest subsidy on the first mortgage loan of up to 25% of the executive’s annual base salary, payable over a period not less than the first three years of the first mortgage loan, and a 30-year, interest-free second mortgage down payment loan in an amount up to 100% of his or her annual base salary to purchase a new primary residence. The second mortgage loan must be repaid in full if the executive terminates employment with the Company or retires, or if the executive sells the residence. A relocating executive officer may have also received a transfer bonus of up to 30% of the executive’s base salary.

On and after July 30, 2002, executive officers are still eligible (subject to applicable lending criteria) to receive a first mortgage loan from WFHMI, except that the loan must be on the same terms as those available to any residential home mortgage customer. However, executive officers are no longer eligible for a mortgage interest subsidy from the Company relating to the first mortgage loan on, or an interest-free second mortgage down payment loan for the purchase of a new primary residence. Under the revised Relocation Program, the Company may pay a relocating executive officer a transfer bonus in an amount determined by senior management on the earlier of the date he or she commences employment or purchases a new home. Any executive officer who had received the mortgage interest subsidiary and interest-free down payment loan benefit prior to July 30, 2002, pursuant to the Relocation Program may continue to receive such benefits, but may not amend the terms of the loan to which these benefits relate.

For many relocations made at the Company’s request, the Company pays all related home purchase closing costs and household goods moving expenses for the relocating executive officer. The Relocation Program also assists eligible relocating executives in defraying costs associated with selling their current residences. Available benefits may include payment of selling costs customarily incurred by a seller of residential real estate (such as real estate commissions, title and appraisal fees, and other routine closing costs), purchase of the relocating executive’s home at its appraised market value by a third party relocation company using Company funds, and certain cash incentives to executives who locate buyers for their homes directly.

With the exception of expenses paid to or on behalf of the executive officer to move household goods and sell his or her home, the benefits described above (other than the mortgage loans) are treated as taxable income to the executive. The Relocation Program also includes, as a potential additional benefit, reimbursement of the amount of taxes paid on the taxable portion of amounts received by the executive under the Relocation Program.

During 2000 to 2002, each of Richard M. Kovacevich, Les Biller, John G. Stumpf, and Howard I. Atkins (all of whom are named in the Summary Compensation Table on page 23 of this proxy statement) received benefits under the Relocation Program in one or more years included in this period. Mr. Kovacevich and Mr. Biller received down payment and mortgage loan benefits in 1999 following the relocation of the Company’s headquarters to San Francisco, California. In 2001, each of John G. Stumpf and Howard I. Atkins received certain mortgage loan and other relocation benefits under the prior Relocation Program in connection with, respectively, Mr. Stump’s transfer to Denver, Colorado and Mr. Atkins’ relocation to San Francisco, California upon his employment by the Company. For 2002, Mr. Stumpf received a transfer bonus in connection with his transfer to San Francisco, California and certain other benefits under the amended Relocation Program. Information about the amount and type of benefits received by each of them under the Relocation Program is included in column (e) and footnote (2) of the Summary Compensation Table on pages 23 and 24 of this proxy statement.

Compensation Committee Interlocks and Insider Participation

The Human Resources Committee (the “HRC”) and the Section 162(m) Committee (the “162(m) Committee”) determine the compensation to be paid to the Company’s Chief Executive Officer and other executive officers, including the executive officers named in the Summary Compensation Table. The members of the HRC for 2002 were Michael W. Wright (Chair), Michael R. Bowlin, David A. Christensen, Susan E. Engel, Robert L. Joss, Richard D. McCormick, and Donald B. Rice. The members of the 162(m) Committee for 2002 consisted of all the members of the HRC except Mr. Joss.

The 162(m) Committee was created in November 1999 to administer the Company’s Performance Policy to conform to the requirements of Section 162(m) of the Internal Revenue Code. In order for certain compensation to be deductible by the Company, Section 162(m) regulations require that compensation of executive officers named in the proxy statement be determined under the Policy by a committee of at least three outside directors. Robert L. Joss, who is a member of the HRC, is not eligible to serve on the 162(m) Committee under IRS regulations relating to Section 162(m) because he was an officer of the former Wells Fargo during a period that ended in 1993.

David A. Christensen, Donald B. Rice, and Michael W. Wright are directors and members of the HRC and 162(m) Committees. Mr. Christensen has an adult child and an adult nephew, Mr. Rice has an adult child and an in-law and Mr. Wright has an adult child, each of whom is an employee of the Company or a subsidiary and was paid compensation in 2002 in excess of $60,000 but less than $310,000 and other benefits comparable to those received by employees having similar positions. The compensation of each was established by the Company in accordance with its employment and compensation practices applicable to employees holding comparable positions. These immediate family members are five of the approximately 134,000 employees of the Company and do not report directly to any executive officer of the Company. Mr. Wright, another of his adult children, and three adult children of Mr. Rice (including the adult child who is an employee) each had a mortgage loan from WFHMI during 2002. Information on these loans is included the in the table beginning on page 35 of this proxy statement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 and related regulations require the Company’s directors, executive officers, and anyone holding more than 10% of the Company’s common stock (“reporting persons”) to report their initial ownership of the Company’s common stock and any changes in that ownership to the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange. The Company assists its directors and executive officers in complying with these requirements and is required to disclose in this proxy statement the failure to file these reports on behalf of any reporting person when due. All reporting persons of the Company satisfied these filing requirements except as follows: reports were not timely filed on behalf of Howard I. Atkins and Daniel W. Porter, executive officers of the Company, to report the vesting on July 1, 2002, of 21,400 and 9,892 restricted share rights respectively owned by them. These transactions were subsequently reported on Forms 4. In making these disclosures, the Company relied on written representations of each reporting person and copies of the reports filed with the SEC.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the Company’s equity compensation plans in effect at December 31, 2002, aggregated for two categories of plans: those approved by stockholders and those not approved by stockholders. The first category consists of the Long-Term Incentive Compensation Plan (the “LTICP”). The second category consists of:

•	the 1999 Deferral Plan for Directors,

•	the 1999 Directors Formula Stock Award Plan,

•	the 1999 Directors Stock Option Plan,

•	the Deferred Compensation Plan for employees,

•	the Non-Qualified Deferred Compensation Plan for Independent Contractors,

•	the Norwest Corporation Directors’ Formula Stock Award Plan,

•	the Norwest Corporation Directors’ Stock Deferral Plan,

•	the PartnerShares® Stock Option Plan,

•	the Performance Deferral Award Plan for Mortgage Banking Executives, and

•	the Supplemental 401(k) Plan.

The Norwest Corporation Directors’ Formula Stock Award Plan, the Norwest Corporation Directors’ Stock Deferral Plan, and the Performance Deferral Award Plan for Mortgage Banking Executives were in effect at December 31, 2002, only with respect to the payment of outstanding awards or deferred compensation benefits under those plans. No future awards or deferrals may be made under those plans.

The material features of the 1999 Deferral Plan for Directors, the 1999 Directors Formula Stock Award Plan, and the 1999 Directors Stock Option Plan are described in this proxy statement under “Item 1—Election of Directors—Director Compensation.” As described in “Item 3—Approve the Directors Stock Compensation and Deferral Plan,” those plans will terminate on the date the Company’s stockholders approve the Directors Stock Compensation and Deferral Plan. The material features of the other plans not approved by stockholders are described immediately following the footnotes to the table. All outstanding awards relate to the Company’s common stock. Information is as of December 31, 2002, unless otherwise indicated.

Equity Compensation Plan Information (1)

	(a)		(b)		(c)
Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a))
Equity compensation plans approved by security holders	86,258,168	(2)	$41.01	(3)	79,865,035	(4)
Equity compensation plans not approved by security holders	54,110,191	(5)	43.26		15,901,088	(6)

Total	140,368,359		41.84	(3)	95,766,123

(1)	Information about equity compensation plans assumed by the Company in mergers is not included in the table because the Company cannot grant additional awards under those plans. A total of 7,917,226 shares of common stock was issuable upon exercise of options and restricted share rights granted under plans assumed in mergers, including 5,750,326 shares issuable upon exercise of options and restricted share rights granted under plans assumed in the Merger and 1,815,078 shares issuable upon exercise of options granted under plans assumed in the First Security Corporation merger. The weighted average exercise price of all options granted under plans assumed in mergers was $32.56.

(2)	Includes 224,777 shares of common stock subject to restricted share rights.

(3)	Does not reflect restricted share rights because they have no exercise price.

(4)	The Company may issue shares of common stock pursuant to an award of stock, restricted stock, restricted share rights, stock options, performance shares, or performance units.

(5)	Includes 2,624,427 shares of common stock issuable upon a complete distribution of deferred compensation benefits payable in shares of common stock. Also includes 1,248,102 shares of common stock issuable upon a complete distribution of benefits under the Supplemental 401(k) Plan.

(6)

Excluding shares reflected in column (a), the Company could have issued the number of shares of common stock indicated in the following table for each plan pursuant to any of the award types listed for the plan, or if indicated for the plan, pursuant to distributions of deferred compensation benefits. No information is provided for the Norwest Corporation Directors’ Formula Stock Award Plan, the Norwest Corporation Directors’ Stock Deferral Plan, and the Performance Deferral Award Plan for Mortgage Banking Executives because no future awards or deferrals may be made under those plans and because column (a) reflects all shares issuable under those plans upon payment of outstanding awards or outstanding deferred compensation benefits. No information is provided for the Supplemental 401(k) Plan because all shares authorized by the Board for issuance under the plan have been issued or are reflected in column (a).

Plan	Number of Shares	Award Types
1999 Deferral Plan for Directors	215,552	Deferral distribution
1999 Directors Formula Stock Award Plan	151,829	Stock
1999 Directors Stock Option Plan	439,246	Stock options
Deferred Compensation Plan for Employees	651,492	Deferral distribution
Non-Qualified Deferred Compensation Plan for Independent Contractors	411,038	Deferral distribution
PartnerShares Stock Option Plan	14,031,931	Stock, stock options

Deferred Compensation Plan for Employees.    The Deferred Compensation Plan for employees allows participants to defer receipt of salary and certain other compensation until a future year or years as selected by the participants, subject to the terms of the plan. The plan administrator determines which employees of the Company and its subsidiaries will be eligible to participate in the plan for a given year. The plan administrator may delegate this authority to one or more officers of the Company. Participants in the plan can defer up to 85% of their base salary and all of their bonuses and incentive compensation. Participants can also defer their gains from stock option exercises under the LTICP. Once made, deferral elections are irrevocable. The Company treats amounts deferred by a participant as if invested in the valuation option or options selected by the participant or required under the plan, and determines the deferred compensation benefit payable to the participant based on those valuation options. The plan offers a number of valuation options, including one indexed to the Company’s common stock. For deferral years 2000 and later, participants are required to allocate at least 20% of their deferral to the Company common stock valuation option. Stock option gain deferrals are allocated in full to the Company common stock valuation option. The Company distributes amounts allocated to the Company common stock valuation option in shares of common stock. Participants have no direct interest in any of the valuation options and are general unsecured creditors of the Company with respect to their deferred compensation benefits under the plan.

Non-Qualified Deferred Compensation Plan for Independent Contractors.    The Non-Qualified Deferred Compensation Plan for Independent Contractors is sponsored by WF Deferred Compensation Holdings, Inc., a wholly-owned subsidiary of the Company. The plan allows participants to defer all or part of their eligible compensation payable by participating affiliates of the Company until a future year or years as selected by the participants, subject to the terms of the plan. To be eligible to participate, a person must be an independent contractor who performs qualifying investment or other financial services for a participating affiliate and who has been designated as eligible to participate in the plan by the participating affiliate. The plan sponsor treats amounts deferred by a participant as if invested in the valuation option or options selected by the participant or required under the plan, and determines the deferred compensation benefit payable to the participant based on those valuation options. The plan offers a number of valuation options, including one indexed to the Company’s common stock. The plan sponsor distributes amounts allocated to the Company common stock valuation option in shares of common stock. The Company has guaranteed the obligations of the plan sponsor under the plan. Participants have no direct interest in any of the valuation options and are general unsecured creditors of the plan sponsor and the Company with respect to their deferred compensation benefits under the plan.

Norwest Corporation Directors’ Formula Stock Award Plan.    Under the Norwest Corporation Directors’ Formula Stock Award Plan, the Company awarded shares of common stock to its non- employee directors. The plan allowed participants to defer receipt of all or a portion of their awards until a future year or years as selected by the participants, subject to the terms of the plan. Participants receive credit for dividends paid on shares of the Company’s common stock. Participants have no direct interest in the shares deferred under the plan and are general unsecured creditors of the Company with respect to payment of their stock awards under the plan. The plan was in effect at December 31, 2002, only with respect to the distribution of deferred stock awards, and no future stock awards or deferrals of stock awards may be made under this plan.

Norwest Corporation Directors’ Stock Deferral Plan.    Under the Norwest Corporation Directors’ Stock Deferral Plan, a participating director could defer receipt of all or part of the annual cash retainer and meeting fees payable to the director until a future year or years as selected by the director, subject to the terms of the plan. A participating director could elect distribution of his or her deferral account in a lump sum in either cash or whole shares of the Company’s common stock, or a combination of both. Alternatively, the director could elect to receive the distribution in up to ten annual installments of cash. The plan was in effect at December 31, 2002, only with respect to the distribution of deferral accounts, and no future deferrals may be made under this plan.

PartnerShares Stock Option Plan.    Under the PartnerShares Stock Option Plan, the Board of Directors, the Human Resources Committee, or a PartnerShares Committee can grant options to buy the Company’s common stock to any employee of the Company or affiliate of the Company other than employees subject to Section 16 of the Securities Exchange Act of 1934 and certain other specified categories of employees. Participants in the LTICP are generally not eligible to receive option grants under the PartnerShares Plan. The PartnerShares Committee determines, subject to the terms of the plan, the exercise price, the expiration date, and the other exercise terms of each option grant including any vesting price or vesting schedule. Under the terms of the PartnerShares Plan, the exercise price may not be less than the closing share price of the common stock on the New York Stock Exchange as of the trading day immediately preceding the grant date and the expiration date may not be more than ten years from the grant date.

Performance Deferral Award Plan for Mortgage Banking Executives.    Under the Performance Deferral Award Plan for Mortgage Banking Executives, a specified portion of a participant’s unvested bonus award was credited to the participant’s plan account in the form of phantom shares of the Company’s common stock. Participants include certain employees of Wells Fargo Home Mortgage, Inc. and other Company subsidiaries in the mortgage banking, home equity, or trust businesses. No future awards may be made under the plan, and 2000 was the last deferral year covered by the plan. The portion of each bonus award covered by the plan vests in three equal annual installments beginning on March 1 of the first year following the year in which the award was granted. For deferral years 1999 and earlier, participants receive the value of the vested portion of their plan account in cash. For deferral year 2000, participants receive the value of the vested portion in shares of the Company’s common stock. Participants can elect to defer receipt of some or all of the vested portion of their plan account into the Deferred Compensation Plan for employees.

Supplemental 401(k) Plan.    The Supplemental 401(k) Plan is a non-qualified supplemental retirement plan that provides benefits to participants in the Company’s 401(k) Plan whose employer matching contributions under that plan are limited because of IRS-imposed limitations on their plan contributions and/or because they elected to defer compensation, that would otherwise have been available for contribution to the 401(k) Plan, into one or more non-qualified deferred compensation plans maintained by the Company. The Company credits the account of each participant in the Supplemental 401(k) Plan in the amount of the employer matching contribution that the Company would have made to the participant’s 401(k) Plan account had the IRS limit not existed and/or the participant not deferred compensation. Under the Supplemental 401(k) Plan, credits to a participant’s account are converted to share equivalents as if invested in the Company’s common stock as of the applicable record date. Additional credits are allocated to a participant’s account to reflect dividends paid on the common stock, based on the number of share equivalents credited to the participant’s account. These additional credits are also converted to share equivalents as if invested in common stock. Distribution of a participant’s account begins as soon as administratively feasible in the calendar year following the year the participant retires or the participant’s employment otherwise terminates. Amounts that are treated as if invested in common stock are distributed in shares of common stock. Participants are general unsecured creditors of the Company with respect to their benefits under the plan.

ITEM 2—APPROVE THE

PERFORMANCE-BASED COMPENSATION POLICY

In 1994 and again in 1998 prior to the Merger, the Company’s stockholders approved the “Performance-Based Compensation Policy” in accordance with Section 162(m) and related regulations of the Internal Revenue Code (the “Code”) described below (the “Section 162(m) Rules”). Under the Section 162(m) Rules, stockholders are required to approve the maximum incentive award payable to executive officers covered by the Performance-Based Compensation Policy and the related performance goals every five years. The Board’s Section 162(m) Committee amended and restated the Performance-Based Compensation Policy in connection with its submission to stockholders for approval at the 2003 meeting.

A copy of the Performance-Based Compensation Policy presented for stockholder approval (the “Policy”) is included at the end of this proxy statement as Exhibit A. The discussion that follows is a summary only. Stockholders are urged to read the complete text of the Policy.

Section 162(m) and Performance-Based Compensation

Under the Section 162(m) Rules, a company may not deduct for tax purposes compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers unless the compensation is “performance-based.” Compensation is “performance-based” if it meets these tests: (1) it will be paid only if the executive officer meets one or more objective performance goals; (2) the performance goals must be in writing and be set by a compensation committee consisting of two or more members, all of whom must be outside directors; (3) the compensation committee must set the performance goals within certain time periods before the executive officer performs the services and before it can be known whether or not the executive officer will meet these goals; (4) the material terms of the performance goals must be disclosed to, and approved by stockholders before the compensation is paid; and (5) the compensation committee must certify that the executive officer has met the performance goals.

Performance goals may be based on one or more business criteria that apply to an individual, a business unit or the company as a whole. If a company’s stockholders have approved the employees eligible to receive compensation, the maximum amount of compensation, and the business criteria on which performance goals are set, then the fourth test above is met. Because the Policy identifies covered executive officers as the employees eligible to be compensated under the Policy, fixes the maximum amount that can be paid to a covered executive officer as compensation under the Policy, and spells out the business criteria used to set performance goal targets, the Policy contains the material terms of the performance goals.

Why Stockholder Approval is Being Requested

Stockholders are being asked to approve the Policy at the 2003 annual meeting in order to comply with the Section 162(m) approval requirements. Stockholders must approve the business criteria used to determine performance goals for, and the maximum compensation amount payable to covered executive officers by approving the Policy every five years.

How the Policy Works

The Policy applies to each covered executive officer of the Company. A covered executive officer is a person who, on the last day of a taxable year, is either the Company’s chief executive officer (or someone acting in that capacity) or one of the four other highest-paid executive officers. Each executive officer listed in the Summary Compensation Table on page 23 (other than Les Biller, who resigned as an executive officer of the Company on September 30, 2002) would be a covered executive officer under the Policy assuming no change in his position or compensation as of the last day of 2003.

A covered executive officer will receive an incentive compensation award only if he or she has met one or more performance goals for each Performance Period. The Policy defines a Performance Period as a calendar year beginning January 1 and ending December 31. The Committee must set performance goals (which can be in the form of alternative goals) in writing for each Performance Period no later than 90 days after it starts.

The Committee may set performance goals using any one or more business criteria stated in the Policy. The business criteria are defined below.

Earnings Per Share means the Company’s diluted earnings per share as reported in the Company’s consolidated financial statements for each applicable Performance Period adjusted as described below for Net Income.

Business Unit Net Earnings means the net earnings of the Company’s business unit managed by a covered executive officer, determined under generally accepted accounting principles, adjusted in accordance with the Company’s management accounting practices and conventions in effect at the beginning of the Performance Period, and further adjusted as described below for Net Income.

Return on Realized Common Equity means the Company’s Net Income on an annualized basis less dividends accrued on outstanding preferred stock, divided by the Company’s average total common equity, excluding average accumulated comprehensive income as reported in the Company’s consolidated financial statements for the Performance Period.

Under the terms of the Policy, as presented to stockholders for approval at the annual meeting, the maximum incentive compensation award to any covered executive officer under the Policy may not exceed one-half of one percent (0.5%) of the Company’s “Net Income.” The Committee determined that it was appropriate to reduce the maximum incentive award, subject to stockholder approval, from 0.8% to 0.5% of the Company’s Net Income in light of the significant growth experienced by the

Company since 1998, the date the Policy was last approved by stockholders. As revised to reflect changes in accounting rules, the definition of “Net Income” as used in the Policy reads as follows:

(c)	The term “Net Income” shall mean the Company’s net income for the applicable Performance Period as reported in the Company’s consolidated financial statements, adjusted to eliminate the effect of (1) losses resulting from discontinued operations; (2) extraordinary gains or losses; (3) the cumulative effect of changes in generally accepted accounting principles; and (4) any other unusual or non-recurring gain or loss which is separately identified and quantified.

Under the Policy, the Committee has the discretion to reduce the incentive compensation award payable to a covered executive officer even if he or she has met the performance goal. The Committee will continue to review competitive market data and other factors in exercising its discretion to reduce awards under the Policy and will consider management recommendations for all covered executive officers except the chief executive officer. The Policy also provides that the incentive compensation award determined and approved by the Committee for the chief executive officer be submitted to the Board of Directors for ratification. Incentive compensation awards to covered executive officers who have met their performance goals may be paid in cash or stock, including shares of restricted stock.

The Policy is effective as of January 1, 2003, subject to approval by stockholders, and will supercede the Performance-Based Compensation Policy approved by stockholders in 1998. If the Policy is approved by stockholders, the Committee may at any time terminate, suspend, amend, or modify the Policy. However, under the terms of the Policy, stockholder approval still will be required for any future amendment or modification to the Policy that, in the opinion of counsel, would be required by the Section 162(m) Rules.

The incentive awards that would be payable under the Policy to the executive officers named in the Summary Compensation Table (assuming such persons will continue to be covered executive officers) cannot be determined because payment of future awards would be contingent upon each covered executive officer meeting the pre-established performance goals. The maximum amount of these awards would depend on the Company’s Net Income for the applicable Performance Period. The actual incentive award may also reflect the Committee’s exercise of its discretion to reduce the award. Information about the incentive compensation awards made for 2000-2002 under the Performance-Based Compensation Policy approved by stockholders in 1998, which is substantially similar to the Policy, are shown in column (d) of the Summary Compensation Table on page 23 of this proxy statement.

Vote Required; Recommendation

Approval of the Policy requires a vote in favor of the Policy by the holders of a majority of the shares of the Company’s common stock present in person or represented by proxy at the annual meeting.

The Board of Directors recommends that stockholders vote FOR the proposal to approve the Policy (Item 2 on the enclosed proxy card).

ITEM 3—APPROVE THE DIRECTORS STOCK

COMPENSATION AND DEFERRAL PLAN

At the 2003 annual meeting, stockholders are being asked to approve the Company’s Directors Stock Compensation and Deferral Plan (the “Directors Plan” or the “Plan”) adopted by the Board of Directors of the Company as the successor to the Company’s 1999 Directors Stock Option Plan, 1999 Directors Formula Stock Award Plan, and 1999 Deferral Plan for Directors (the “Existing Directors Plans”).

Like the Existing Directors Plans, the Plan provides for stock awards and stock option grants and compensation deferral for non-employee directors of the Company. Approval of the Directors Plan will create a consolidated plan allowing the Company to continue to use stock-based compensation and the opportunity to defer income to help retain the services of highly qualified individuals to serve as non-employee members of the Board of Directors of the Company and contribute to the Company’s long-term growth and financial success.

The Directors Plan will become effective, and the Existing Directors Plans will terminate on the date the Directors Plan is approved by stockholders (the “Effective Date”). Options outstanding, and amounts deferred under the Existing Directors Plans as of the Effective Date will be assumed by the Directors Plan on that date.

A description of the terms of the Existing Directors Plans and information about stock awards and stock option grants made to non-employee directors in 2002 under those plans are provided under the headings “Director Compensation—Directors Formula Stock Award Plan, —Directors Stock Option Plan, and —Deferral Plan,” on pages 14 and 15 of this proxy statement. Additional information about the Existing Directors Plans and other plans pursuant to which awards in the form of shares of the Company’s common stock may be made to directors, executive officers, and employees, including plans that were not required to be approved by stockholders but excluding plans assumed in mergers, is provided under the heading “Equity Compensation Plan Information” on pages 39 to 43 of this proxy statement.

Set forth below is a summary of the Plan’s terms and the compensation that may be granted to non-employee directors who will participate in the Plan. A copy of the Directors Plan presented for stockholder approval is included at the end of this proxy statement as Exhibit B. Stockholders are urged to read the complete text of the Directors Plan.

Description of the Plan Terms

In General.    Only non-employee directors of the Company will be eligible to participate in the Directors Plan. Thirteen of the 14 persons nominated for election to the Board of Directors at the 2003 annual meeting would be non-employee directors eligible to participate in the Directors Plan. The Company’s Director of Human Resources will generally administer the Directors Plan, except that the Governance and Nominating Committee of the Board of Directors (or any successor committee) will set the dollar value of stock option grants and formula stock awards under the Plan, subject to the limits on the value of such grants and awards contained in the Plan.

Under the Directors Plan, non-employee directors will automatically be granted formula stock awards and stock options having specified fair market values at fixed intervals over the period of continued board service. In addition, under the deferral program of the Directors Plan, the directors will have the opportunity to defer all or a part of his or her cash and stock-related compensation. A brief description of the terms of the formula stock awards, stock option grants, and deferral program appears below.

Formula Stock Awards.    Each non-employee director who has served on the Board for at least the month of April in any year and is re-elected as a director at the annual meeting of stockholders held that year or who is elected to the Board before September 30 in that year will receive an award of shares of Company common stock having a fair market value of $50,000 in 2003. Non-employee directors who are elected to the Board on or after October 1 in each year, but on or before March 31 in the following year and who attend at least one meeting, receive an award of Company stock worth $25,000. The Committee may increase by up to 200% or decrease the dollar amounts used to determine the number of shares to be granted as formula stock awards in subsequent years.

Stock Options.    Each non-employee director elected or re-elected at the annual meeting of stockholders receives an option, having a Black-Scholes value of $57,000 in 2003 (or such other greater or lesser value in subsequent years, not to exceed $150,000, determined by the Committee) to purchase shares of Company common stock at an option exercise price equal to the fair market value of the Company’s common stock on the grant date. A non-employee director joining the Board at another time will receive a stock option with a pro-rated value and an option exercise price equal to the fair market value of the Company’s common stock as of the date such individual joins the Board. The options will become exercisable six months after grant and remain exercisable for ten years. In the event the non-employee director dies while holding an option outstanding under the Directors Plan, such option will become immediately exercisable and remain exercisable until the earlier of (i) the first anniversary of the non-employee director’s death; or (ii) the tenth anniversary of the option grant date. In the event the non-employee director leaves the Board for cause, all options granted to such non-employee director under the Directors Plan shall immediately terminate and cease to be outstanding as of the date he or she ceases to be a director.

The option exercise price may be paid either in cash, or in shares of common stock owned for at least six months prior to the exercise date. Directors who exercise an option under the Directors Plan by delivering shares of previously owned common stock are granted a reload option. A reload option allows the director to purchase the same number of whole shares of common stock, at their fair market value on the date the original option was exercised, as were used to pay the option exercise price. A reload option is exercisable at any time during the remaining term of the original option.

Deferral Program.    A non-employee director may elect to defer all or part of his or her annual retainer, meeting fees, formula stock awards, gains from the exercise of stock options using previously owned stock, certain accrued retirement benefits, and any other compensation deemed eligible for deferral under the deferral program by the Company’s Board of Directors. The annual retainer and meeting fees may be deferred into either an interest-bearing account or phantom shares of Company common stock with dividends reinvested. All other deferrals may be made only into phantom shares of Company common stock with the reinvestment of dividends.

Eligible compensation deferred into an interest-bearing cash account will be distributed in cash and eligible compensation deferred into a phantom stock account will be distributed in whole shares of Company common stock, either in a lump sum or in installments, as elected by the director. A non-employee director may also elect to have his or her account balance become due and payable upon a change of control of the Company. If a non-employee director dies before receiving all distributions, all remaining distributions will be made in one lump sum to the non-employee director’s designated and surviving beneficiary, if any, or to the non-employee director’s estate.

Valuation; Assignment and Transfer.    As defined in the Plan, for purposes of determining the value of a formula stock award and the exercise price of a stock option grant, “fair market value” means the closing sales price per share of the Company’s common stock on the trading date immediately preceding the date the stock award or grant date is made. On February 28, 2003, the fair market value of a share of common stock was $45.30. Under the Plan terms, the right to receive formula stock awards and any outstanding stock options may not be transferred or assigned by the non-employee director other than pursuant to a qualifying domestic relations order or to a beneficiary designated by the director pursuant to the Plan, by will, or under applicable estate laws.

Amendment and Termination.    The Committee will have the exclusive authority to amend, modify, suspend, or terminate the Plan, subject to any stockholder approval required by applicable laws and regulations. Unless earlier terminated by the Committee, no options or formula stock awards may be granted under the Directors Plan after the tenth anniversary of the Effective Date and the Plan will terminate on the date when all shares reserved for issuance under the Directors Plan have been issued and deferred accounts have been distributed.

Shares Available for Issuance

The maximum number of shares of the Company’s common stock that may be issued under the Directors Plan, including any options or deferred accounts assumed under the Existing Directors Plans, is 800,000. Subject to this limit, shares subject to outstanding options granted under or assumed by the Directors Plan that expire or otherwise terminate before they are exercised and shares used to pay the exercise price of a stock option may be used for future stock option grants and formula stock awards. The maximum number of shares of common stock available for issuance under the Plan, as well as the number and exercise price of any outstanding stock options and the number of shares credited to any deferral account, will be adjusted to reflect changes in the outstanding shares of the Company’s common stock as the result of a merger, reorganization, stock dividend, or other change in capital.

As of February 28, 2003, 299,567 shares of common stock were subject to outstanding options and credited to deferred accounts under the Existing Directors Plans and 500,433 shares would be available for future awards, grants, and deferrals under the Directors Plan if it is approved by stockholders at the 2003 annual meeting.

Federal Income Tax Consequences of Stock Awards, Stock Option Grants, and Compensation Deferrals

A director who receives a formula stock award under Directors Plan will recognize ordinary income for federal tax purposes equal to the fair market value of the shares of common stock of the Company received, unless the director previously elected to defer all or any part of the award under the deferral program described above.

Options granted under the Directors Plan are non-statutory options that are not intended to meet the requirements of Section 422 of the Internal Revenue Code. An optionee recognizes no taxable income upon the grant of a non-statutory option. The optionee will, in general, recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. The capital gain holding period of the shares acquired will begin one day after the date the stock option is exercised. When a participant disposes of shares acquired by the exercise of an option, any amount received that is more than the fair market value of the shares on the exercise date will be treated as short-term or long-term capital gain, depending upon the holding period of the shares. If the amount received is less than the fair market value of the shares on the exercise date, the loss will be treated as short-term or long-term capital loss, depending on the holding period of the shares.

If the participant elects to defer stock option gains under the deferral feature of the Directors Plan, the amount of any stock option gains deferred is credited to the participant’s deferral account under the plan in the form of share equivalents of the Company’s common stock. Dividends paid on Company common stock are also credited to the participant’s deferral account in the form of share equivalents. A participant who elects to defer stock option gains will not have ordinary income until share equivalents credited to the deferral account, including dividend reinvestment share equivalents, are actually distributed to the participant in shares of Company common stock.

The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

If a participant pays the exercise price of a non-statutory stock option with previously owned shares of Company common stock, the shares received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The shares received in excess of the number surrendered will be taxable as ordinary income to the participant to the extent the fair market value of such shares exceeds their exercise price. The participant does not recognize income and the Company does not receive a deduction as a result of the tax-free portion of the exchange transaction.

Under the deferral program, a director who elects to defer all or part of his or her annual retainer or meeting fees, formula stock awards, or stock option gains will not have ordinary income until such deferrals, including interest earned on cash deferrals and dividend reinvestment phantom shares credited the director’s deferral account, are actually distributed to the director in cash or in shares of Company common stock. At that time, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of cash and the value of all shares distributed.

Vote Required; Recommendation

Approval of this proposal requires a vote in favor of the Directors Plan by the holders of a majority of the Company’s shares of common stock present in person or represented by proxy at the annual meeting.

Stockholder approval of the Directors Plan is being requested at the 2003 annual meeting in anticipation of the adoption of certain amendments to New York Stock Exchange (“NYSE”) rules that would require such approval. As of the date of this proxy statement, the NYSE does not currently require stockholder approval for plans, such as the Directors Plan and the Existing Directors Plans, that use treasury shares to satisfy obligations to issue shares under the plan terms. If the stockholders do not approve the Directors Plan, no stock option grants, stock issuances, or deferrals will be made pursuant to the Plan. However, stock awards, option grants, and income deferrals payable in shares of stock would continue to be made under the Existing Directors Plans or any other plan approved by the Board, subject to compliance with any then applicable NYSE rules with respect to stockholder approval.

The Board of Directors recommends that stockholders vote FOR the proposal to approve the Directors Plan (Item 3 on the enclosed proxy card).

ITEM 4—APPOINTMENT OF INDEPENDENT AUDITORS

Stockholders will also vote at the annual meeting to ratify the appointment by the Board of Directors of KPMG LLP (“KPMG”), certified public accountants, as independent auditors of the Company and its subsidiaries for the year ending December 31, 2003. KPMG or its predecessors have examined the financial statements of the Company each year since 1931. Representatives of KPMG will be present at the annual meeting to answer appropriate questions and to make a statement if they wish.

The Board of Directors recommends that stockholders vote FOR the proposal to ratify the appointment of auditors (Item 4 on the enclosed proxy card).

KPMG Fees

The Company incurred the fees shown in the following table for professional services provided by KPMG and its affiliates for 2002 and 2001.

	2002	2001
Audit Fees	$9,687,000	$8,474,000
Audit-Related Fees (1)	1,839,000	933,000
Tax Fees (2)	9,893,000	9,071,000
All Other Fees (3)	382,000	2,348,000

Total	$21,801,000	$20,826,000

(1)	Audit-related fees principally relate to services to audit employee benefit plans, review internal controls for selected information systems and business units, assist the internal audit function in performing operational audits, perform selected due diligence procedures related to acquisitions, perform agreed-upon procedures associated with selected securitization activities, and evaluate information security controls.

(2)	Tax fees predominantly relate to the preparation of tax returns for trusts and estates, other tax compliance activities and other tax planning, and consultation services. KPMG fees for the preparation of tax returns of $7.5 million and $7.6 million for 2002 and 2001, respectively, were reimbursed to the Company or paid directly by the trusts and estates for which these services had been performed.

(3)	All other fees in 2002 and approximately $148,000 of all other fees in 2001 were paid to KPMG for regulatory advisory services. The balance of all other fees in 2001, approximately $2.2 million, was paid to KPMG Consulting Inc. (“KCI”) for financial systems implementation and design and non-financial systems consulting performed through February 7, 2001. On that date, KPMG sold its entire interest in KCI, now known as BearingPoint, Inc.

Audit and Examination Committee Pre-Approval Policies and Procedures

The Sarbanes-Oxley Act of 2002 requires that all services provided to the Company by KPMG be subject to pre-approval by the Audit and Examination Committee or authorized members thereof, with certain exceptions, effective May 6, 2003. On October 11, 2002, the Committee adopted a policy to pre-approve all services to be performed by KPMG after that date. The Committee also delegated the authority to pre-approve KPMG services to each of two Committee members. On January 22, 2003, the

SEC adopted rules, generally effective May 6, 2003, allowing pre-approval to be given either by the Committee or pursuant to pre-approval policies and procedures established by the Committee. On February 24, 2003, the Committee established the policies and procedures contemplated by these rules. These policies and procedures govern the pre-approval of services by KPMG whether given by the Committee or pursuant to the Committee’s policies and procedures.

Services necessary to conduct the annual audit must be pre-approved by the Committee annually at a meeting. Permissible non-audit services to be performed by KPMG may also be pre-approved on an annual basis by the Committee if they are of a recurring nature. Pursuant to the Committee’s policies and procedures, changes in the scope of services which are pre-approved on an annual basis will be deemed to be pre-approved by the Committee so long as they do not result in fee increases in excess of a relatively small amount established by the Committee. Scope changes resulting in fee increases in excess of this amount must be approved in advance either by an authorized Committee member or by the Committee at a meeting. Permissible KPMG non-audit services which are not eligible for annual pre-approval must be pre-approved individually by the full Committee or an authorized Committee member. Actual fees incurred for all services performed by KPMG will be reported to the Committee after the services are fully performed.

Audit and Examination Committee Report

The Audit and Examination Committee of the Board of Directors submits the following report on the performance of certain of its responsibilities for the year 2002. The eight members of the Committee are named below and are “independent” directors as defined by rules of the New York Stock Exchange. The purposes and responsibilities of the Committee are elaborated in a written Committee Charter which is reviewed annually by the Committee. As a result of the review of the Charter in 2002, the Committee recommended an amended and restated Charter to the Board of Directors, which was adopted by the Board on February 26, 2002, and was included as an exhibit to the Company’s proxy statement in 2002. The Board of Directors has continued to assess the adequacy of the Charter and expects to adopt further revisions to it following the adoption of new corporate governance standards by the New York Stock Exchange and SEC rules regarding the responsibilities of the Committee under the Sarbanes-Oxley Act of 2002. The Committee has scheduled seven regular meetings for 2003, compared with three regularly scheduled meetings and four special meetings held in 2002.

Management of the Company has primary responsibility for the financial statements and the overall reporting process, including the Company’s system of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States. This audit serves as a basis for the auditors’ opinion in the annual report to stockholders addressing whether the financial statements fairly present in all material respects the Company’s financial position, results of operations, and cash flows. The Committee’s responsibility is to monitor and oversee these processes.

In reviewing the independence of the Company’s outside auditors, the Committee has received from KPMG the written disclosures and letter regarding relationships between KPMG and its related entities and the Company and its related entities and has discussed with KPMG its independence from the Company, as required by Independence Standards Board Standard No. 1. As part of this review, the Committee considered whether the non-audit services provided by KPMG to the Company during 2002 were compatible with maintaining KPMG’s independence.

In fulfilling its responsibilities relating to the Company’s internal control, accounting, and financial reporting policies and auditing practices, the Committee has reviewed and discussed with management and KPMG the Company’s audited financial statements for 2002. In this connection, the Committee has discussed with KPMG its judgments about the quality, in addition to the acceptability, of the Company’s accounting principles as applied in its financial reporting, as required by Statement on Auditing Standards No. 61. Based on these reviews and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Members of the Audit and Examination Committee:

Philip J. Quigley, Chair J. A. Blanchard III Enrique Hernandez, Jr. Reatha Clark King	Cynthia H. Milligan Benjamin F. Montoya Judith M. Runstad Susan G. Swenson

ITEM 5—STOCKHOLDER PROPOSAL RELATING TO

STOCK OPTION COMPENSATION FOR SENIOR EXECUTIVES

The AFL-CIO Reserve Fund (the “AFL-CIO Fund”), 815 Sixteenth Street, N.W., Washington, D.C. 20006, which held 1,000 shares of common stock on November 19, 2002, intends to submit a resolution to stockholders for approval at the 2003 annual meeting. The AFL-CIO Fund’s resolution and supporting statement are printed below:

Resolution

RESOLVED: The shareholders of Wells Fargo & Company (the “Company”) urge the Board of Directors (the “Board”) to adopt a policy prohibiting future stock option grants to senior executives. The Board shall implement this policy in a manner that does not violate any existing employment agreement or equity compensation plan.

Supporting Statement

Since the accounting scandals at Enron, Worldcom, and other companies, the role of stock options in executive compensation has become controversial. Critics of stock options have argued that they can be a powerful incentive for executives to manipulate earnings or engage in accounting fraud. By timing their stock option exercises, executives can also inappropriately trade on inside information.

Stock options provide incentives to executives that significantly differ from the interests of shareholders. Stock option grants promise executives all of the gain of share price increases with none of the risk of share price declines. For this reason, they can encourage excessive risk taking by executives. In contrast to direct stock holdings, stock options also discourage executives from increasing dividends because option holders are not entitled to dividends.

Our Company allows executives to exercise a portion of their stock option grants after just one year following their grant date. For this reason, senior executives can gain substantial windfalls from the proceeds of their stock option exercises even if the share price later falls under their watch. Executives at our Company can also receive stock option “reloads” if they use stock to cover the exercise price of their options.

We are concerned that the Company’s annual stock grants to senior executives are excessive. In 2001, Chairman and CEO Richard Kovacevich received stock options potentially worth over $30 million if the Company’s stock price appreciates just 5 percent per year over the life of these options. He also received nearly $15 million in stock option exercises from previous grants.

Banning stock options for senior executives will decouple executive pay from short-term price movements and the temptation for executives to inappropriately manipulate our Company’s stock price. In our opinion, other forms of compensation, such as restricted stock and long term incentive plans, will better focus senior executives on building the sustained profitability of our Company.

Leading investors and regulators have questioned the appropriateness of using stock options in executive compensation. Portfolio manager Bill Miller, whose Legg Mason Value Trust is the only mutual fund to beat the S&P 500 Index 11 years in a row, has said “I support the banning of stock options because anything that can be accomplished with options can be accomplished by giving stock directly. And it has none of the downsides of options.”

Former Federal Reserve Chairman Paul Volker has stated that “Given both the very large capricious element inherent in the returns from fixed price stock options and the distorted incentives for management, I believe the use of such options should be strongly discouraged for public companies. There are far better alternatives for seeking and achieving an appropriate alignment of shareholder and management interests.”

Position of the Board of Directors

The Board of Directors recommends that stockholders vote AGAINST this proposal, which is identified as Item 5 on the enclosed proxy card, for the following reasons:

The abuses involving stock options at the companies cited by the AFL-CIO Fund in its supporting statement were not caused by the use of stock options. These abuses grew out of corporate cultures that granted excessive options and elevated achieving short-term personal gain over sustaining long-term growth in stock value for all stockholders.

The Board of Directors believes that long-term incentives in the form of stock options are an important tool to align the interests of senior executives and other employees with those of stockholders. The Board believes that senior executives who receive options are more focused and work smarter in the stockholders’ interest and, at the same time, the Board recognizes the necessity to be disciplined and moderate in the number of options granted. Because stock options only have value if the value of the Company’s stock increases, stock options align executives’ interests with the interests of other stockholders in increasing the value of the Company’s stock over the long-term. To help assure this alignment, our program includes ownership targets that encourage senior executives who receive stock options to retain, while they remain actively employed, shares of the Company’s common stock equal to at least 50% of the after-tax profit shares (assuming a 50% tax rate) acquired through option exercises.

The Board of Directors believes that the Company has been a conservative and responsible grantor of options with demonstrated ability to use them to enhance stockholder value. We believe that annual stock option grants for all management, including senior executives, should not exceed 1.5% of the Company’s outstanding shares of common stock. In fact, over the past five years, the Company’s stock option grants to all management have averaged about one percent of our outstanding shares. In addition, the Board of Directors believes that options should be broad based. In the past eight years at the former Norwest and the Company, we’ve made five company-wide stock option grants—a total of 1,350 option shares for virtually every full-time non-management team member who was with us during those eight years.

The Board of Directors believes that the Company’s stock option programs allow the Company to offer a competitive form of compensation to both attract and retain talented executives and other team members and to align their interests with the stockholders’ interest in increasing share value over the long-term. Accordingly, the Board of Directors recommends that stockholders vote AGAINST this proposal.

ITEM 6—STOCKHOLDER PROPOSAL RELATING TO

EXPENSING STOCK OPTIONS

Mr. Gerald R. Armstrong, 910 Fifteenth Street, No. 754, Denver, Colorado 80202-2984, who held 19,377 shares of common stock on November 4, 2002, intends to submit a resolution to stockholders for approval at the 2003 annual meeting. Mr. Armstrong’s resolution and supporting statement are printed below.

Resolution

That the shareholders of WELLS FARGO & COMPANY request that the Board of Directors cease using executive stock options unless the costs of such options are included as an expense in the annual income and expense statements.

Statement

Stock options are an important component of Wells Fargo’s executive compensation program. Grants of options are to provide positive incentives for executives to focus on long-term value. Increasing the use of stock options at a time of growing investor skepticism of the accuracy and transparency of financial reporting has prompted an intense public awareness on the appropriate accounting treatment for stock options.

Current accounting rules give companies a choice of reporting stock option expenses in the company income statement or as a footnote in the annual report (See: Financial Accounting Standards Board Statement No. 123). Many corporations, including Wells Fargo, choose to report the calculated cost of company stock options as a footnote in the corporate annual report. Thus, the option costs are not included in the determination of the operating income.

The proponent believes that including the estimated costs of stock options in company income statements would more accurately reflect the operational earnings.

Warren Buffett has stated, “stock options are compensation and compensation is an expense . . . . it should be included as an expense.”

Alan Greenspan has said this disclosure should not effect market prices for shares.

Several corporations seem to be following this advice and will now be disclosing the option costs as an expense.

Standard & Poor’s report—”Measures of Corporate Earnings” (Revised May 14, 2002)—outlines a formula for accurately calculating the after-tax earnings generated by a corporation. Its call for a more accurate “core earnings” calculation of earnings was prompted by financial reporting. The accounting treatment for stock options was the main subject and the compelling logic advanced by S & P for including stock option costs in earning statements is that stock grants are components of executive compensation packages, and like other compensation such as salaries, cash bonuses, and other employee benefits, it should be included as an expense in the calculation of operational earnings.

The proponent believes the failure to treat stock option grant costs as expenses on income statements can misrepresent the level of profits at Wells Fargo & Company. He believes the failure to expense stock option costs can result in a “no-cost” compensation attitude that could increase the excessive use of stock options.

If you agree, please vote “FOR” this proposal.

Position of the Board of Directors

The Board of Directors recommends a vote AGAINST this proposal, which is identified as Item 6 on the enclosed proxy card, for the following reasons:

Accounting entries should fairly present the economic reality of the transactions they record. A stock option is the obligation of a corporation to issue stock in the future at a specified price. In the case of Company employee stock options, the specified price is always the market price of the Company’s stock on the date the option is granted. When the option is exercised the employee pays the specified price to the Company and receives stock in return. If the exercise price is paid in cash, the Company receives the amount of the exercise price, an inflow, and its capital increases by the amount it receives. If the exercise price is paid in stock, capital is unchanged. A transaction that increases or does not change capital is not an expense. With an expense the Company pays a price for something or otherwise reduces its assets. An expense is an outflow, and the Company’s capital decreases by the amount of the payment or reduction. To record a transaction that increases or does not change the capital of a corporation as an expense stands economic reality on its head.

This is not to say that there is no economic effect from stock options. There is. But the economic effect of option grants is not an expense, an outflow or other “using up” of the assets of the corporation. The economic effect of an option grant, instead, is a possible reduction of the earnings of the corporation allocable to stock owned by existing stockholders. For example, if a corporation has 1,000 shares of stock outstanding and earns $1,000, the earnings per share of that corporation are one dollar. If the corporation issues an additional ten shares upon the exercise of stock options and thereafter earns the same $1,000, the earnings per share of the corporation would be ninety-nine cents. This is not an expense, an outflow, to the corporation. It is simply the allocation of the earnings of the corporation over more shares.

The economic effect of issuing additional stock is not to reduce the size of the corporate-earnings pie. Rather, it is to increase the number of slices into which the pie is cut. The Board of Directors believes that the net income of the Company should reflect the revenue less the bona fide expenses of the Company, not the effect that issuing new shares may have on the earnings per share of stock owned by existing stockholders. Stockholders should, however, be informed of the possible economic effect that stock options may have on the portion of corporate earnings attributable to the stock they own. The Company informs stockholders of this effect by reporting basic earnings per share and diluted earnings per share in its quarterly and annual financial statements. (See the consolidated statement of income on page 60 and note 17 on page 90 of the Company’s 2002 annual report.)

The quarterly and annual diluted earnings per share numbers show what earnings per share would have been if all vested and unvested “in the money” options had been exercised and shares had been issued. The difference between basic earnings per share and diluted earnings per share shows the potential dilutive effect of stock option grants on shares owned by existing stockholders. The Board of Directors believes that this diluted earnings per share information fairly states the possible economic effect of stock option grants. In addition, the Company discloses the estimated value of stock option grants in a note to its annual financial statements. (See note 1, page 67, and note 14 beginning on page 83 of the Company’s 2002 annual report.)

The Board of Directors recognizes that there is no general agreement on how to value stock options. The most widely-used method of valuing options was designed for options that are of short duration, that are freely transferable and that are not subject to vesting periods. These valuation assumptions, among others, do not apply to employee stock options and could cause the value of stock options to be overstated.

Some proponents of expensing stock options believe that valuing stock options and recording this value as an expense to the corporation will curb stock option abuses and support the concept of expensing stock options for this reason. The Board of Directors believes that stock option abuses are not an accounting issue, but a corporate governance issue. Stock option accounting should fairly present the economic effect of stock options on the Company and its stockholders. Stock option abuses should be addressed by holding directors accountable for the compensation paid to corporate executives. The Company’s policies for granting stock options are discussed in this proxy statement on pages 53 to 54 in response to the stockholder proposal presented as Item 5.

The Board of Directors believes that the method of reporting stock option grants currently used by the Company is the most accurate accounting method available for showing the economic effect of stock option grants on the Company and its stockholders and therefore recommends that stockholders vote AGAINST this proposal.

ADDITIONAL INFORMATION

Advance Notice Procedures

Under the Company’s By-laws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered advance notice to the Company. Such notice must contain certain information specified in the By-laws and be delivered to the President and Chief Executive Officer of the Company at 420 Montgomery Street, San Francisco, California 94104, not less than 90 or more than 120 days prior to the first anniversary of the preceding year’s annual meeting. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

Delivery of Proxy Materials

Householding. Only one annual report for the year ended 2002 and proxy statement for the 2003 annual meeting is being delivered to multiple stockholders of record who share the same address and last name unless the Company received contrary instructions from an affected stockholder. This practice is known as “householding.” The Company has been notified that certain brokers and banks that hold Company stock for their customers will also household annual reports and proxy statements. Each stockholder who resides at a householded address will be mailed a separate proxy card. The Company will promptly deliver a separate paper copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of these documents was delivered upon the Company receiving an oral or written request from the stockholder as described below under “Paper Copies of Proxy Materials.”

Any stockholders of record sharing an address who now receive multiple copies of the Company’s annual report and proxy statement and who wish to receive only one copy of these materials per household in the future should also contact Wells Fargo Shareowner Services by telephone or mail as instructed below. Any stockholders sharing an address whose shares of Company stock are held by a broker or bank, who now receive multiple copies of the Company’s annual report and proxy statement, and who wish to receive only one copy of these materials per household, should contact the broker or bank to request that only one set of these materials be delivered in the future.

Electronic Access to Proxy Materials. The Company is now offering stockholders of record the opportunity to access its annual report and proxy statement (proxy materials) over the internet rather than in printed form. This will give stockholders faster delivery of these documents and will save the Company and its stockholders the cost of printing and mailing these materials. If you have already affirmatively consented to delivery of the Company’s 2002 annual report and 2003 proxy statement by internet, you may access these materials at the following internet address: http://www.wellsfargo.com/annual2002.pdf and http://www.wellsfargo.com/proxy2003.pdf. If you are a stockholder of record and would like to consent to delivery of the Company’s proxy materials by internet next year, please go to http://www.econsent.com/wfc/ and follow the instructions for consenting. Stockholders who have consented to receive the Company’s proxy materials via the internet may revoke their consent at any time by going to this internet address and following the instructions on how to revoke.

Stockholders who hold shares of Company common stock in a brokerage account or with a bank should contact their broker or bank directly to determine whether they can also access the Company’s proxy materials next year via the internet or how to revoke any previously given consent.

Paper Copies of Proxy Materials. Any stockholder who resides at a shared address who has received a single copy of the Company’s 2002 annual report and 2003 proxy statement as described above under “Householding,” and any stockholder who has consented to electronic delivery of the Company’s proxy materials as described above under “Electronic Access to Proxy Materials,” who wish to receive paper copies of these proxy materials for the 2003 annual meeting and, for householded stockholders, future meetings, should contact Wells Fargo Shareowner Services by telephone at 1-651-552-6974 or 1-800-689-8788, or Wells Fargo & Company by mail at: Wells Fargo Center, Sixth and Marquette, Minneapolis, MN 55479, Attention: Corporate Secretary-MAC# N9305-173.

Stockholder Proposals for the 2004 Annual Meeting.

Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Company’s annual meeting of stockholders in 2004 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by the Company’s President and Chief Executive Officer at 420 Montgomery Street, San Francisco, California 94104, no later than November 18, 2003.

EXHIBIT A

WELLS FARGO & COMPANY

PERFORMANCE-BASED COMPENSATION POLICY

1.    Purpose. The purpose of the Wells Fargo & Company Performance-Based Compensation Policy (the “Policy”) is to establish one or more performance goals for payment of incentive compensation other than stock options and the maximum amount of such incentive compensation that may be paid to certain executive officers. It is the intention of the Section 162(m) Committee (the “Committee”) of the Board of Directors of the Company that incentive compensation awarded to each Covered Executive Officer (as defined below) be deductible by the Company for federal income tax purposes in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), any regulations promulgated thereunder, and ruling or advisory opinions published by the Internal Revenue Service related thereto (the “Regulations”).

2.    Covered Executive Officers. This Policy shall apply to any individual (a “Covered Executive Officer”) who, on the last day of a taxable year is (a) the chief executive officer of the Company or is acting in such capacity, or (b) is among the four highest compensated executive officers (other than the chief executive officer) of the Company. Whether an individual is the chief executive officer or among the four highest compensated executive officers shall be determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934.

3.    Incentive Compensation Award/Establishment of Performance Goals. An incentive compensation award to a Covered Executive Officer may be paid in the form of cash, stock, or restricted stock, or any combination thereof. Payment of an incentive compensation award to a Covered Executive Officer will be contingent upon the attainment of the performance goal or goals for the Performance Period established for such Covered Executive Officer by the Committee as provided herein. The Committee shall retain the discretion to reduce the incentive compensation award payable to a Covered Executive Officer, notwithstanding attainment of any performance goal. The incentive compensation award determined and approved by the Committee to be payable to the chief executive officer of the Company shall be submitted to the Board of Directors for ratification.

The Committee shall establish in writing one or more performance goals to be attained (which performance goals may be stated as alternative performance goals) for a Performance Period for each Covered Executive Officer on or before the latest date permitted under Section 162(m) of the Code or the Regulations. Performance goals may be based on any one or more of the following business criteria (as defined in paragraph 4 below) as the Committee may select:

•	Earnings Per Share

•	Business Unit Net Earnings

•	Return on Realized Common Equity

The maximum amount of an incentive compensation award for any Performance Period to any Covered Executive Officer shall be a dollar amount not to exceed one-half of one percent (0.5%) of the Company’s Net Income (as defined below).

4.    Definitions. For purposes of this Policy and for determining whether a particular performance goal is attained, the following terms shall have the meanings given them below:

(a)    The term “Business Unit Net Earnings” shall mean the net earnings of the business unit of the Company managed by a Covered Executive Officer, as determined in accordance with generally accepted accounting principles, adjusted in accordance with the Company’s management accounting practices and conventions in effect at the beginning of the Performance Period, and as further adjusted in the same manner as provided below for Net Income.

(b)    The term “Earnings Per Share” shall mean the Company’s diluted earnings per share as reported in the Company’s consolidated financial statements for the Performance Period, adjusted in the same manner as provided below for Net Income.

(c)    The term “Net Income” shall mean the Company’s net income for the applicable Performance Period as reported in the Company’s consolidated financial statements, adjusted to eliminate the effect of (1) losses resulting from discontinued operations; (2) extraordinary gains or losses; (3) the cumulative effect of changes in generally accepted accounting principles; and (4) any other unusual or non-recurring gain or loss which is separately identified and quantified.

(d)    The term “Performance Period” shall mean a calendar year, commencing January 1 and ending December 31.

(e)    The term “Return on Realized Common Equity” shall mean the Net Income of the Company on an annualized basis less dividends accrued on outstanding preferred stock, divided by the Company’s average total common equity excluding average accumulated comprehensive income as reported in the Company’s consolidated financial statements for the Performance Period.

5.    Applicability of Certain Provisions of the Long-Term Incentive Compensation Plan and the Deferred Compensation Plan to Incentive Compensation Awards. An incentive compensation award paid in stock or restricted stock pursuant to this Policy shall be governed by the provisions (other than provisions with respect to the computation of such award) of the Company’s Long-Term Incentive Compensation Plan. Deferral of an incentive compensation award paid in cash under this Policy shall be made pursuant to the provisions of the Company’s Deferred Compensation Plan.

6.    Effective Date; Amendment and Termination. Subject to approval by the stockholders of the Company, this Policy shall be effective as of January 1, 2003, and shall supercede the performance-based compensation policy approved by the stockholders on April 28, 1998. No incentive compensation award shall be paid pursuant to this Policy unless this Policy has been approved by the stockholders of the Company. The Committee may at any time terminate, suspend, amend or modify this Policy except that stockholder approval shall be required for any amendment or modification to this Policy that, in the opinion of counsel, would be required by Section 162(m) of the Code or the Regulations.

A-2

EXHIBIT B

WELLS FARGO & COMPANY

DIRECTORS STOCK COMPENSATION AND DEFERRAL PLAN

I.	PURPOSE

The purpose of the Wells Fargo & Company Directors Stock Compensation and Deferral Plan is to provide non-employee members of the Board of Directors of the Company with equity compensation and compensation deferral opportunities in consideration for personal services rendered in their capacity as directors of the Company. The Plan is also intended to aid in attracting and retaining individuals of outstanding abilities and skills for service on the Company’s Board of Directors. The Plan supersedes the 1999 Directors Stock Option Plan, the 1999 Directors Formula Stock Award Plan and the 1999 Deferral Plan for Directors (the “Prior Plans”) effective on the date that the Plan is approved by the Company’s stockholders (the “Effective Date”). Options outstanding on the Effective Date and amounts deferred under the Prior Plans before the Effective Date of the Plan shall be assumed by the Plan on such date. The terms of such options and deferrals shall remain the same as applicable thereto under the Prior Plans, unless and until amended under the terms of the Plan.

II.	DEFINITIONS

When used in this Plan, the following capitalized terms shall have the meanings indicated below:

Award Date	The day of the Company’s annual meeting of stockholders in each year, beginning in 2003.

Board	The Board of Directors of the Company.

Cash Compensation	The annual retainer fees and Board and committee meeting fees.

Committee

The Governance and Nominating Committee or any successor committee of the Board; provided, however, that if at the time of any Committee action, any member of such committee does not satisfy the requirements applicable to committee approval contained in regulations of the Securities and Exchange Commission promulgated under Section 16 of the Securities Exchange Act of 1934, and applicable interpretations thereof, any such action must be taken or approved by the Board.

Common Stock	Common Stock of the Company, $1-2/3 par value per share.

Company	Wells Fargo & Company.

Deferral Participant	Any Non-Employee Director who elects to defer Eligible Compensation under the Plan and has not received full distribution of his or her Deferral Account.

Deferral Election	An irrevocable election to defer receipt of all or a part of Eligible Compensation.

Deferral Year	January 1 through December 31 of the year in which Eligible Compensation is earned.

Deferred Account

An account maintained for each Deferral Participant and divided into a series of sub-accounts, one for each type of Eligible Compensation (i.e. stock or cash) and one for each year Eligible Compensation is deferred, in accordance with Article VI, Section D.

Deferred Cash Account

A sub-account of a Deferral Participant’s Deferred Account, created for each year in which Cash Compensation is deferred into a cash account, containing deferred Cash Compensation and Interest in accordance with Article VI, Section D.

Deferred Stock Account

A sub-account of a Deferral Participant’s Deferred Account created in accordance with Article VI, Section D each year in which Cash Compensation, Formula Stock Awards, Stock Option Gains and/or Retirement Conversion Amount is/are deferred into a stock account, containing deferred shares of Common Stock.

Effective Date	The date that the Plan is approved by the Company’s stockholders.

Eligible Compensation

Eligible compensation includes Cash Compensation, Formula Stock Awards, Stock Option Gains, Retirement Conversion Amounts or any other compensation deemed eligible by the Board as set forth in Article VI, Section B.

Fair Market Value

The New York Stock Exchange-only closing price per share of the Common Stock for the trading day immediately preceding the relevant date, (e.g., option grant date or exercise date, stock award date, etc., as the case may be).

Formula Stock Award	Any Award made pursuant to the Formula Stock Award Program described in Article V of the Plan.

Interest	The average annual rate for 3-Year Treasury Notes for the immediately preceding calendar year plus 2%.

Non-Employee Director	Any member of the Board of Directors of the Company who is not an employee of the Company or of a subsidiary of the Company.

Plan	Wells Fargo & Company Directors Stock Compensation and Deferral Plan.

Plan Administrator	The Company’s Director of Human Resources.

Prior Plans	The Wells Fargo & Company 1999 Directors Stock Option Plan, 1999 Directors Formula Stock Award Plan and 1999 Deferral Plan for Directors.

Retirement Conversion Amount

A dollar amount equal to the accrued benefits under the former Wells Fargo & Company Directors’ Retirement Plan or the Norwest Corporation Retirement Plan for Non-Employee Directors, calculated as if the director’s service on the Board had ended as of November 2, 1998.

Stock Option Gain	The difference between the stock option exercise price and the Fair Market Value of the Common Stock on the exercise date when the option is exercised using the stock swap method.

III.	SHARES AVAILABLE FOR AWARDS

Subject to Article VII, no more than 800,000 shares of Common Stock shall be awarded or made subject to stock options awarded under the Plan; provided, however, that shares subject to options granted hereunder (or assumed hereby) that are cancelled or expire without being fully exercised and shares used to pay the exercise price for options granted hereunder (or assumed hereby) may again be made subject to options granted under this Plan with no effect on the foregoing limit. Shares awarded or made subject to options hereunder may consist, in whole or in part, of authorized but unissued Common Stock or treasury Common Stock not reserved for any other purpose. For purposes of this Article III, options that are assumed from a Prior Plan shall be deemed granted hereunder.

IV.	STOCK OPTION AWARD PROGRAM

A.	Formula Award of Options

Each Non-Employee Director who is elected or re-elected to the Board of Directors by the stockholders of the Company shall automatically receive an option as of each Award Date to purchase that number of shares of Common Stock with a Fair Market Value of $57,000 (or such other greater or lesser dollar amount, not to exceed $150,000, as the Committee shall specify) on such date determined in accordance with the Black-Scholes option pricing model but rounded up to the next whole share. A Non-Employee Director who joins the Board of Directors on any date other than the Award Date shall automatically receive as of such other date an option to purchase Common Stock with the same value determined as of such other date, prorated to reflect the number of months (rounded up to the next whole month) remaining until the next Award Date. The exercise price per share for each stock option granted under this Plan shall be the Fair Market Value of the Common Stock as of the date the option is granted.

B.	Terms of Options

1.

Exercise Price and Vesting. Each option granted under the Plan shall have an exercise price per share equal to the Fair Market Value as of the grant date of the option. The exercise price shall be payable (i) entirely in cash or (ii) entirely in Common Stock valued at Fair Market Value on the date the option is exercised, in accordance with procedures determined by the Plan Administrator, plus an amount of cash sufficient to avoid the purchase of a fractional share of Common Stock. If the option exercise price is paid using Common Stock, it (i) must have been owned by the optionee for at least six months prior to the date of exercise or purchased by the optionee in the open market; and (ii) must not have been used in a stock swap transaction within the preceding six months. Regardless of how the option exercise price is paid, withholding taxes arising out of the option exercise, if any, may be paid in cash or in Common Stock. To the extent that no violation of Section 16(b) of the Securities Exchange Act of 1934 or any other law would result, the payment of the exercise price of options granted hereunder may also be made by delivering a properly executed exercise notice together with irrevocable instructions to a broker, or some other communication acceptable to the Company, requiring the delivery to the Company of sale or loan proceeds sufficient to pay the option exercise price, together with any related withholding taxes if no other payment for such taxes satisfactory to the Company has been arranged; provided that such exercise shall be conditioned upon, and no shares shall be issued pursuant to such exercise until, receipt of such amount by the Company.

2.	Term and Exercisability. Except as set forth in paragraph 3 below, options granted under the Plan shall become fully exercisable six months after their grant date and shall remain exercisable until the tenth anniversary of their grant date; provided that (i) if a Non-Employee Director dies, all outstanding options previously granted to him or her under this Plan shall become immediately exercisable and remain exercisable until the earlier of (a) the first anniversary of the Non-Employee Director’s death or (b) the tenth anniversary of the option grant date and (ii) if a Non-Employee Director leaves the Board for cause, all outstanding options granted to such Non-Employee Director under this Plan shall immediately terminate and be cancelled as of the date he or she ceases to be a director. At any time during which an option granted under the Plan is exercisable, the option may be exercised in whole or in part.

3.	Reload Award. If while serving on the Board, a Non-Employee Director exercises an option granted under Section A of Article IV of the Plan (an “Original Option”) and pays the option exercise price using Common Stock in accordance with the terms of the Plan, the Non-Employee Director shall automatically be granted a “reload” stock option on the date of such exercise. The reload stock option grant shall equal the number of whole shares of Common Stock used in the swap exercise to pay the option exercise price. Subject to the provisions of Section B of Article IV, the reload stock option may be exercised between the date of grant and the date of expiration of the Original Option. No reload stock option shall be granted if the Original Option is exercised after a Non-Employee Director leaves the Board of Directors of the Company for any reason.

4.	Transferability. No option granted under the Plan shall be transferred or assigned other than (i) by will or the laws of descent and distribution, (ii) to the extent required pursuant to a domestic relations order that satisfies the requirements of Rule 16a-12 under the Securities Exchange Act of 1934, or any successor rule, or (iii) by designation of a beneficiary under this paragraph 4. An optionee may, by completing and signing a written beneficiary designation form which is delivered to and accepted by the Company, designate a beneficiary to exercise and receive any outstanding options upon the optionee’s death. If at the time of the optionee’s death there is not a fully effective beneficiary designation form on file, or if the designated beneficiary does not survive the optionee, the legal representative of the optionee’s estate shall have the right to exercise the option. During the lifetime of an optionee, options granted hereunder may be exercised only by the optionee.

5.	Tax Status of Options. All options granted under the Plan shall be non-qualified stock options not entitled to preferential tax treatment under Section 422 of the Internal Revenue Code of 1986, as it may be amended from time to time.

C.	Deferral of Options

A Non-Employee Director may elect, in accordance with the terms of Article VI of the Plan, to defer receipt of Stock Option Gains realized by exercising stock options granted pursuant to this Article IV of the Plan using the stock swap method.

V.	FORMULA STOCK AWARD PROGRAM

A.	Formula Stock Award

Commencing with the Award Date, each Non-Employee Director shall automatically receive shares of Common Stock on such date in the amounts (but rounded up to the next whole share) set forth in paragraph 1, 2 or 3 below (as applicable and subject to paragraph 4); provided, however, that if a Non-Employee Director has not attended at least one Board meeting as a Non-Employee Director on or before the date on which such award would otherwise be payable, such Non-Employee Director shall instead be eligible to receive the award provided as of the next succeeding date such awards are payable.

1.	Election at Annual Meeting. A Non-Employee Director who has served as a director of the Company for at least the entire month of April in each year and is elected to the Board by the stockholders of the Company at the annual meeting held in such month, or held later within such year, shall receive as of the date of the meeting Common Stock with an aggregate Fair Market Value of $50,000 as of the date of the annual meeting

2.	After Annual Meeting Through September 30. A Non-Employee Director who first joins the Board after the annual meeting of stockholders in each year but on or before September 30 in such year shall receive as of such September 30 Common Stock with an aggregate Fair Market Value of $50,000 as of September 30th.

3.	October 1 Through March 31. A Non-Employee Director who first joins the Board on or after October 1 in each year but on or before March 31 in the following year shall receive as of the date of the next succeeding annual meeting of stockholders Common Stock with an aggregate Fair Market Value of $25,000 as of such succeeding annual meeting.

4.	Adjustment to Number of Shares. The Committee may increase (by no more than 200%) or decrease the dollar amounts used to determine the number of shares to be granted under paragraphs 1, 2 and 3 above.

B.	Deferral of Awards

A Non-Employee Director may elect, in accordance with the terms of Article VI of the Plan, to defer receipt of all or a portion of the shares of Common Stock such director has a right to receive under this Article V of the Plan.

C.	Transferability

No right to receive an award hereunder shall be transferable or assignable other than (i) by will or the laws of descent and distribution, (ii) to the extent required pursuant to a domestic relations order that satisfies the requirements of Rule 16a-12 under the Securities Exchange Act of 1934, or any successor rule, or (iii) by designation of a beneficiary under Article VI of the Plan with respect to shares the receipt of which has been deferred thereunder.

VI.	DEFERRAL PROGRAM

A.	Participation

In order to make a deferral under this Article VI, a Non-Employee Director must file a Deferral Election to (i) defer receipt of all or a part of Eligible Compensation, (ii) designate the year in which distributions will commence, and (iii) designate the form of distribution (which may be made in either a lump sum or in up to 10 annual installments). A Deferral Election, once made, will be irrevocable and will apply to the Deferral Year for which it was made. A Non-Employee Director who files such an election shall become a Deferral Participant and shall continue as a Deferral Participant until the date of the last distribution provided in this Article VI.

B.	Compensation Eligible for Deferral

Forms of compensation eligible for deferral include the following:

1.	Cash Compensation. Non-Employee Directors may elect to defer receipt of all or a portion of their Cash Compensation into either Deferred Cash or Deferred Stock Accounts.

2.	Formula Stock Awards. Non-Employee Directors may elect to defer all or a portion of Formula Stock Awards into Deferred Stock Accounts.

3.	Stock Option Gains. Non-Employee Directors may elect to defer receipt of Stock Option Gains realized by exercising stock options using the stock swap method. Stock Option Gain deferrals will be credited to the Deferred Stock Accounts. Gains realized from any other method of exercising stock options are not eligible for deferral.

4.	Retirement Conversion Amount. Non-Employee Directors were entitled under the Prior Plan to defer the entire Retirement Conversion Amount into a Deferred Stock Account.

5.	Other. Non-Employee Directors may elect to defer any other compensation deemed to be Eligible Compensation by the Board.

C.	Deferral Elections

1.	Cash Compensation and Formula Stock Award Deferral Elections. Deferral Elections must be filed with the Company before the beginning of the year in which Eligible Compensation is earned. A new Non-Employee Director must file a Deferral Election within thirty days of being notified of eligibility to participate in the Plan in order to defer Eligible Compensation earned in the year he or she is first eligible and such election shall apply only to Eligible Compensation earned after the date such election is filed. New Deferral Elections must be filed for each Deferral Year.

2.	Stock Option Gains Deferral Election. Deferral Elections may be filed with the Company at any time following the stock option grant date and at least one year before the stock options are exercised. A new Deferral Election must be filed for each stock option grant. The Deferral Election applies to all gains associated with a specific grant even if options are exercised on different dates.

3.	Retirement Conversion Award. A Deferral Election was required under a Prior Plan to be filed no later than June 30, 1999.

4.	Designation of Beneficiary. A Deferral Participant may designate a beneficiary on or after the date he or she files a Deferral Election and may, from time to time, change or revoke his or her beneficiary designation and file a new beneficiary designation with the Company. The designation of beneficiary will apply to all of the Deferral Participant’s Deferred Account balances.

D.	Deferred Accounts

1.	Maintenance of Accounts. A Deferred Account will be maintained for each Deferral Participant and will be divided into a series of sub-accounts, one for each type of Eligible Compensation (i.e., stock or cash) and one for each year Eligible Compensation is deferred. Each Stock Option Gain that is deferred will be accounted for in a separate sub-account.

2.	Deferred Cash Account. Any Cash Compensation deferred into the Deferred Cash Account will be credited to the account on the date the Cash Compensation would have otherwise been paid.

3.	Deferred Stock Account. Any Cash Compensation, Formula Stock Awards, Stock Option Gains, or Retirement Conversion Amounts that are deferred into the Deferred Stock Account will receive a credit to the Deferred Stock Account on the date the Cash Compensation, Formula Stock Award, Retirement Conversion Amount, or Stock Option Gain would have otherwise been paid or realized. Cash amounts will be converted into shares of Common Stock in the Deferred Stock Account based on the Fair Market Value of the Common Stock as of the day the compensation would have otherwise been paid or realized.

4.	Interest. Deferred Cash Accounts will earn Interest. Interest will be compounded annually and will be credited on the last day of each calendar quarter until all funds in the Deferred Cash Account have been distributed in accordance with Section E of this Article VI.

5.	Dividend Equivalents. Each time a dividend is paid on the Common Stock, a Deferral Participant shall receive a credit to his or her Deferred Stock Account. The amount of the dividend credit shall be equal to the number of shares (rounded to the nearest one-hundredth of a share) determine by multiplying the dividend amount per share by the number of shares credited to the Deferral Participant’s Deferred Stock Account as of the record date for the dividend and dividing the product by the Fair Market Value of the Common Stock on the dividend payment date.

6.	Vesting. Each Deferral Participant will, at all times, have a fully vested and non-forfeitable right to all amounts properly credited to his or her Deferred Account.

E.	Distribution of Deferred Accounts

1.	Distribution from the Deferred Cash Account. A Deferral Participant’s deferred cash sub-accounts will be distributed in cash. Distributions will be made in a lump sum or in up to 10 annual installments, as specified in the Deferral Participant’s Deferral Election, as of: (i) March 1 of the first calendar year following termination of the Deferral Participant’s service as a Non-Employee Director, or (ii) March 1 of any other year elected by the Deferral Participant which begins at least 12 months following the year in which the deferred compensation would otherwise have been received, or (iii) July 1 of the calendar year in which the Deferral Participant’s service as a Non-Employee Director terminates if such termination occurs on or before June 30; provided, however, that if July 1 installments are elected, subsequent annual installments shall be payable as of March 1 of each year thereafter. The amount of each installment distribution will be equal to the total amount of the account divided by the number of installments remaining to be made, including the current installment.

2.	Distribution from the Deferred Stock Account. A Deferral Participant’s deferred stock sub-accounts will be distributed in whole shares of Common Stock. Distributions will be made in a lump sum or in up to 10 annual installments, as specified in the Deferral Participant’s Deferral Election, as of: (i) March 1 of the first calendar year following termination of the Deferral Participant’s service as a Non-Employee Director, or (ii) March 1 of any other year elected by the Deferral Participant which begins at least 12 months following the year in which the deferred compensation would otherwise have been received, or (iii) July 1 of the calendar year in which the Deferral Participant’s service as a Non-Employee Director terminates if such termination occurs on or before June 30; provided, however, that if July 1 installments are elected, subsequent annual installments shall be payable as of March 1 of each year thereafter. The amount of each installment distribution will be equal to the total amount of the account divided by the number of installments remaining to be made, including the current installment, rounded up to the nearest whole share and the whole number of shares so distributed shall be deducted from the total amount of the account. The final distribution will be rounded up to the nearest whole share.

3.	Death. If a Deferral Participant dies before receiving all distributions to which he or she is entitled under this Article VI of the Plan, all remaining distributions will be made in one lump sum. Such distribution will be made in accordance with the Deferral Participant’s Designation of Beneficiary form. In the absence of a valid designation, or if the designated beneficiary does not survive the Deferral Participant, the distribution will be made to the Deferral Participant’s estate. If any beneficiary dies after becoming entitled to receive Plan distributions, the remaining distribution will be made to the beneficiary’s estate.

4.

Change of Control. At the time of a Deferral Election, a Deferral Participant may also elect to have all amounts deferred pursuant to this Plan become payable immediately if (i) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner, directly or indirectly, of 25% or more of the combined voting power of the Company’s outstanding voting securities ordinarily having the right to vote for the election of the directors of the Company, or (ii) individuals who constitute the Board of the Company as of January 1, 1999 (Incumbent Board) cease for any reason to constitute at least two-thirds thereof, provided that any person becoming a director subsequent to said date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board shall be, for purposes of this clause (ii), considered as though such person were a member of the Incumbent Board. The value of a Deferral Participant’s Deferred Stock Account, Deferred Formula Stock Award Account and Deferred Stock Option Gain Account for purposes of a distribution under this paragraph 4 shall be the Fair Market Value of the Common Stock for a day selected by the Plan Administrator which occurs not more than seven days prior to the date payment is made to the Deferral Participant pursuant to this paragraph 4.

F.	Unsecured Obligation

All amounts deferred pursuant to this Plan and credited to a Deferred Account will be unfunded and unsecured and subject to obligations of the Company. Each Deferral Participant’s right will be as an unsecured general creditor of the Company. Except as set forth in Section G of this Article VI, no assets shall be set aside in trust or otherwise hereunder.

G.	Trust Fund

Shares of Common Stock credited to Deferred Stock Accounts under this Plan may, in the sole discretion of the Company, be held and administered in trust (“Trust Fund”) in accordance with the terms of this Plan. The Trust Fund will be held under a trust agreement between the Company and Wells Fargo Bank Minnesota, N.A., as Trustee, or any duly appointed successor trustee. All Common Stock in the Trust Fund will be held on a commingled basis and will be subject to the claims of general creditors of the Company in accordance with the requirements of Revenue Procedure 92-65 or its successor. The Trustee, in its discretion, will vote shares of Common Stock held in any Trust Fund under this Plan.

H.	Transferability

No right to receive a distribution hereunder shall be transferable or assignable other than (i) by will or the laws of descent and distribution, (ii) to the extent required pursuant to a domestic relations order that satisfies the requirements of Rule 16a-12 under the Securities Exchange Act of 1934, or any successor rule, or (iii) by designation of a beneficiary under paragraph 4 of Section C. of this Article VI.

VII.	ADJUSTMENTS FOR CERTAIN CHANGES IN CAPITALIZATION

If any change is made to the Common Stock subject to the Plan or subject to any outstanding option granted under the Plan or Formula Stock Award (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), then appropriate adjustments shall be made to (i) the maximum number of shares that may be granted under the Plan or subject to options granted under the Plan, (ii) the number of shares and exercise price per share of Common Stock subject to options then outstanding under the Plan, and (iii) the number of shares credited to any Deferred Stock Account. The grant of options or Formula Stock Awards under the Plan shall not affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets. Any fractional shares resulting from adjustments will be rounded to the nearest whole share.

VIII.	ADMINISTRATION

The Plan Administrator’s responsibilities include, but are not limited to, the following:

•	To adopt rules for administration of the Plan.

•	To interpret and implement the provisions of the Plan.

•	To resolve all questions regarding the administration, interpretation and application of the Plan.

•	To have all other powers as may be necessary to discharge responsibilities under the Plan.

The Plan Administrator’s determinations shall be conclusive and binding on all persons claiming any benefit or right under the Plan.

IX.	TERM

The Plan is effective as of the date of its approval by the Company’s stockholders. The Plan will continue indefinitely, as it may be amended or modified from time to time, until terminated. No options or Formula Stock Awards may be granted under the Plan after the tenth anniversary of its effective date. Unless earlier terminated in accordance with Article X, the Plan will terminate when there are no longer options outstanding hereunder.

X.	AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION

The Plan may be amended, modified, suspended or terminated at any time by action of the Board of Directors or the Committee. No termination, suspension or modification of the Plan will (i) adversely affect any right in any option outstanding hereunder to the extent the same has not been exercised unless otherwise agreed to by the optionee or (ii) adversely affect any benefits to which a Deferral Participant would have been entitled under Article VI if termination of the Deferral Participant’s service as a Non-Employee Director had occurred on the day prior to the date such action was taken, unless agreed to by the Deferral Participant. It will be conclusively presumed that any adjustment for changes in capitalization provided for in Article VII does not adversely affect any such right. Notwithstanding the above, upon termination of the Plan, the Board or the Committee may mandate the immediate distribution of all amounts held in Deferred Accounts.

XI.	MISCELLANEOUS

A.	No Guaranty of Service

Neither participation in this Plan nor the grant of any award hereunder constitutes a guarantee or contract of service as a Non-Employee Director.

B.	Governing Law

The Plan and all determinations made and actions taken pursuant hereto shall be governed by and construed in accordance with the law of the State of Delaware.

CCM4521

COMPANY # CONTROL #
WELLS FARGO & COMPANY 420 Montgomery Street, San Francisco, California 94104

This proxy is solicited by the Board of Directors of Wells Fargo & Company (the “Company”) for use at

the Annual Meeting of Stockholders on Tuesday, April 22, 2003 at 1:00 p.m., Pacific daylight time,

at 420 Montgomery Street, San Francisco, California 94104.

By signing this proxy, the undersigned hereby revokes all prior proxies, and appoints Patricia R. Callahan, David J. Munio, and Stanley S. Stroup, and each of them, with full power of substitution, as proxies to vote all shares of the Company’s common stock held of record by the undersigned at the close of business on March 4, 2003, which the undersigned would be entitled to vote if personally present at the Annual Meeting or at any adjournments or postponements thereof, as specified on this proxy card.

TO ACCESS THE PROXY MATERIALS BY INTERNET, OR TO VOTE BY INTERNET,

BY TELEPHONE, OR BY MAIL—SEE REVESE SIDE OF THIS PROXY CARD

The Board of Directors recommends a vote “FOR” Items 1, 2, 3 and 4.

Item 1. Election of directors:

01 J.A. Blanchard III 02 Susan E. Engel 03 Enrique Hernandez, Jr. 04 Robert L. Joss 05 Reatha Clark King	06 Richard M. Kovacevich 07 Richard D. McCormick 08 Cynthia H. Milligan 09 Benjamin F. Montoya 10 Philip J. Quigley	11 Donald B. Rice 12 Judith M. Runstad 13 Susan G. Swenson 14 Michael W. Wright	☐ Vote FOR all nominees (except as marked) ☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

Item 2. Proposal to approve the Performance-Based Compensation Policy.	☐ For	☐ Against	☐ Abstain

Item 3. Proposal to approve the Directors Stock Compensation and Deferral Plan.	☐ For	☐ Against	☐ Abstain

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Item 4. Proposal to ratify appointment of KPMG LLP as independent auditors for the year 2003.	☐ For	☐ Against	☐ Abstain

The Board of Directors recommends a vote “AGAINST” Items 5 and 6.

Item 5. Stockholder proposal relating to stock option compensation for senior executives.	☐ For	☐ Against	☐ Abstain

Item 6. Stockholder proposal relating to expensing stock options.	☐ For	☐ Against	☐ Abstain

Item 7. In the proxies’ discretion, to vote on any other matter properly before the annual meeting, or any adjournment or postponement thereof.	☐ For	☐ Against	☐ Abstain

IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3, AND 4, AGAINST ITEMS 5 AND 6, AND IN THE MANNER SET FORTH IN ITEM 7 ABOVE.

This proxy will be valid until the first of the following two dates to occur: the date that is one year from the date shown below and the date the Annual Meeting is completed.

Address change? Mark Box ☐ Indicate changes below:	Dated , 2003 Please sign exactly as name appears on proxy card
Signature(s) in Box

If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

WELLS FARGO & COMPANY

420 MONTGOMERY STREET

SAN FRANCISCO, CALIFORINIA 94104

2003 ANNUAL MEETING OF STOCKHOLDERS

TUESDAY, APRIL 22, 2003

1:00 p.m., Pacific daylight time

ACCESS PROXY MATERIALS BY INTERNET

If you consented to access the annual report and proxy statement electronically, please go to the following web site addresses: http://www.wellsfargo.com/annual2002 and http://www.wellsfargo.com/proxy2003

If you are a registered stockholder and would like to access the proxy materials electronically next year, please indicate you consent at the following website address: http://www.econsent.com/wfc/

ò Please fold here – Do not separate ò

VOTE BY INTERNET OR TELEPHONE

You may vote by internet or telephone at your convenience 7 days/week, 24 hours/day. Before voting, please have your proxy card and your social security number or tax identification number available.

Your internet or telephone vote authorizes Patricia R. Callahan, David J. Munio, and Stanley S. Stroup, and each of them, with full power of substitution, as proxies, to vote your shares in the same manner as if you had marked, signed, and returned the proxy card. There are three ways to vote your proxy.

TO VOTE BY INTERNET:	1.	GO TO THE WEB SITE ADDRESS: http://www.eproxy.com/wfc/

	2.	Follow the simple instructions when prompted. Your 3-digit Company Number and 7-digit Control Number are located on the top on the reverse side of this proxy card.

TO VOTE BY TELEPHONE:	1.	CALL TOLL FREE ON A TOUCH TONE TELEPHONE: 1-800-240-6326.

	2.	Follow the simple instructions when prompted. Your 3-digit Company Number and 7-digit Control Number are located on the top of the revise side of this proxy card.

TO VOTE BY MAIL	1.	PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

	2.	If you have voted by internet or telephone, please do not mail back this proxy card.

The deadline for internet or telephone voting is noon (CDT) on April 21, 2003.

COMPANY # CONTROL #
WELLS FARGO & COMPANY 420 Montgomery Street, San Francisco, California 94104

This instruction and proxy card is solicited by the Board of Directors of Wells Fargo & Company (the “Company”) for use at the Annual Meeting of Stockholders on Tuesday, April 22, 2003 at 1:00 p.m., Pacific daylight time, from persons who participate in either (1) the Wells Fargo & Company 401(k) Plan (the “401(k) Plan”), or (2) the Wells Fargo & Company Stock Purchase Plan (the “Stock Purchase Plan”), or (3) both the 401(k) Plan and the Stock Purchase Plan.

By signing this instruction and proxy card: (a) if the undersigned participates in the 401(k) Plan, the undersigned revokes any prior instructions, and hereby instructs Wells Fargo Bank Minnesota, N.A., as Trustee, to exercise the voting rights relating to any shares of the Company’s common stock allocable to his or her 401(k) Plan account as of March 4, 2003, at the Annual Meeting or any adjournments or postponements thereof as specified on this instruction and proxy card, and (b) if the undersigned participates in the Stock Purchase Plan, the undersigned revokes any prior proxies and appoints Patricia R. Callahan, David J. Munio, and Stanley S. Stroup, and each of them, as proxies, with full power of substitution to vote all shares of the Company’s common stock held for his or her Stock Purchase Plan account as of March 4, 2003 at the Annual Meeting or any adjournments or postponements thereof as specified on this instruction and proxy card.

This instruction and proxy card must be returned to Wells Fargo Bank Minnesota, N.A., by April 18, 2003. For the 401(k) Plan participants, the Trustee will tabulate the votes from all participants received by the deadline and will determine the ratio of votes for and against each item. The Trustee will then vote all shares held in the 401(k) Plan according to these ratios.

VOTE BY TELEPHONE OR INTERNET—SEE THE REVERSE SIDE

OF THIS INSTRUCTION AND PROXY CARD.

The Board of Directors recommends a vote “FOR” Items 1, 2, 3 and 4.

Item 1. Election of directors:

01 J.A. Blanchard III 02 Susan E. Engel 03 Enrique Hernandez, Jr. 04 Robert L. Joss 05 Reatha Clark King	06 Richard M. Kovacevich 07 Richard D. McCormick 08 Cynthia H. Milligan 09 Benjamin F. Montoya 10 Philip J. Quigley	11 Donald B. Rice 12 Judith M. Runstad 13 Susan G. Swenson 14 Michael W. Wright	☐ Vote FOR all nominees (except as marked) ☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

Item 2. Proposal to approve the Performance-Based Compensation Policy.	☐ For	☐ Against	☐ Abstain

Item 3. Proposal to approve the Directors Stock Compensation and Deferral Plan.	☐ For	☐ Against	☐ Abstain

ò Please fold here—Do not separate ò

Item 4. Proposal to ratify appointment of KPMG LLP as independent auditors for the year 2003.	☐ For	☐ Against	☐ Abstain

The Board of Directors recommends a vote “AGAINST” Items 5 and 6.

Item 5. Stockholder proposal relating to stock option compensation for senior executives.	☐ For	☐ Against	☐ Abstain

Item 6. Stockholder proposal relating to expensing stock options.	☐ For	☐ Against	☐ Abstain

Item 7. In the proxies’ discretion, to vote on any other matter properly before the annual meeting, or any adjournment or postponement thereof.	☐ For	☐ Against	☐ Abstain

IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3, AND 4, AGAINST ITEMS 5 AND 6, AND IN THE MANNER SET FORTH IN ITEM 7 ABOVE.

This proxy will be valid until the first of the following two dates to occur: the date that is one year from the date shown below and the date the Annual Meeting is completed.

Address change? Mark Box ☐ Indicate changes below:	Dated , 2003 Please sign exactly as name appears on proxy card
Signature(s) in Box

If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

WELLS FARGO & COMPANY

420 MONTGOMERY STREET

SAN FRANCISCO, CALIFORINIA 94104

2003 ANNUAL MEETING OF STOCKHOLDERS

TUESDAY, APRIL 22, 2003

1:00 p.m., Pacific daylight time

ò Please fold here – Do not separate ò

VOTE BY TELEPHONE OR INTERNET

You may vote by telephone or internet at your convenience 7 days/week, 24 hours/day. Before voting, please have your instruction and proxy card and your social security or tax identification number available.

Your telephone or internet vote authorizes, as applicable, the 401(k) Plan Trustee, and/or Patricia R. Callahan, David J. Munio, and Stanley S. Stroup, and each of them, with full power of substitution, as proxies to vote your shares in the same manner as if you had marked, signed, and returned your instruction and proxy card.

TO VOTE BY TELEPHONE:	1.	CALL TOLL FREE ON A TOUCH TONE TELEPHONE: 1-800-240-6326.

	2.	Follow the simple instructions when prompted. Your 3-digit Company Number and 7-digit Control Number are located on the top on the reverse side of this instruction and proxy card.

TO VOTE BY INTERNET:	1.	GO TO THE INTERNET ADDRESS: http://www.eproxy.com/wfc/

	2.	Follow the simple instructions when prompted. Your 3-digit Company Number and 7-digit Control Number are located on the top on the reverse side of this instruction and proxy card.

VOTE BY MAIL	1.	PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

	2.	If you have voted by telephone or internet, please do not mail back this proxy and instruction card.

The deadline for internet or telephone voting is April 18, 2003.

COMPANY # CONTROL #
WELLS FARGO & COMPANY 420 Montgomery Street, San Francisco, California 94104

This instruction card is solicited by the Board of Directors of Wells Fargo & Company (the “Company”) for use at the Annual Meeting of Stockholders on Tuesday, April 22, 2003 at 1:00 p.m., Pacific daylight time, from persons who participate in the Wells Fargo Financial Thrift and Profit Sharing Plan (the “TAPS Plan”).

By signing this instruction card, the undersigned revokes any prior instructions, and hereby instructs Wells Fargo Bank Minnesota, National Association, as Trustee, to exercise the voting rights relating to any shares of the Company’s common stock allocable to his or her TAPS account as of March 4, 2003, at the Annual Meeting or any adjournments or postponements thereof as specified on this instruction card.

This instruction card must be returned to Wells Fargo Bank Minnesota, N.A., as tabulation agent (the “Agent”) for Wells Fargo Bank Minnesota, National Association by April 18, 2003. The Agent will tabulate the votes from all participants received by the deadline for the Trustee and the Trustee will determine the ratio of votes for and against each item. The Trustee will then vote all shares held in the TAPS Plan according to these ratios.

The Board of Directors recommends a vote “FOR” Items 1, 2, 3 and 4.

Item 1. Election of directors:

01 J.A. Blanchard III 02 Susan E. Engel 03 Enrique Hernandez, Jr. 04 Robert L. Joss 05 Reatha Clark King	06 Richard M. Kovacevich 07 Richard D. McCormick 08 Cynthia H. Milligan 09 Benjamin F. Montoya 10 Philip J. Quigley	11 Donald B. Rice 12 Judith M. Runstad 13 Susan G. Swenson 14 Michael W. Wright	☐ Vote FOR all nominees (except as marked) ☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

Item 2. Proposal to approve the Performance-Based Compensation Policy.	☐ For	☐ Against	☐ Abstain

Item 3. Proposal to approve the Directors Stock Compensation and Deferral Plan.	☐ For	☐ Against	☐ Abstain

ò Please fold here—Do not separate ò

Item 4. Proposal to ratify appointment of KPMG LLP as independent auditors for the year 2003.	☐ For	☐ Against	☐ Abstain

The Board of Directors recommends a vote “AGAINST” Items 5 and 6.

Item 5. Stockholder proposal relating to stock option compensation for senior executives.	☐ For	☐ Against	☐ Abstain

Item 6. Stockholder proposal relating to expensing stock options.	☐ For	☐ Against	☐ Abstain

Item 7. In the proxies’ discretion, to vote on any other matter properly before the annual meeting, or any adjournment or postponement thereof.	☐ For	☐ Against	☐ Abstain

IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3, AND 4, AGAINST ITEMS 5 AND 6, AND IN THE MANNER SET FORTH IN ITEM 7 ABOVE.

This proxy will be valid until the first of the following two dates to occur: the date that is one year from the date shown below and the date the Annual Meeting is completed.

Address change? Mark Box ☐ Indicate changes below:	Dated , 2003 Please sign exactly as name appears on proxy card
Signature(s) in Box

If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

WELLS FARGO & COMPANY

420 MONTGOMERY STREET

SAN FRANCISCO, CALIFORNIA 94104

2003 ANNUAL MEETING OF STOCKHOLDERS

TUESDAY, APRIL 22, 2003

1:00 p.m., Pacific daylight time

WELLS FARGO & COMPANY VOTING BY INTERNET

INSTRUCTIONS: The following proxy card allows you electronically to authorize the voting of shares using the Internet. To indicate your direction on each item to be acted on at the Wells Fargo & Company annual meeting, click on your choice next to each item. For Item 1, follow the instructions given in Item 1 to withhold authority to vote on any individual nominee for director.

Your vote will not be authorized until you have clicked the Submit Your Vote button. If you click on the Submit Your Vote button without direction on any matter, the proxy will be voted FOR Items 1, 2 3, and 4, AGAINST Items 5 and 6, and in the manner set forth in Item 7 below. The items to be voted on at the annual meeting are described in the Proxy Statement sent by mail or electronic delivery.

Your Internet vote authorizes Patricia R. Callahan, David J. Munio, and Stanley S. Stroup, and each of them, with full power of substitution, as proxies, to vote your shares in the same manner as if you had marked, signed and returned the proxy card.

[Wells Fargo Logo]

WELLS FARGO & COMPANY

420 MONTGOMERY STREET

SAN FRANCISCO, CALIFORNIA 94104

2003 ANNUAL MEETING OF STOCKHOLDERS

TUESDAY, APRIL 22, 2003

1:00 p.m., Pacific daylight time

This proxy is solicited by the Board of Directors of

Wells Fargo & Company (the “Company”) for use at

the Annual Meeting of Stockholders

on Tuesday, April 22, 2003 at 1:00 p.m., Pacific daylight time,

at 420 Montgomery Street, San Francisco, California 94104.

By completing and submitting this proxy, the undersigned hereby revokes all prior proxies, and appoints Patricia R. Callahan, David J. Munio, and Stanley S. Stroup, and each of them, with full power of substitution, as proxies to vote all shares of the Company’s common stock held of record by the undersigned at the close of business on March 4, 2003, which the undersigned would be entitled to vote if personally present at the Annual Meeting or at any adjournments or postponements thereof, as specified on this proxy card.

You may vote your shares in one of two ways:

•	You may submit your vote as the Board of Directors recommends by clicking this button.

SUBMIT YOUR VOTE

•	You may vote on each proposal separately by making your selection below.

The Board Recommends a Vote “FOR” Items 1, 2, 3, and 4.

	For All Nominees Except As Noted Below	Withhold As To All Nominees
1. Election of directors	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, click on the box next to the nominee’s name below.)

J.A. Blanchard III	Susan E. Engel	Enrique Hernandez, Jr.
Robert L. Joss	Reatha Clark King	Richard M. Kovacevich
Richard D. McCormick	Cynthia H. Milligan	Benjamin F. Montoya
Philip J. Quigley	Donald B. Rice	Judith M. Runstad
Susan G. Swenson	Michael W. Wright

	For	Against	Abstain
2. Proposal to approve the Performance-Based Compensation Policy.	☐	☐	☐

	For	Against	Abstain
3. Proposal to approve the Directors Stock Compensation and Deferral Plan.	☐	☐	☐

	For	Against	Abstain
4. Proposal to ratify appointment of KPMG LLP as independent auditors for the year 2003.	☐	☐	☐

The Board Recommends a Vote “AGAINST” Items 5 and 6.

	For	Against	Abstain
5. Stockholder proposal relating to stock option compensation for senior executives.	☐	☐	☐

	For	Against	Abstain
6. Stockholder proposal relating to expensing stock options.	☐	☐	☐

7.	In the proxies’ discretion, to vote on any other matter properly before the Annual Meeting, or any adjournment or postponement thereof.

IF SUBMITTED AS INSTRUCTED, THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 and 4, AGAINST ITEMS 5 AND 6, AND IN THE MANNER SET FORTH IN ITEM 7 ABOVE.

This proxy will be valid until the first of the following two dates to occur: the date that is one year from the date your vote is submitted and the date the Annual Meeting is completed.

If you are a joint owner of the shares being voted, by clicking the Submit Your Vote button, you attest that all owners of such shares have consented to the authorization of this proxy.

If you are holding the shares being voted as an executor, administrator, trustee, guardian, or attorney-in-fact, or if you are an officer of a corporate stockholder, by clicking the Submit Your Vote button, you attest that you have the authority to authorize this proxy.

To submit your vote, please click the Submit Your Vote button below. (Your vote will not be counted until the Submit Your Vote button is clicked).

SUBMIT YOUR VOTE

Your vote has been cast.

Please take a moment to review the options below:

If you have not consented to access your Wells Fargo & Company proxy materials electronically and would like to next year, please click on the button below and follow the instructions. By consenting, you will be able to access these documents in a fast and efficient manner. For Additional information about this process, please read the Important Considerations and Frequently Asked Questions (FAQ).

CONSENT

If your address has changed over the last year, please click on the button below to submit address change:

SUBMIT ADDRESS CHANGE

If you would like to vote another proxy card click on the button below.

SUBMIT ANOTHER PROXY

If you encounter difficulties in voting electronically, please complete the proxy card you received and mail it in the envelope provided to you.

WELLS FARGO & COMPANY VOTING BY INTERNET

INSTRUCTIONS: The following instruction and proxy card allows you electronically to authorize the voting of your shares using the Internet. To indicate your direction on each item to be acted on at the Wells Fargo & Company annual meeting, click on your choice next to each item. For Item 1, follow the instructions given in Item 1 to withhold authority to vote for any individual nominee for director.

Your vote will not be authorized until you have clicked the Submit Your Vote button. If you click on the Submit Your Vote button without direction on any matter, the proxy will be voted FOR Items 1, 2, 3, and 4, AGAINST Items 5 and 6, and in the manner set forth in Item 7 below. The items to be voted on at the annual meeting are described in the Proxy Statement sent by mail or electronic delivery.

Your Internet vote authorizes, as applicable, the 401(k) Plan Trustee, and/or Patricia R. Callahan, David J. Munio, and Stanley S. Stroup, and each of them, with full power of substitution, as proxies, to vote your shares in the same manner as if you had marked, signed and returned your instruction and proxy card.

[Wells Fargo Logo]

WELLS FARGO & COMPANY

420 MONTGOMERY STREET

SAN FRANCISCO, CALFORNIA 94104

2003 ANNUAL MEETING OF STOCKHOLDERS

TUESDAY, APRIL 22, 2003

1:00 p.m., Pacific daylight time

This instruction and proxy card is solicited by the Board of Directors of Wells Fargo & Company (the “Company”) for use at the Annual Meeting of Stockholders on Tuesday, April 22, 2003 at 1:00 p.m., Pacific daylight time, from persons who participate in either (1) the Wells Fargo & Company 401(k) Plan (the “401(k) Plan”), or (2) the Wells Fargo & Company Stock Purchase Plan (the “Stock Purchase Plan”), or (3) both the 401(k) Plan and the Stock Purchase Plan.

By completing and submitting this instruction and proxy card: (a) if the undersigned participates in the 401(k) Plan, the undersigned revokes any prior instructions, and hereby instructs Wells Fargo Bank Minnesota, N.A., as Trustee, to exercise the voting rights relating to any shares of the Company’s common stock allocable to his or her 401(k) Plan account as of March 4, 2003, at the Annual Meeting or any adjournments or postponements thereof, as specified on this instruction and proxy card, and (b) if the undersigned participates in the Stock Purchase Plan, the undersigned revokes any prior proxies and appoints Patricia R. Callahan, David J. Munio, and Stanley S. Stroup, and each of them, as proxies, with full power of substitution to vote all shares of the Company’s common stock held for his or her Stock Purchase Plan account as of March 4, 2003 at the Annual Meeting or any adjournments or postponements thereof, as specified on this instruction and proxy card.

This instruction and proxy card must be completed and received by Wells Fargo Bank Minnesota, N.A., by April 18, 2003. For the 401(k) Plan participants, the Trustee will tabulate the votes from all participants received by the deadline and will determine the ratio of votes for and against each item. The Trustee will then vote all shares held in the 401(k) Plan according to these ratios.

You may vote your shares in one or two ways:

•	You may submit your vote as the Board of Directors recommends by clicking this button.

SUBMIT YOUR VOTE

•	You may vote on each proposal separately by making your selection below.

The Board recommends a vote “FOR” Items 1, 2, 3, and 4.

	For All Nominees	Withhold
	Except As Noted	As To All
	Below	Nominees
1. Election of directors	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, click on the box next to the nominee’s name below.)

J.A. Blanchard III	Susan E. Engel	Enrique Hernandez, Jr.
Robert L. Joss	Reatha Clark King	Richard M. Kovacevich
Richard D. McCormick	Cynthia H. Milligan	Benjamin F. Montoya
Philip J. Quigley	Donald B. Rice	Judith M. Runstad
Susan G. Swenson	Michael W. Wright

	For	Against	Abstain
2. Proposal to approve the Performance-Based Compensation Policy.	☐	☐	☐

	For	Against	Abstain
3. Proposal to approve the Directors Stock Compensation and Deferral Plan.	☐	☐	☐

	For	Against	Abstain
4. Proposal to ratify appointment of KPMG LLP as independent auditors for the year 2003.	☐	☐	☐

The Board recommends a vote “AGAINST” Items 5 and 6.

	For	Against	Abstain
5. Stockholder proposal relating to stock option compensation for senior executives.	☐	☐	☐

	For	Against	Abstain
6. Stockholder proposal relating to expensing stock options.	☐	☐	☐

7.	In the proxies’ discretion, to vote on any other matter properly before the Annual Meeting, or any adjournment or postponement thereof.

IF SUBMITTED AS INSTRUCTED, THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 and 4, AGAINST ITEMS 5 AND 6, AND IN THE MANNER SET FORTH IN ITEM 7 ABOVE.

This proxy will be valid until the first of the following two dates to occur: the date that is one year from the date your vote is submitted and the date the Annual Meeting is completed.

To submit your vote, please click the button below. (Your vote will not be counted until the Submit Your Vote button is clicked).

SUBMIT YOUR VOTE

If you encounter difficulties in voting electronically, please complete the proxy card you received and mail it in the envelope provided to you.

2003 ANNUAL MEETING—WELLS FARGO & COMPANY

Telephone Voting Script

Proposal by Proposal

Speech 1	Welcome. Please enter the three digit company number located in the box on the upper right hand corner of the proxy card.

Speech 2

Thank you for voting your Wells Fargo & Company proxy. Your telephone vote authorizes the individuals named on the front of the proxy card to vote your shares at the annual meeting in the same manner as if you marked, signed and returned this card, including the grant of discretionary authority referenced on this card. Before voting, please read all the instructions and other information that appear on the back of your proxy card under “Vote by Telephone.”

Speech 3	Please enter your seven digit NUMERIC Control Number that is located in the box, directly under your company number.

Speech 4	Please enter the last four digits of the Social Security number for this account. If there is no Social Security number for this account, please enter four zeroes.

Speech 5	The Board of Directors recommends a vote FOR Items 1, 2, 3, and 4, and AGAINST Items 5 and 6. To vote as the Wells Fargo & Company Board recommends on ALL items, Press ”1” now.

System goes to Closing A

Speech 6	To vote on each item separately, Press “0” now.

Speech 6A	Item 1: To vote for ALL nominees, Press “1”; to withhold authority from ALL nominees, Press “9”; to withhold authority from an individual nominee, Press “0.”

Make your selection now.

If “0” is pressed, system goes to Speech 6B.

Speech 6B	Enter the two digit number that appears next to the nominee you DO NOT wish to vote for.

Press “1” to withhold authority from another nominee, or Press “0” if you have completed voting on Directors.

If “1” is pressed, repeat – “Enter the two digit number . . . .”

If “0” is pressed, go to Item 2, Speech 7.

Speech 7	Item 2: To vote FOR, Press “1”; AGAINST, Press “9”; ABSTAIN, Press “0”.

Speech 8	Item 3: To vote FOR, Press “1”; AGAINST, Press “9”; ABSTAIN, Press “0”.

Speech 9	Item 4: To vote FOR, Press “1”, AGAINST, Press “9”, ABSTAIN, Press “0”.

Speech 10	Item 5: To vote FOR, Press “1”, AGAINST, Press “9”, ABSTAIN, Press “0”.

Speech 11	Item 6: To vote FOR, Press “1”, AGAINST, Press “9”, ABSTAIN, Press “0”.

After completion – Go to Closing B

Closing A	You voted as the Board recommended. If this is correct, Press “1”; if incorrect, Press “0.”

If “1” is pressed, go to Speech 12. If “0” is pressed, go to Speech 13.

Closing B	Your votes have been cast as follows:

Item 1: FOR ALL; WITHHOLD AUTHORITY FOR ALL; WITHHOLD AUTHORITY FOR NOMINEE NUMBER(s) ____, ____. ____, (etc.) (for more than one)

Item 2: FOR, AGAINST, ABSTAIN

and so on, for each item.

If this is correct, Press “1” now; if incorrect, Press “0.”

If “1” is pressed, go to Speech 12. If “0” is pressed, go to Speech 13.

Speech 12	Thank you for voting.

Speech 13

Your authorization to vote your shares has been canceled. Please call back to try again, or if you have decided not to vote your shares by telephone, then sign, mark and return your proxy card in the envelope provided. Thank you.

Dear Wells Fargo & Company Stockholder:

Enclosed is a proxy card or voting instruction/proxy card for Wells Fargo’s 2003 annual meeting of stockholders. Your proxy card contains instructions on how to vote your shares by mail, by telephone or by internet. A copy of the Notice of Annual Meeting of Stockholders for the 2003 annual meeting also appears of the reverse of this letter.

If you are a registered stockholder who shares the same address and last name as another stockholder or who has consented to electronic delivery of the proxy materials, please see the information below under “Householding” or “Internet Access to Proxy Materials.” If you are an employee who participates in Wells Fargo’s 401(k) Plan (the “401(k) Plan”) and/or Stock Purchase Plan (the “Stock Purchase Plan”), please see the information below under “Employee Plan Participants.”

Registered Stockholders

Householding. Only one copy of Wells Fargo’s 2002 annual report and 2003 proxy statement (proxy materials) are being delivered to multiple stockholders of record who share the same address and last name unless Wells Fargo has received contrary instructions from an affected stockholder. This practice is known as “householding.” If you are a stockholder residing at the same address, you are being mailed a separate proxy card. Wells Fargo will promptly deliver a separate paper copy of the proxy materials to a stockholder at a shared address to which a single copy of these materials was delivered upon receipt of an oral or written request from the stockholder as described below under “Paper Copies of Proxy Materials.”

Internet Access to Proxy Materials. If you have consented to access via the internet the proxy materials for Wells Fargo’s 2003 annual meeting, please go to the following internet addresses: http://www.wellsfargo.com/annual2002.pdf and http://www.wellsfargo.com/proxy2003.pdf. If you are a registered stockholder and would like to consent to delivery of Wells Fargo’s proxy materials via the internet next year, please go to http://www.econsent.com/wfc/ and follow the instructions for consenting. You may also revoke your consent at any time by going to this internet address and following the instructions on how to revoke.

Employee Plan Participants

If you participate in the 401(k) Plan and/or the Stock Purchase Plan, and had shares of Wells Fargo common stock credited to your plan accounts on March 4, 2003, you are entitled to give confidential instructions to Wells Fargo Bank Minnesota, N.A., as 401(k) Plan trustee, for voting your 401(k) Plan shares, and to vote your Stock Purchase Plan shares directly on the proposals being submitted to stockholders at Wells Fargo’s 2003 annual meeting. As an employee participant in the 401(k) Plan and/or the Stock Purchase Plan who has access to Wells Fargo’s e-mail system, you will have received an e-mail the week of March 24, 2003 notifying you of the electronic delivery of the 2002 annual report and 2003 proxy statement for you to review before you provide your voting instructions to the trustee for the 401(k) Plan or vote your shares in the Stock Purchase Plan. Please follow the instructions in the e-mail you received to open and review the annual report and proxy statement.

Paper Copies of Proxy Materials.

If you are a registered stockholder who resides at a shared address who has received a single copy of Wells Fargo’s 2002 annual report and 2003 proxy statement as described above under “Householding”, or if you have consented to electronic delivery of Wells Fargo’s proxy materials as described under “Internet Access to Proxy Materials”, and wish to receive paper copies of these proxy materials for the 2003 annual meeting and, for householded stockholders, future meetings, please contact Wells Fargo Shareowner Services by telephone at 1-651-552-6974 or 1-800-689-8788, or Wells Fargo & Company by mail at: Wells Fargo Center, Sixth and Marquette, Minneapolis, MN 55479, Attention: Corporate Secretary-MAC# N9305-173. If you are an employee who participates in the 401(k) Plan or the Stock Purchase Plan, please follow the instructions in the e-mail you received to request paper copies of the proxy materials for the 2003 annual meeting.

YOUR VOTE IS IMPORTANT! PLEASE TAKE A MOMENT TO REVIEW THE PROXY MATERIALS

AND VOTE YOUR SHARES AS SOON AS POSSIBLE.

WELLS FARGO & COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

APRIL 22, 2003

To the Holders of

Common Stock of Wells Fargo & Company:

The annual meeting of stockholders of Wells Fargo & Company (the “Company”) will be held in the Penthouse Boardroom, 420 Montgomery Street, San Francisco, California, on Tuesday, April 22, 2003, at 1:00 p.m., Pacific daylight time. The purpose of the meeting is to:

1.	Elect directors.

2.	Vote on a proposal to approve the Performance-Based Compensation Policy.

3.	Vote on a proposal to approve the Directors Stock Compensation and Deferral Plan.

4.	Vote on a proposal to ratify the appointment by the Board of Directors of KPMG LLP to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 2003.

5.	Vote on a stockholder proposal relating to stock option compensation for senior executives.

6.	Vote on a stockholder proposal relating to expensing stock options.

7.	Act on any other matters that may properly come before the meeting.

The Board recommends that stockholders vote FOR the director nominees named in the accompanying proxy statement, FOR Items 2, 3, and 4, and AGAINST Items 5 and 6.

Only holders of common stock at the close of business on March 4, 2003 may vote at the annual meeting or at any adjournment thereof. A list of stockholders of record who may vote at the meeting will be available during business hours for any stockholder of the Company to examine for any purpose relevant to the meeting. The list will be available for at least ten days before the meeting at the office of the General Counsel of the Company, 633 Folsom Street, San Francisco, California.

By Order of the Board of Directors,

Laurel A. Holschuh

Secretary

March 18, 2003

Excerpt from Letter to Stockholders from Richard M. Kovacevich,

Chairman and CEO of Wells Fargo & Company, appearing on pages 21 and 22 of Wells Fargo & Company 2002 annual report accompanying the 2003 proxy statement and filed as other proxy soliciting material

The Real Value of Stock Options   Stock options continue to be a topic of debate. Some proponents of expensing options believe that valuing stock options and recording this value as an expense to the corporation will curb stock option abuses and support the concept of expensing stock options for this reason. Stock option abuses, however, are not an accounting issue but a corporate governance issue. Stock option accounting should fairly present the economic effect of stock options on the company and its stockholders. Stock option abuses should be addressed by holding directors accountable for executive compensation.

Stock options are non-cash compensation that align the interests of the company’s management and team members with its owners. They’ve been a very valuable tool to start-up companies, especially U.S. technology companies, allowing them to attract talent and create innovative products that are the envy of the world. They’ve helped entrepreneurs and product innovators thrive — while preserving valuable cash. They’ve helped create millions of jobs in the U.S., producing world class products and services, a primary source of exports.

At Wells Fargo, we believe options should be broad based. Essentially all 134,000 of our team members receive options, even part-timers. In the past eight years, we’ve made five company-wide stock option grants — a total of 1,350 option shares for virtually every full-time team member who was with us during those eight years.

We also believe stock options for management should not exceed an annual grant of 1.5 percent of shares outstanding. In fact, Wells Fargo’s annual grants to management over the past five years have averaged about one percent. Managers should share the risks of stock ownership with other stockholders. Our policy is that managers hold, until they leave the company, Wells Fargo stock equal to or exceeding 50 percent of all after-tax profit shares acquired through option exercises.

Accounting for Options   We believe the financial impact of options should be accounted for promptly and accurately. I realize some companies have decided to expense options through net “income” – even though options do not involve a cash payment from the company. Also, there’s no general agreement on how to value options. The most widely-used method of valuing them was designed for options that are of short duration, that are freely transferable and that are not subject to vesting periods. The design for models such as this do not apply to employee stock options and would, I believe, result in overstating the value of stock options.

Accounting entries should fairly present the economic reality of the transactions they record. A stock option is the obligation of a company to issue stock in the future at a specified price. In the case of Wells Fargo employee stock options, the specified price is always the market price of Wells Fargo stock on the date the option is granted. When the option is exercised, the team member pays the specified price to Wells Fargo and receives stock in return. If the exercise price is paid in cash, Wells Fargo receives the amount of the exercise price, a cash inflow, and its capital increases by the amount it receives. If the exercise price is paid in stock, capital is unchanged. A transaction that increases or does not change capital is not an expense. With an expense, a company generally pays for something, an outflow, and its capital decreases by the amount of the payment. To record a transaction that increases or does not change the capital of a company as an expense stands economic reality on its head.

This is not to say there is no economic effect from stock options. There is. Stock options give employees the value of potential future increases in stock price. For this reason, they are a valuable tool to compensate and retain team members. But the economic effect of option grants is not an expense, an outflow or other “using up” of the company’s assets. The economic effect of an option grant, instead, is a possible reduction of the company’s earnings allocated to stock owned by existing stockholders. For example, if a company has 1,000 shares of stock outstanding and earns $1,000, the company’s earnings per share are one dollar. If the company issues ten more shares upon the exercise of stock options and then earns the same $1,000, the company’s earnings per share would be ninety-nine cents. This is not an expense, an outflow, to the corporation. It’s simply allocating the company’s earnings over more shares.

The economic effect of issuing more stock is not to reduce the size of the company’s earnings pie. Rather, it increases the number of slices into which the pie is cut. I believe the net income of Wells Fargo should reflect the revenue less the company’s bona fide expenses, not the effect that issuing new shares may have on the earnings per share of stock owned by existing stockholders. Stockholders should, however, be informed of the possible economic effect that stock options may have on the portion of the company’s earnings attributable to the stock they own. The company informs stockholders of this effect by reporting basic earnings per share and diluted earnings per share in its quarterly and annual financial statements.

The quarterly diluted earnings per share number shows what earnings per share would have been if all vested and unvested “in the money” options had been exercised and shares had been issued. The difference between basic earnings per share and diluted earnings per share shows the potential dilutive effect of stock option grants on shares owned by existing stockholders. I believe that this diluted earnings per share information fairly states the possible economic effect of stock option grants. Also, Wells Fargo discloses the estimated value of vested stock option grants in a note to its annual financial statements.